UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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American Apparel, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 20, 2011

Dear Fellow Stockholder:

We are pleased to invite you to the 2011 Annual Meeting of Stockholders of American Apparel, Inc., to be held on June 21, 2011, at 2:00 p.m., Pacific Time, at the headquarters of American Apparel, Inc. at 747 Warehouse Street, Los Angeles, California 90021.

The matters to be considered and voted upon at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and the Proxy Statement that accompany this letter.

This year we are mailing full sets of proxy materials to our stockholders. In the future, we expect to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders via the Internet.

It is very important that your shares be represented and voted at the Annual Meeting. Please read the attached Proxy Statement and vote your shares as soon as possible by using the telephone or Internet voting systems, or by completing, signing and dating the proxy card and returning it promptly.

Thank you for your continued support of American Apparel.

Sincerely,

/s/ Dov Charney

Dov Charney
Chairman of the Board

AMERICAN APPAREL, INC.

747 Warehouse Street

Los Angeles, California 90021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 21, 2011

Time and Date:	2:00 p.m., Pacific Time, on Tuesday, June 21, 2011

Place:	American Apparel, Inc. headquarters located at 747 Warehouse Street, Los Angeles, California 90021

Items of Business:

1.      To elect Robert Greene and Allan Mayer to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal.

2.      To ratify the appointment of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2011.

3.      To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock that we may issue.

4.      To conduct an advisory vote on executive compensation.

5.      To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation.

6.      To approve (i) the reduction of the exercise price of the existing warrants issued to an affiliate of Lion Capital LLP, (ii) the issuance of one or more additional warrants to an affiliate of Lion Capital LLP and (iii) the reduction of the exercise price of any such additional warrants, in each case as contemplated by our credit agreement with Lion Capital LLP and as such exercise price may be further adjusted pursuant to the warrants and such credit agreement, and the issuance of shares of our common stock upon exercise of the warrants.

7.      To approve the American Apparel, Inc. 2011 Omnibus Stock Incentive Plan.

8.      To approve the potential issuance to certain investors of up to 27,443,173 shares of our common stock upon the exercise of purchase rights under that certain Purchase and Investment Agreement, dated as of April 21, 2011, by and among American Apparel, Inc. and the investors signatory thereto, and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under that agreement.

9.      To approve the potential issuance to Dov Charney of up to 40,313,316 shares of our common stock pursuant to that certain Purchase Agreement, dated as of April 27, 2011, by and between American Apparel, Inc. and Dov Charney, and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under that agreement.

10.    To consider and transact such other business as may properly come before the Annual Meeting.

Board of Directors Recommendation: A majority of the Board of Directors recommends that you vote “FOR” the election of each nominee for the Board of Directors, “FOR” Items 2, 3, 4, 6, 7, 8 and 9 and, with respect to Item 5, for the option of once every three years as the preferred frequency for advisory votes on executive compensation.

Adjournments and Postponements: Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date: You are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof only if you were a holder of record of shares of American Apparel, Inc. common stock as of the close of business on the Record Date. If your shares are held in an account at a brokerage firm, bank or similar organization, that organization is considered the record holder for purposes of voting at the Annual Meeting and will provide you with instructions on how you can direct that organization to vote your shares.

Voting: Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and our 2010 Annual Report on Form 10-K, as amended, and vote as soon as possible. You may submit your proxy for the Annual Meeting by using the telephone or Internet voting system or by completing, signing, dating and returning your proxy card. You also may vote by attending the Annual Meeting in person. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Proxy Materials and Annual Meeting” beginning on page 1 of the accompanying Proxy Statement.

Admission: Space limitations make it necessary to limit attendance at the Annual Meeting to stockholders and one guest. If your shares are held in an account at a brokerage firm, bank or similar organization and you wish to attend the Annual Meeting, you must obtain a letter from that brokerage firm, bank or similar organization confirming your beneficial ownership of the shares as of the record date and bring it to the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. Cameras and recording devices will not be permitted at the Annual Meeting.

The Annual Meeting will begin promptly at 2:00 p.m., Pacific Time.

Registration will begin at 1:30 p.m., Pacific Time.

Sincerely,

/s/ Glenn A. Weinman
Glenn A. Weinman
Senior Vice President, General Counsel and Secretary

Los Angeles, California

May 20, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 21, 2011: The Proxy Statement and Annual Report to stockholders will be available at http:/www.cstproxy.com/americanapparel/2011.

AMERICAN APPAREL, INC.

747 Warehouse Street

Los Angeles, California 90021

PROXY STATEMENT

FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 21, 2011

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	This proxy statement (this “Proxy Statement”), together with our Annual Report on Form 10-K for the year ended December 31, 2010, as amended (our “Annual Report”), is being mailed to stockholders commencing on or about May 20, 2011 in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of American Apparel, Inc. (the “Company” or “American Apparel”) of proxies for use at the 2011 Annual Meeting of Stockholders and any adjournments or postponements thereof (the “Annual Meeting”) to be held at the Company’s headquarters located at 747 Warehouse Street, Los Angeles, California 90021, on Tuesday, June 21, 2011, at 2:00 p.m., Pacific Time, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

Q:	I share an address with another stockholder, and we received only one copy of the Proxy Statement. How may I obtain a separate copy of the Proxy Statement?

A:	The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, the Company may deliver a single copy of the Proxy Statement and our Annual Report to stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company’s printing costs, mailing costs and fees. If you would like to receive a separate copy of the Proxy Statement and our Annual Report, please submit your request to:

American Apparel, Inc.

Attn: Investor Relations

747 Warehouse Street

Los Angeles, California 90021

(213) 488-0226

Similarly, if you share an address with another stockholder and received multiple copies of the Proxy Statement and our Annual Report, you may write or call us at the above address and phone number to make arrangements to receive a single copy of the Proxy Statement and our Annual Report at the shared address in the future.

In addition, if you share the same address with another stockholder and request a printed copy of the Proxy Statement and our Annual Report, you may write or call us at the above address to request that a separate copy of the Proxy Statement and our Annual Report be delivered to each stockholder at the shared address.

Stockholders who hold shares in an account at a brokerage firm, bank or similar organization may contact their brokerage firm, bank or other similar organization to request information about householding.

Q:	What does it mean if I get more than one proxy card?

A:

If your shares are registered differently and are in more than one account, you may receive more than one proxy card. Please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms you receive, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. You can accomplish this by contacting our transfer agent at:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

(212) 509-4000, extension 241

continentalstock.com

proxy@continentalstock.com

Q:	How can I get electronic access to the 2011 Annual Meeting materials?

A:	This Proxy Statement and our Annual Report are also available without charge on the Company’s website at investors.americanapparel.net and the SEC’s website at sec.gov. By referring to our website, we do not incorporate the website or any portion of the website by reference into this Proxy Statement.

Q:	How can I receive my proxy materials electronically in the future?

A:	The proxy card or voting instruction form contains instructions on how you can elect to receive future proxy materials electronically by e-mail. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:	What items will be voted on at the Annual Meeting?

A:	(1) The election of each of Messrs. Robert Greene and Allan Mayer to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal. This proposal is referred to as “Proposal 1.”

(2) The ratification of the appointment of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2011. This proposal is referred to as “Proposal 2.”

(3) The approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock (“Common Stock”) that we may issue. This proposal is referred to as “Proposal 3.”

(4) An advisory vote on executive compensation. This proposal is referred to as “Proposal 4.”

(5) An advisory vote on the frequency of holding future advisory votes on executive compensation. This proposal is referred to as “Proposal 5.”

(6) The approval of (i) the reduction of the exercise price of the existing warrants issued to an affiliate of Lion Capital LLP, (ii) the issuance of one or more additional warrants to an affiliate of Lion Capital LLP and (iii) reduction of the exercise price of any such additional warrants, in each case as contemplated by our credit agreement with Lion Capital LLP and as such exercise price may be further adjusted pursuant to the warrants and such credit agreement, and the issuance of shares of Common Stock upon exercise of the warrants. This proposal is referred to as “Proposal 6.”

(7) The approval of the American Apparel, Inc. 2011 Omnibus Stock Incentive Plan. This proposal is referred to as “Proposal 7.”

(8) The approval of the potential issuance to certain investors of up to 27,443,173 shares of Common Stock upon the exercise of purchase rights under that certain Purchase and Investment Agreement, dated as of

April 21, 2011, by and among the Company and the investors signatory thereto (the “Investor Purchase Agreement”), and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Investor Purchase Agreement. This proposal is referred to as “Proposal 8.”

(9) The approval of the potential issuance to Dov Charney of up to 40,313,316 shares of Common Stock pursuant to that certain Purchase Agreement, dated as of April 27, 2011, by and between the Company and Dov Charney (the “Charney Purchase Agreement”), and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Charney Purchase Agreement. This proposal is referred to as “Proposal 9.”

(10) Such other business as may properly come before the Annual Meeting.

The stockholders of the Company have no dissenters’ or appraisal rights in connection with any of the proposals to be voted on at the Annual Meeting.

Q:	How does the Board recommend I vote on the proposals?

A:	A majority of the Board recommends a vote FOR the election of each of Messrs. Robert Greene and Allan Mayer to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal.

A majority of the Board recommends a vote FOR the ratification of Marcum LLP as our independent auditors for the year ending December 31, 2011.

A majority of the Board recommends a vote FOR the amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that we may issue.

A majority of the Board recommends a vote FOR the approval, on an advisory basis, of executive compensation.

A majority of the Board recommends a vote for the frequency of holding future advisory votes or executive compensation once every three years.

A majority of the Board recommends a vote FOR the approval of the reduction of the exercise price of the existing warrant issued to an affiliate of Lion Capital LLP and the issuance of one or more additional warrants to an affiliate of Lion Capital LLP and the reduction of the exercise price of any such additional warrants, in each case as contemplated by our credit agreement with Lion Capital LLP and as such exercise price may be further adjusted pursuant to the warrants, and the issuance of shares of Common Stock upon exercise of the warrants.

A majority of the Board recommends a vote FOR the approval of the American Apparel, Inc. 2011 Omnibus Stock Incentive Plan.

A majority of the Board recommends a vote FOR the approval of the potential issuance to certain investors of up to 27,443,173 shares of Common Stock upon the exercise of purchase rights under the Investor Purchase Agreement, and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Investor Purchase Agreement.

A majority of the Board recommends a vote FOR the approval of the potential issuance to Dov Charney of up to 40,313,316 shares of Common Stock pursuant to the Charney Purchase Agreement, and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Charney Purchase Agreement.

Q:	If the Company’s stockholders approve Proposals 8 and 9, what is the potential dilution to the Company’s public stockholders?

A:

Assuming (i) issuance in full of the approximately 27.4 million shares of Common Stock certain investors have a right to purchase under the Investor Purchase Agreement (as described in Proposal 8), (ii) issuance in full of the approximately 42.4 million shares of Common Stock issuable to Mr. Charney or that Mr. Charney has a right to purchase or receive under the Charney Purchase Agreement (as described in Proposal 9) and the March Purchase Agreement (as defined below), (iii) exercise in full of new warrants issued to Lion/Hollywood L.L.C. as a result of such issuances to the investors and Mr. Charney described above, (iv) exercise in full of Lion/Hollywood L.L.C.’s and SOF Investments, L.P.—Private IV’s existing warrants to purchase a total of 20.9 million shares of Common Stock, (v) exercise in full by management of currently outstanding options to purchase, and full vesting of restricted stock awards with respect to, a total of 2,550,000 shares of Common Stock and (vi) no other issuances of Common Stock or securities convertible, exercisable or exchangeable for Common Stock, the percentage ownership of stockholders (other than Mr. Charney, the investors and holders of outstanding warrants described in Proposals 8 and 9 and not including management options in such percentage) would be reduced from 38.4% as of the closing of the issuance of shares to such investors on April 26, 2011 (or 45.7% as of the Record Date prior to giving effect to such closing) to 18.4%. See the table in Proposal 9 for more information regarding potential dilution to the Company’s public stockholders. To the extent that additional shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock are issued (including pursuant to a New Issuance (as defined in Proposal 8) and related topping-up and anti-dilution adjustments under the Investor Purchase Agreement, the Charney Purchase Agreement, Lion/Hollywood L.L.C.’s warrants and the credit agreement with Lion Capital LLP), the Company’s public stockholders would experience further dilution. The Company is not currently contemplating any New Issuances, however, as previously disclosed, the Company is in the process of seeking additional financing, to the extent available, and may enter into new financings as opportunities arise and as the Company deems advisable, and any such financing may include such a New Issuance.

Q:	What is the difference between the closing price of the Common Stock as of the trading day immediately preceding the respective dates of the Investor Purchase Agreement and the Charney Purchase Agreement described in Proposals 8 and 9 and the sales price of the Common Stock under such agreements?

A:	The sales prices under both the Investor Purchase Agreement and the Charney Purchase Agreement were $0.90 per share. As of the trading day immediately preceding the respective dates of the Investor Purchase Agreement and the Charney Purchase Agreement, the closing price of the Common Stock was $1.21 per share and $1.58 per share, respectively, and, as a result, the respective sales prices under the Investor Purchase Agreement and the Charney Purchase Agreement were at a discount to the then current market price of approximately 25.6% and 43.0%, respectively.

Q:	Who is entitled to vote?

A:	Only holders of record of Common Stock as of the close of business on April 25, 2011 (the “Record Date”) are entitled to vote at the Annual Meeting.

If your shares are held in an account at a brokerage firm, bank or similar organization, that organization is considered the record holder for purposes of voting at the Annual Meeting and will provide you with instructions on how to direct that organization to vote your shares. See “What if my shares are held in an account at a brokerage firm, bank or similar organization?” below.

Q:	How many shares can vote?

A:	As of the Record Date, 82,771,426 shares of Common Stock, the only outstanding voting securities of the Company, were issued and outstanding. Each record holder of Common Stock is entitled to one vote for each share held.

Q:	How do I vote?

A:	There are four ways to vote:

•

Voting in Person. To vote in person, you must attend the Annual Meeting and follow the procedures for voting announced at the Annual Meeting. If your shares are held in an account at a brokerage firm, bank or similar organization, you must present a signed proxy from that organization in order to be able to vote at the Annual Meeting.

•	Voting by Internet. You may vote by proxy over the Internet by following the instructions provided in the proxy card or voting instruction form, as applicable.

•	Voting by Telephone. You may vote by proxy by calling the toll free number found on the proxy card or voting instruction form, as applicable.

•	Voting by Mail. You may vote by proxy by mail by following the instructions on the proxy card or voting instruction form, as applicable.

Q:	Can I change my vote after I have voted?

A:	You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again by proxy as described above (only your latest, properly completed proxy submitted, whether by mail, telephone or the Internet, prior to the Annual Meeting will be counted) or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked by delivering to the Company’s Secretary at 747 Warehouse Street, Los Angeles, California 90021 a written notice of revocation prior to the Annual Meeting.

Q:	What if my shares are held in an account at a brokerage firm, bank or similar organization?

A:	If your shares are held in an account at a brokerage firm, bank or similar organization, then you are the beneficial owner of shares held in “street name.”

The organization holding your account is considered the record holder for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account, and that organization will provide you with instructions on how to do so. You will receive a voting instruction form from your brokerage firm, bank or similar organization instead of a proxy card, and you should follow the instructions on the voting instruction form.

If you do not provide the organization that holds your shares with specific voting instructions, under the rules of the NYSE Amex LLC (the “NYSE Amex”) in effect as of the date of this Proxy Statement, that organization generally may vote on routine matters but cannot vote on non-routine matters. Non-routine matters include Proposals 1, 3, 4, 5, 6, 7, 8 and 9. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of elections that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote will have the effects described under “What is a quorum?” and “What is required to approve each proposal?” below.

Q:	What is a quorum?

A:	A “quorum” is a majority of the outstanding shares entitled to vote, present in person or represented by proxy. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Q:	What is required to approve each proposal?

A:	A quorum must have been established in order to consider any matter.

For Proposal 1, directors are elected by a plurality of votes cast. Therefore, the two candidates for director receiving the most votes will become directors of the Company. Stockholders may not cumulate their votes. Any broker non-votes and any proxies marked “Withhold” with respect to the election of one or more directors will not count as “votes cast” with respect to the director or directors indicated and therefore will be disregarded for purposes of determining the outcome of this proposal.

Proposal 2, the ratification of our independent auditors, requires the affirmative “for” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the Annual

Meeting. Any abstentions with respect to this proposal will count as votes against this proposal. Any broker non-votes with respect to this proposal will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal.

Proposal 3, the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares the Company may issue, requires the affirmative “for” vote of a majority of outstanding shares entitled to vote on this proposal at the Annual Meeting. Any abstentions and broker non-votes with respect to this proposal will count as votes against this proposal.

Proposal 4, the approval, on an advisory basis, of the Company’s executive compensation, requires the affirmative “for” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Any abstentions with respect to this proposal will count as votes against this proposal. Any broker non-votes with respect to this proposal will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal.

Proposal 5, an advisory vote on whether an advisory vote on the frequency of holding future advisory votes on executive compensation should be held annually, every two years, or every three years, will be voted upon by a plurality of the votes cast. Therefore, the time frame receiving the most votes will be considered the frequency advised by the Stockholders. Any abstentions and broker non-votes with respect to this proposal will not count as “votes cast” and therefore will be disregarded for the purposes of determining the outcome of this proposal.

Proposal 6, the approval of the reduction of the exercise price of the existing warrant issued to an affiliate of Lion Capital LLP and the issuance of one or more additional warrants to an affiliate of Lion Capital LLP and the reduction of the exercise price of any such additional warrants, in each case as contemplated by our credit agreement with Lion Capital LLP and as such exercise price may be further adjusted pursuant to the warrants and such credit agreement, and the issuance of shares of Common Stock upon exercise of the warrants, requires the affirmative “for” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Any abstentions with respect to this proposal will count as votes against this proposal. Any broker non-votes with respect to this proposal will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal.

Proposal 7, the approval of the 2011 Omnibus Stock Incentive Plan, requires the affirmative “for” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Any abstentions with respect to this proposal will count as votes against this proposal. Any broker non-votes with respect to this proposal will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal.

Proposal 8, the approval of the potential issuance to certain investors of up to 27,443,173 shares of Common Stock upon the exercise of purchase rights under the Investor Purchase Agreement, requires the affirmative “for” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Any abstentions with respect to this proposal will count as votes against this proposal. Any broker non-votes with respect to this proposal will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal.

Proposal 9, the approval of the potential issuance to Dov Charney of up to 40,313,316 shares of Common Stock pursuant to the Charney Purchase Agreement, requires the affirmative “for” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Any abstentions with respect to this proposal will count as votes against this proposal. Any broker non-votes with respect to this proposal will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal.

Dov Charney, the beneficial owner of approximately 54.3% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date, has informed the Company that he intends to vote in favor of the election of Messrs. Greene and Mayer to the Board of Directors. Mr. Charney’s vote is sufficient to elect Messrs. Greene and Mayer without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

In addition, Mr. Charney has informed the Company that he intends to vote in favor of Proposals 1, 2, 3, 4, 6, 7, 8 and 9 and, for the frequency of holding on advisory vote on executive compensation once every three years for Proposal 5, and his vote is sufficient to approve such proposals without further affirmative votes from the other stockholders.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy or your authenticated Internet or telephone proxy, will give authority to each of Dov Charney, our Chairman and Chief Executive Officer, Thomas M. Casey, our Acting President, John J. Luttrell, our Executive Vice President and Chief Financial Officer, and Glenn A. Weinman, our Senior Vice President, General Counsel and Secretary, to vote on such matters at his discretion.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings as follows:

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders, the written proposal must be delivered to or mailed and received by the Secretary of the Company at our principal executive offices no later than January 21, 2012. If the date of the 2012 Annual Meeting of Stockholders is moved more than 30 days before or after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in our proxy statement instead will be a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

American Apparel, Inc.

Attn: Glenn A. Weinman, Secretary

747 Warehouse Street

Los Angeles, California 90021

(213) 488-0226

For a stockholder proposal that is not intended to be included in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders under Rule 14a-8 under the Exchange Act, written notice of the proposal, which notice must include the information required by the Company’s bylaws (the “Bylaws”), must be received by the Company’s Secretary:

•	Not earlier than the close of business on the 90th day prior to the 2012 Annual Meeting of Stockholders; and

•	Not later than the close of business on the 60th day prior to the 2012 Annual Meeting of Stockholders.

If less than 70 days notice or prior public disclosure of the date of the 2012 Annual Meeting of Stockholders is given or made to stockholders, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 under the Exchange Act must be received no later than the close of business on the tenth day following the date on which notice of the date of the 2012 Annual

Meeting of Stockholders is mailed to the stockholders or the date on which public disclosure of the date of the 2012 Annual Meeting of Stockholders is made, whichever is first.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee or you may nominate director candidates directly at an annual meeting in accordance with the procedures set forth in the Bylaws, as summarized under the caption “Corporate Governance and Board Matters—Consideration of Director Nominees—Stockholder Nominees” herein.

Copy of Bylaw Provisions: You may contact the Company’s Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:	How is the Company soliciting proxies for the Annual Meeting?

A:	This solicitation is made by mail on behalf of the Board of Directors. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, facsimile or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to stockholders.

Q:	How can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in our Current Report on Form 8-K within four business days after the Annual Meeting.

Q:	How may I communicate with the Company’s Board or the non-management directors on the Company’s Board?

A:	You may communicate with the Board by submitting an e-mail to the Company’s Board at bod@americanapparel.net. All directors have access to this e-mail address.

PROPOSAL 1: ELECTION OF CLASS A DIRECTORS

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes of directors serving staggered terms (Classes A, B and C). One class of directors is elected at each annual meeting of stockholders for a three-year term, and those directors will hold office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Bylaws authorize a Board of Directors consisting of not less than one or more than nine directors. The Board of Directors currently consists of six members: Messrs. Dov Charney, Robert Greene, Adrian Kowalewski, Allan Mayer, Mark Samson and Mark A. Thornton. We currently have three vacancies on the Board of Directors. See “Directors and Executive Officers” herein.

The terms of Messrs. Greene and Mayer will expire at the Annual Meeting. After careful consideration of the specific experience, qualifications, attributes and skills of each director and director nominee, the Board has nominated Robert Greene and Allan Mayer (the “Class A Nominees”) for reelection at the Annual Meeting. Messrs. Greene and Mayer currently meet the criteria to qualify as independent directors according to SEC regulations and NYSE Amex listing standards. As previously announced, Keith Miller resigned from the Board of Directors on May 2, 2011 and the Company has decided not to appoint an additional Class A director at this time.

If elected, each of the Class A Nominees will serve for a term of three years and until his successor is duly elected and qualified at the 2014 Annual Meeting of Stockholders, or such director’s earlier death, resignation or removal.

Each of the Class A Nominees has consented to being named in this Proxy Statement and has agreed to serve as a member of the Board of Directors if elected. If any of the Class A Nominees is unable to serve, which is not anticipated, the persons named as proxies intend to vote for such other person or persons as the Board of Directors may designate in accordance with the Investment Agreement and the 2009 Investment Voting Agreement (as defined below). In no event will the shares represented by the proxies be voted for more than two nominees for Class A directors at the Annual Meeting.

The names and certain information concerning each of the Class A Nominee’s experience, qualifications, attributes and skills are set forth below, and the names and certain information regarding the continuing directors whose terms expire in 2012 and 2013 are set forth under the heading “Directors and Executive Officers” herein.

Robert Greene became a director of American Apparel upon consummation of the Acquisition (as defined under “Corporate Governance and Board Matters” below) on December 12, 2007. Mr. Greene is a bestselling author known for his books on business strategy. Since 2003, Mr. Greene has worked as a private consultant to several executives in businesses ranging from financial management to artists’ agencies and film producers. He has written four books: The 48 Laws of Power (1998, over 900,000 copies sold in the U.S., and translated into 21 languages); The Art of Seduction (2001); The 33 Strategies of War (2006); and The 50th Law (2009). He has worked in New York City as an editor and writer for several magazines, including Esquire, and in Hollywood as a story developer and writer. He has previously resided in London, England; Paris, France; and Barcelona, Spain; he speaks several languages and has worked as a translator. Mr. Greene attended the University of California, Berkeley and the University of Wisconsin-Madison, where he received a B.A. in classical studies. The Nominating and Corporate Governance Committee and the Board of Directors believes that Mr. Greene’s experience as a consultant and his research on business strategy, combined with the leadership skills and experiences of the Company’s other Board members, provides the Company with the perspectives and judgment necessary to guide the Company’s strategy and monitor execution.

Allan Mayer became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Since October 2006, he has been a principal partner, member of the management committee, and head of the Strategic Communications Division of 42 West LLC, a leading public relations firm. Previously, from 1997 until October 2006, Mr. Mayer was managing director and head of the entertainment practice at the nationally-known crisis communications firm Sitrick and Company. Mr. Mayer began his professional life as a journalist, working as a staff reporter for The Wall Street Journal; a writer, foreign correspondent and senior editor for Newsweek; and the founding editor (and later publisher) of Buzz magazine. He also served as editorial director of Arbor House Publishing Co. and senior editor of Simon & Schuster. Mr. Mayer has authored two books—Madam Prime Minister: Margaret Thatcher and Her Rise to Power (Newsweek Books, 1980) and Gaston’s War (Presidio Press, 1987)—and is co-author, with Michael S. Sitrick, of Spin: How To Turn The Power of the Press to Your Advantage (Regnery, 1998). In addition, he has written for a wide variety of national publications, ranging from The New York Times Magazine to Vogue. Mr. Mayer is a recipient of numerous professional honors, including the National Magazine Award, the Overseas Press Club Citation of Excellence, and six William Allen White Awards. Mr. Mayer serves on the board of directors of Film Independent and lectures regularly on crisis management and communications at UCLA’s Anderson School of Business and USC’s Annenberg School of Communication. Mr. Mayer received his B.A. from Cornell University. The Nominating and Corporate Governance Committee and the Board of Directors believes that Mr. Mayer’s experience as member of management of a leading public relations firm and in a leadership position as managing director of a nationally known crisis communications firm, combined with the leadership skills and experiences of the Company’s other Board members, provides the Company with the perspectives and judgment necessary to guide the Company’s strategy and monitor execution.

Vote Required

The Class A Nominees will be elected by a plurality of the votes cast as the Annual Meeting.

Dov Charney, the beneficial owner of approximately 54.3% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date, has informed the Company that he intends to vote in favor of the election of Messrs. Greene and Mayer. Mr. Charney’s vote is sufficient to elect Messrs. Greene and Mayer without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any broker non-votes and any proxies marked “Withhold” with respect to the election of one or more directors will not count as “votes cast” with respect to the director or directors indicated and therefore will be disregarded for purposes of determining the outcome of the election of the Class A Nominees.

A majority of the Board of Directors recommends a vote FOR each of the Class A Nominees.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Marcum LLP (formerly Marcum & Kleigman LLP, “Marcum”) to act as the Company’s independent auditors for the fiscal year ending December 31, 2011, and recommends that the stockholders vote in favor of such appointment.

Change in Accountants in 2009

Effective April 3, 2009, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company appointed Deloitte and Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2009, and dismissed Marcum as the Company’s independent registered public accounting firm. On April 6, 2009, Deloitte accepted the engagement as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Except as described below, Marcum did not perform any audit or review services for the Company subsequent to the issuance of its audit report dated March 16, 2009 (which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (“2008 Annual Report”)), with respect to the Company’s financial statements for the year ended December 31, 2008. As described below, the change in independent registered public accounting firms was not the result of any disagreement with Marcum. During the years ended December 31, 2008 and December 31, 2007, and during the subsequent interim period from January 1, 2009 through April 3, 2009, the Company had no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter thereof in connection with its report on the Company’s consolidated financial statements for either of such years. Marcum’s audit report dated March 16, 2009 (which was included in the 2008 Annual Report) on the Company’s consolidated financial statements as of, and for the years ended, December 31, 2008 and December 31, 2007, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2008 and December 31, 2007, and during the subsequent interim period from January 1, 2009 through April 3, 2009, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that (i) in Marcum’s report dated March 16, 2009 (which was included in the 2008 Annual Report) on the Company’s internal control over financial reporting as of December 31, 2008, Marcum expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to the existence of the material weaknesses identified and described in “Management’s Report on Internal Control Over Financial Reporting” under Item 9A in the Annual Report on Form 10-K for the year ended December 31, 2008; and (ii) Marcum discussed with the Audit Committee the existence of the material weaknesses in the Company’s internal control over financial reporting identified and described in “Internal Control Over Financial Reporting” under Item 9A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 17, 2008. In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Marcum with a copy of the disclosures it made in the Company’s Amendment No. 1 to Current Report on Form 8-K filed on April 10, 2009 (the “April 2009 Current Report”) prior to the time the April 2009 Current Report was filed with the SEC. The Company requested that Marcum furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Marcum’s letter dated April 10, 2009 was filed as Exhibit 16.1 to the April 2009 Current Report.

During the years ended December 31, 2008 and December 31, 2007, and during the subsequent interim period from January 1, 2009 through April 3, 2009, respectively, neither the Company nor anyone acting on its behalf has consulted with Deloitte on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Change in Accountants in 2010

Effective July 22, 2010, Deloitte resigned as the Company’s independent registered public accounting firm. During the period from April 3, 2009 through July 22, 2010, the Company had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter thereof in connection with its report on the Company’s consolidated financial statements for the year ended December 31, 2009.

Deloitte’s audit report dated March 31, 2010 (which was included in the Annual Report) on the Company’s consolidated financial statements as of, and for the year ended, December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from April 3, 2009 through July 22, 2010, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that (i) in Deloitte’s report dated March 31, 2010 (which was included in the Annual Report) on the Company’s internal control over financial reporting as of December 31, 2009, Deloitte identified material weaknesses in internal control over financial reporting related to the control environment and to the financial closing and reporting process, which are further described under Item 9A in the Annual Report, and advised that the Company had not maintained effective internal control over financial reporting as of December 31, 2009; and (ii) Deloitte advised the Company that certain information had come to Deloitte’s attention, that if further investigated may materially impact the reliability of either its previously issued audit report or the underlying consolidated financial statements for the year ended December 31, 2009 included in the Annual Report. Deloitte requested that the Company provide Deloitte with the additional information Deloitte believed was necessary to review before the Company and Deloitte could reach any conclusions as to the reliability of the previously issued consolidated financial statements for the year ended December 31, 2009 and auditors’ report thereon. On December 15, 2010, the Audit Committee of the Company received notice from Deloitte stating that Deloitte had concluded that Deloitte’s report on the Company’s previously issued consolidated financial statements as of and for the year ended December 31, 2009, including Deloitte’s report on internal control over financial reporting at December 31, 2009, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, should not be relied on or associated with the Company’s consolidated financial statements as of and for the year ended December 31, 2009. The Audit Committee of the Board of Directors of the Company discussed each of these matters with Deloitte. The Company authorized Deloitte to respond fully to the inquiries of the Company’s successor accountants concerning each of these matters.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Deloitte with a copy of the disclosures it made in the Company’s Current Report on Form 8-K filed on July 28, 2010 (the “July 2010 Current Report”) prior to the time the July 2010 Current Report was filed with the SEC. The Company requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Deloitte’s letter dated July 28, 2010 was filed as Exhibit 16.1 to the July 2010 Current Report.

On July 26, 2010, the Audit Committee engaged Marcum as the Company’s independent auditors to audit the Company’s financial statements. During the fiscal years ended December 31, 2008 and 2009, and the subsequent interim period from January 1, 2010 through July 26, 2010, the Company has not, and no one on the Company’s behalf had, consulted with Marcum on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K, except that (i) Marcum audited the Company’s consolidated financial statements as of, and for the year ended, December 31, 2008, (ii) Marcum expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as described in the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on April 10, 2009, (iii) the Company discussed certain matters with Marcum as described in the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2009, (iv) Marcum reissued its auditors’ report, dated August 12, 2009, in conjunction with the Company’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on August 13, 2009, and the 2009 Form 10-K, (v) Marcum issued a consent for the incorporation by reference of its auditors’ report in the Company’s Form S-8, filed with the SEC on November 24, 2009, (vi) Marcum issued a consent for the incorporation by reference of its auditors’ report in the Company’s Form S-8, filed with the SEC on April 17, 2008 and (vii) Marcum performed related auditing, review and updating procedures during the time period that Marcum was terminated as the Company’s independent registered public accounting firm, effective April 3, 2009, and the date that Marcum was reappointed on July 26, 2010.

In accordance with Item 304(a)(2)(ii)(D) of Regulation S-K, the Company requested that Marcum review the disclosure required by Item 304(a) of Regulation S-K before the July 2010 Current Report was filed with the SEC and provided Marcum the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respect in which it does not agree with the statements made by the Company. No such letter was provided by Marcum.

Although stockholder ratification of the selection of Marcum as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise, the Board of Directors believes it appropriate as a matter of policy to request that stockholders ratify the selection of the Company’s independent registered public accounting firm. In the event the stockholders do not ratify the appointment of Marcum, the Audit Committee will reconsider its appointment. In addition, even if the stockholders ratify the appointment of Marcum, the Audit Committee may in its discretion appoint a different independent public accounting firm at any time if the Audit Committee determines that a change is in the best interests of the Company and its stockholders. Representatives of Marcum are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2 is required to ratify the selection of Marcum as the Company’s independent auditors for the fiscal year ending December 31, 2011. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR this Proposal 2.

Dov Charney, the beneficial owner of approximately 54.3% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date, has informed the Company that he intends to vote in favor of this Proposal 2, and his vote is sufficient to approve this Proposal 2 without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any abstentions with respect to this Proposal 2 will count as votes AGAINST this Proposal 2. Any broker non-votes with respect to this Proposal 2 will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this Proposal 2.

A majority of the Board of Directors recommends a vote FOR this Proposal 2.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Principal Accounting Firm Fees

As described in Proposal 2 of this Proxy Statement, effective July 22, 2010, Deloitte resigned as the independent registered public accounting firm for the Company. Deloitte served as the Company’s independent registered public accounting firm since April 3, 2009. On July 26, 2010, the Audit Committee engaged Marcum as the Company’s independent auditors to audit the Company’s financial statements for the fiscal year ending December 31, 2010. Marcum had previously served as the Company’s independent registered public accounting firm through April 3, 2009.

In connection with the Company’s Annual Meeting of Stockholders held on December 10, 2010, the Audit Committee and management formally engaged Marcum to reaudit the Company’s financial statements for the fiscal year ending December 31, 2009.

Aggregate fees billed to us for the fiscal years ended December 31, 2010 and 2009 by the Company’s current and former independent auditors are as follows.

	2010	2009
	(in thousands)
Deloitte & Touche LLP(1)
Audit fees(3)	$203	$3,033
Audit-related fees(4)	—	—
Tax fees(5)	—	35
All other fees(6)	—	5

	$203	$3,073

Marcum LLP (formerly known as Marcum & Kleigman LLP)(2)
Audit fees(3)	$4,240	$152
Audit-related fees(4)	291	—
Tax fees(5)	—	—
All other fees(6)	—	—

	$4,531	$152

(1)	Deloitte served as the Company’s independent auditors from April 3, 2009 to July 22, 2010.
(2)	Marcum, the Company’s current independent auditors since July 26, 2010, also served as the Company’s independent auditors through April 3, 2009. The audit fees for 2010 consist of fees for the reaudit of the 2009 consolidated financial statements.
(3)	“Audit fees” consist of fees for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements included in Form 10-Ks, the review of financial statements included in Form 10-Qs and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements for those fiscal years.
(4)	“Audit-related fees” consist of fees for assurance and related activities by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as audit fees.
(5)	“Tax fees” consist of fees for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning. Deloitte reviewed the Company’s tax provision work papers, and all documentation supporting each uncertain tax position that we recognized in 2009.
(6)	“All other fees” consist of fees for any products and services provided by the principal accountant not included in the first three categories.

In accordance with Section 10A(i) of the Exchange Act, before the Company engages its independent accountant to render audit or non-audit services, the engagement is approved by the Company’s Audit Committee. All of the Company’s independent auditor’s fees were pre-approved by the Audit Committee in 2010. The Audit Committee utilizes a policy pursuant to which the audit, audit-related, and permissible non-audit services to be performed by the independent auditor are pre-approved prior to the engagement to perform such services. Pre-approval is generally provided annually, and any pre-approval is detailed as to the particular service or category of services and is generally limited by a maximum fee amount. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee considered whether the provision of non-audit services provided by Deloitte and Marcum as described above was compatible with maintaining such accountant’s independence, and believes that the provision of these services is consistent with maintaining such accountant’s independence.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of the Company’s internal audit function and independent auditor. Management is responsible for the financial reporting process, including the Company’s system of internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the Company’s audited financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2010. In addition, the Audit Committee discussed with Marcum the matters with respect to the audit of such financial statements required to be discussed by Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T, pertaining to communications with audit committees. The Audit Committee also received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Audit Committee concerning independence and discussed with Marcum its independence.

The Audit Committee met with Marcum, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations, if any, of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting, in each case for fiscal year 2010.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

By the Audit Committee,

Mark Samson, Chairman
Mark A. Thornton

PROPOSAL 3: AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

As of the Record Date, 82,771,426 shares of Common Stock were issued and outstanding. In addition, 15,776,506 shares of Common Stock were issued on April 26, 2011 pursuant to the Investor Purchase Agreement and an aggregate of 20,309,859 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants and upon exercise of options outstanding under the Company’s stock option plans. In addition, there are 1,000,000 authorized shares of preferred stock. As of the Record Date, no shares of preferred stock were outstanding.

The Company is seeking stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of the Common Stock from 120,000,000 to 230,000,000. If the amendment is approved by the Company’s stockholders, Article Fourth of the Company’s Amended and Restated Certificate of Incorporation will read as set forth in Annex A hereto.

The Company’s Board of Directors approved this amendment to the Company’s Charter on April 20, 2011. In connection with the transactions contemplated by the Investor Purchase Agreement and the Charney Purchase Agreement (together, the “Purchase Agreements”), the Company agreed to include this proposal in this Proxy Statement in order to have sufficient authorized shares to issue the Contingent Shares issuable under the March Purchase Agreement (as such terms are defined below), the shares of Common Stock issuable pursuant to the Purchase Agreements and under the warrants issued or issuable to Lion as a result of the issuance of such Contingent Shares and such shares under the Purchase Agreements. In addition, the Board of Directors believes it is advisable to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning future business needs. The purposes for which additional authorized stock could be issued include, but are not limited to, funding of the Company’s capital needs, issuances upon exercise of warrants, conversion of debt to equity, corporate growth and grants under employee stock plans.

Moreover, at the Annual Meeting, we are asking for stockholder approval of, among other things, (i) a proposal to approve the Warrant Exercise Price Reset Proposal; (ii) a proposal to adopt the American Apparel, Inc. 2011 Omnibus Stock Incentive Plan, under which 10,000,000 shares of Common Stock would be available for issuance upon the exercise of stock options, as restricted stock or as other stock awards; (iii) a proposal to approve the potential issuance of up to 27,443,173 shares of Common Stock to certain investors upon the exercise of purchase rights under the Investor Purchase Agreement; and (iv) a proposal to approve the potential issuance to Dov Charney of up to 40,313,316 shares of Common Stock pursuant to the Charney Purchase Agreement (See Proposals 6, 7, 8 and 9, respectively). Approval of this Proposal 3 will provide us with more flexibility to issue options and stock awards under the American Apparel, Inc. 2011 Omnibus Stock Incentive Plan and with the ability to issue shares under the transactions contemplated by the Purchase Agreements and the related Lion Warrants.

Without the approval of this proposal, the Company would not have any additional authorized shares available to issue, whether pursuant to the 2011 Omnibus Incentive Plan, the transactions contemplated by the Purchase Agreements, upon exercise of the warrants issued or issuable to Lion as a result of the transactions under the Purchase Agreements, or otherwise. In addition, failure to receive stockholder approval of this proposal would constitute an event of default under the Company’s credit agreement with Lion Capital.

The additional authorized Common Stock would be part of the Company’s current class of Common Stock and, if and when issued, would have the same rights and privileges as the Company’s presently issued and outstanding Common Stock. However, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing stockholders and may adversely affect the market price for the Common Stock.

If this proposal is approved, we will file an amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State as soon as practicable after the Annual Meeting to effect the increase in the authorized shares of the Company’s Common Stock.

Vote Required

The affirmative vote of a majority of outstanding shares entitled to vote at the Annual Meeting is required for the adoption of this proposal.

Dov Charney, the beneficial owner of approximately 54.3% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date, has informed the Company that he intends to vote in favor of this Proposal 3, and his vote is sufficient to approve this Proposal 3 without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any abstentions and broker non-votes with respect to this Proposal 3 will count as votes AGAINST this Proposal 3.

A majority of the Board of Directors recommends a vote FOR this Proposal 3.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide the Company’s stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the Company’s named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Company’s Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask the Company’s stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 4 is required to approve this Proposal 4.

Dov Charney, the beneficial owner of approximately 54.3% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date, has informed the Company that he intends to vote in favor of this Proposal 4, and his vote is sufficient to approve this Proposal 4 without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any abstentions with respect to this Proposal 4 will count as votes AGAINST this Proposal 4. Any broker non-votes with respect to this Proposal 4 will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this Proposal 4.

A majority of the Board of Directors recommends a vote FOR this Proposal 4.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF AN

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide the Company’s stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of the Company’s named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC. Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may abstain from casting a vote on this proposal.

The Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore the Board of Directors recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that stockholders vote for a frequency of once every three years, the Board of Directors considered how an advisory vote at this frequency will provide the Company’s stockholders with sufficient time to evaluate the effectiveness of the Company’s overall compensation philosophy, policies and practices in the context of the Company’s long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years will also permit the Company’s stockholders to observe and evaluate the impact of any changes to the Company’s executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Vote Required

The advisory preference of stockholders with respect to how frequently to hold future advisory votes on executive compensation will be determined by a plurality of the votes cast as the Annual Meeting.

Dov Charney, the beneficial owner of approximately 54.3% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date, has informed the Company that he intends to vote for the option of “once every three years” as the advised frequency for advisory votes on executive compensation. Mr. Charney’s vote is sufficient to determine the advised frequency for advisory votes on executive compensation without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any abstentions and broker non-votes with respect to this Proposal 5 will not count as “votes cast” with respect to the advised frequency for advisory votes on executive compensation and therefore will be disregarded for purposes of determining the outcome of this Proposal 5.

A majority of the Board of Directors recommends that you vote for the option of ONCE EVERY THREE YEARS as the preferred frequency for advisory votes on executive compensation.

PROPOSAL 6: APPROVAL OF WARRANT EXERCISE PRICE RESET PROPOSAL

Description of the Warrant Exercise Price Reset Proposal and Certain Transactions with Lion

The Company is party to a Credit Agreement, dated as of March 13, 2009 (as amended, modified or waived, the “Lion Credit Agreement”), among the Company, certain subsidiaries of the Company as facility guarantors, Wilmington Trust FSB, in its capacity as administrative agent and in its capacity as collateral agent thereunder, Lion Capital (Americas) Inc., as a lender, and Lion/Hollywood L.L.C. (“Lion”), as a lender, and the other lenders from time to time party thereto. In connection with such transaction, on March 13, 2009, the Company issued to Lion a seven-year warrant (the “2009 Lion Warrant”), which is exercisable at any time during its term, to purchase an aggregate of 16,000,000 shares of Common Stock at an initial exercise price of $2.00 per share, which exercise price was subsequently reduced to $1.00 per share as more fully described herein, subject to further adjustment under certain circumstances.

On February 18, 2011, the Company entered into a Fifth Amendment (the “Fifth Amendment”) to the Lion Credit Agreement, and on April 26, 2011, the Company entered into a Waiver and Sixth Amendment to the Lion Credit Agreement (the “Sixth Amendment” and, together with the Fifth Amendment, the “Lion Credit Agreement Amendments”). Pursuant to the Lion Credit Agreement, as amended by the Lion Credit Agreement Amendments, the Company agreed, among other things:

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to enter into (i) an amendment to the 2009 Lion Warrant to, among other things, reduce the exercise price of the 2009 Lion Warrant to $1.11, as such adjusted exercise price may be further adjusted pursuant to the following bullet point, and as such adjusted exercise price would have been further adjusted pursuant to the 2009 Lion Warrant if such adjusted exercise price had been in effect as of the date of the Fifth Amendment, and (ii) a further amendment in connection with the transactions under the Purchase Agreements to further reduce such adjusted exercise price to $1.00, and as further adjusted thereafter from time to time in accordance with the 2009 Lion Warrant and the Lion Credit Agreement (the “2009 Lion Warrant Amendments”); and

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simultaneously with any issuance and sale of Common Stock or preferred stock of the Company or any security convertible, exercisable or exchangeable for Common Stock or preferred stock of the Company (in each case, subject to some exceptions) and/or any debt-for-equity exchange or conversion completed by the Company in respect of the Company’s existing indebtedness, in each case, either definitively agreed or consummated (provided that solely in the case of an issuance or sale of any security convertible, exercisable or exchangeable for Common Stock or preferred stock of the Company, New Lion Warrants (as defined below) will be issued only at the time and to the extent that such security is in fact converted, exercised or exchanged rather than upon definitive agreement or consummation of such issuance or sale),

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after the date of the Fifth Amendment and prior to the earlier of 365 days after the date of the Sixth Amendment and the repayment of all obligations under the Lion Credit Agreement, (1) to issue and grant to Lion a warrant (including the March 2011 Lion Warrant, the April 2011 Lion Warrant (each as defined below) and any additional warrants required to be issued to Lion pursuant to the Lion Credit Agreement, the “New Lion Warrants” and, together with the 2009 Lion Warrant, the “Lion Warrants”) to purchase at an initial exercise price of $0.90 (or such lower price to which the exercise price for the existing Lion Warrants shall have been or are entitled to be adjusted) that number of shares of Common Stock as are sufficient such that Lion’s percentage beneficial ownership of the Common Stock as represented by the Lion Warrants immediately after such equity sale or debt exchange, calculated on a fully-diluted basis assuming the exercise, exchange and conversion of all securities exercisable, exchangeable or convertible for Common Stock, is at least equal to such percentage as calculated immediately prior to such equity sale or debt exchange, and (2) subject to receiving the stockholder approval in respect to the 2009 Lion Warrant contemplated in this Proposal 6, to reduce the exercise price of the Lion Warrants to the lowest issued price (as defined below) for such equity sale or debt exchange; and

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on or after the 365th day after the date of the Sixth Amendment and prior to the repayment of all obligations under the Lion Credit Agreement, for an issued price lower than the then exercise price of the Lion Warrants, (1) to issue and grant to Lion a New Lion Warrant to purchase at such lowest issued price that number of shares of Common Stock as are sufficient such that Lion’s percentage beneficial ownership of the Common Stock as represented by the Lion Warrants immediately after such equity sale or debt exchange, calculated on a fully-diluted basis assuming the exercise, exchange and conversion of all securities exercisable, exchangeable or convertible for Common Stock, is at least equal to such percentage as calculated immediately prior to such equity sale or debt exchange, and (2) if the net cash proceeds of such equity sale or debt exchange (and any other equity sale or debt exchange within a three month period thereof) are at least $5.0 million, subject to receiving the stockholder approval for the 2009 Lion Warrant contemplated in this Proposal 6, to reduce the exercise price of the existing Lion Warrants to the lowest issued price for such equity sale or debt exchange.

Notwithstanding the foregoing, with respect to transactions contemplated by the Purchase Agreements, the Company agreed in the Sixth Amendment (i) to issue and grant to Lion a New Lion Warrant to purchase at an initial exercise price of $1.00 that number of shares of Common Stock as are sufficient such that Lion’s percentage beneficial ownership of the Common Stock as represented by the Lion Warrants immediately after such equity sale or debt exchange, calculated on a fully-diluted basis assuming the exercise, exchange and conversion of all securities exercisable, exchangeable or convertible for Common Stock, is at least equal to such percentage as calculated immediately prior to such equity sale or debt exchange, and (ii) subject to receiving the stockholder approval for the 2009 Lion Warrant contemplated in this Proposal 6, to reduce the exercise price of the existing Lion Warrants to $1.00.

On March 24, 2011, in connection with (i) the issuance of an aggregate of 1,801,802 shares of Common Stock to Mr. Charney in exchange for aggregate cash consideration of approximately $2.0 million and (ii) the cancellation for and conversion into 4,223,194 shares of Common Stock of the promissory notes owed by certain subsidiaries of the Company to Mr. Charney (2,111,597 of which shares were issued to Mr. Charney at the closing of such conversion and 2,111,597 of which shares are issuable to Mr. Charney only if certain conditions are met (the “Contingent Shares”)), the Company, in accordance with the Fifth Amendment, issued to Lion a warrant (the “March 2011 Lion Warrant”), which expires in 2018 and is exercisable at any time during its term, to purchase an aggregate of 759,809 shares of Common Stock at an exercise price of $1.11 per share, which exercise price was subsequently reduced to $1.00 per share pursuant to an amendment thereto, dated April 26, 2011 (the “March 2011 Lion Warrant Amendment”), and in accordance with the Sixth Amendment, in connection with the issuance of shares under the Investor Purchase Agreement, subject to adjustment under certain circumstances.

On April 26, 2011, in connection with the issuance of an aggregate of 15,776,506 shares of Common Stock to the several investors pursuant to the Investor Purchase Agreement, the Company, in accordance with the Sixth Amendment, issued to Lion a warrant (the “April 2011 Lion Warrant”), which expires in 2018 and is exercisable at any time during its term (subject to cash settlement in certain circumstances in the event that the Company does not have sufficient authorized shares to permit issuance of shares upon such exercise), to purchase an aggregate of 3,063,101 shares of Common Stock at an exercise price of $1.00 per share, subject to adjustment under certain circumstances.

On March 24, 2011 and April 26, 2011, the Company and Lion also entered into the 2009 Lion Warrant Amendments.

In addition, if and to the extent that any Contingent Shares are issued to Mr. Charney as described above, any shares are issued to Mr. Charney pursuant to the Charney Purchase Agreement as described in Proposal 9 below or any additional shares are issued pursuant to the Investor Purchase Agreement as described in Proposal 8 below, the Lion Credit Agreement will require the Company to issue to Lion additional New Warrants to purchase shares of Common Stock as described above and in the Lion Credit Agreement.

The issuance or potential issuance of the New Lion Warrants, the adjustments to the exercise prices of the Lion Warrants described above (including pursuant to the Fifth Amendment, the Sixth Amendment, the 2009 Lion Warrant Amendments and the March 2011 Lion Warrant Amendment), as such exercise prices may be further adjusted pursuant to the Lion Warrants as described below and the Lion Credit Agreement, and the issuance of shares of Common Stock upon exercise of the Lion Warrants at such adjusted exercise prices collectively are referred to as the “Warrant Exercise Price Reset Proposal.”

The foregoing descriptions of the Lion Credit Agreement, the Fifth Amendment, the Sixth Amendment, the Lion Warrants, the 2009 Lion Warrant Amendments and the March 2011 Lion Warrant Amendment do not purport to be complete and are qualified in their entirety by reference to the Current Reports on Form 8-K filed by the Company with the SEC on March 13, 2009, February 22, 2011, March 28, 2011, and April 28, 2011 and the documents filed as exhibits to such Current Reports.

Description of the Lion Warrants’ Anti-Dilution Adjustments

The Existing Lion Warrant contains, and any New Lion Warrant would contain, certain anti-dilution provisions which adjust the exercise price of such Lion Warrant and the number of shares of Common Stock for which such Lion Warrant is exercisable upon the occurrence of certain events. These events include if the Company takes the following actions (the “Adjustment Events”):

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sells or issues additional shares of Common Stock without consideration or at a price per share that is lower than the closing price per share of the Common Stock on the last trading day immediately preceding the earlier of the date of announcement of such sale or issuance and the date on which the price for such sale or issuance is agreed or fixed; or

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takes a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issues or sells any evidences of indebtedness, shares of capital stock or other securities which are or may be at any time convertible into or exchangeable for additional shares of Common Stock, or any warrant, option or other right to subscribe for or purchase any additional shares of Common Stock or any such convertible security (collectively, “Common Stock Equivalents”), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which the Common Stock is issuable upon such conversion or exchange (including such price as it may thereafter be amended or adjusted) is less than the closing price per share of the Common Stock on the last trading day immediately preceding the earliest of such record date, the date of the announcement of such sale or issuance and the date on which the price of such sale or issuance (or amendment or adjustment, as applicable) is agreed or fixed, or if, after any such issuance of Common Stock Equivalents, the price per share for which additional shares of Common Stock may be issuable will be amended and adjusted, and the price so amended or adjusted will be less than the closing price per share of the Common Stock on the last trading day immediately preceding the date of such amendment or adjustment.

The Adjustment Events are subject to some exceptions in which an adjustment is not required, such as (i) for securities issued upon the exercise or conversion of exercisable or convertible securities outstanding as of the date of issuance of the Existing Lion Warrant, including the warrant held by SOF Investments, L.P.—Private IV to purchase 1,000,000 shares of Common Stock issued in December 2008, (ii) for issuances or grants pursuant to the Company’s stock option plans, employee stock purchase plans or employment agreements if the price or exercise price per share is equal to or greater than the closing price of the Common Stock on the date of such issuance or grant, and (iii) for issuances of securities pursuant to other Lion Warrants.

Upon the occurrence of an Adjustment Event, both the number of shares of Common Stock for which each Lion Warrant is exercisable and the exercise price of each Lion Warrant will be adjusted as follows (the “Adjustments”):

Adjustment of Number of Shares of Common Stock

Number of shares of Common Stock for which such Lion Warrant is exercisable immediately after such sale or issuance		Number of shares of Common Stock for which such Lion Warrant is exercisable immediately prior to such sale or issuance		Number of shares of Common Stock outstanding immediately after such sale or issuance
	=		x	Number of shares of Common Stock which the aggregate consideration received for such sale or issuance would purchase at such per share market value plus number of shares of Common Stock outstanding immediately prior to such sale or issuance

Adjustment of Exercise Price

Exercise price of such Lion Warrant immediately after such sale or issuance		Exercise price of such Lion Warrant immediately prior to such sale or issuance		Number of shares of Common Stock issuable upon exercise of such Lion Warrant immediately before the preceding adjustment to the number of shares
	=		x	New number of shares of Common Stock issuable upon exercise of such Lion Warrant determined in accordance with the preceding adjustment to the number of shares

Stockholder Approval

The NYSE Amex Company Guide requires stockholder approval for the sale, issuance, or potential issuance by an issuer, other than in a public offering, of common stock (or securities convertible into common stock) equal to 20% or more of the presently outstanding stock for a price that is less than the greater of book or market value of the stock, as well as for any such issuance to a company’s officers, directors, employees, or consultants, or an affiliated entity of such a person, in a private placement at a price less than the market value of the stock. The Company is subject to NYSE Amex rules because its Common Stock is listed on NYSE Amex.

The issuance of the Existing Lion Warrant did not require stockholder approval because the exercise price was in excess of the greater of book or market value of the Common Stock at the time of the closing of the Lion transaction. Stockholder approval of the Warrant Exercise Price Reset Proposal is necessary because, as described in more detail above, the price at which such Common Stock would be issued upon the exercise of the Lion Warrants, after giving effect to the adjustments contemplated by the Warrant Exercise Price Reset Proposal and any further Adjustments as described above, could be below the greater of book or market value of the Common Stock as of the closing of the respective Lion transactions described above, and the number of shares of Common Stock issued upon the exercise of the Lion Warrants could be in excess of 20% of the outstanding shares (not taking into account the shares issuable upon exercise of the Lion Warrants) as of the closing of the Lion transactions described above, which could cause the adjustments contemplated by the Warrant Exercise Price Reset Proposal and any further adjustments and the issuance of shares upon the exercise of the Lion Warrants to require stockholder approval under the rules of the NYSE Amex as described above.

In the Lion Credit Agreement, the Company agreed that if it determined, in consultation with the required lenders under the Lion Credit Agreement, that stockholder approval of the Warrant Exercise Price Reset Proposal was required, it would seek approval of the Warrant Exercise Price Reset Proposal at the Annual Meeting and use reasonable best efforts to solicit from the Company’s stockholders proxies in favor of such approval. Accordingly, the Company is seeking stockholder approval of the Warrant Exercise Price Reset Proposal to permit it to comply with its obligations under the Lion Credit Agreement. Approval of this Proposal 6 would give the Company greater flexibility to obtain future financing and permit the Company to issue additional securities that would constitute an Adjustment Event if such issuance were to cause the exercise price to be adjusted pursuant to the Adjustments to a price that is less than the greater of book or market value, as applicable, of the Common Stock.

Effect of Approval of this Proposal on Current Stockholders

The total number of shares of Common Stock currently issuable upon exercise of the Lion Warrants is 19,822,910, representing approximately 16.8% of the outstanding shares of Common Stock (after giving effect to the issuance of such shares) as of April 26, 2011. As of April 26, 2011, the Lion Warrants had not been exercised and, accordingly, no shares of Common Stock have been issued under the Lion Warrants.

The exercise price of the 2009 Lion Warrant, before giving effect to any adjustments contemplated by the Warrant Exercise Price Reset Proposal, is $2.00. If the exercise price of the 2009 Lion Warrant is reduced to $1.00, then the Company would receive $16,000,000 less in proceeds from the exercise of the 2009 Lion Warrant, even though the same number of shares (16,000,000) would be issued to Lion upon exercise of the 2009 Lion Warrant.

For more information regarding the possible effects of exercise of the Lion Warrants on the Company’s stockholders, see the table set forth in Proposal 9 herein.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 6 is required to approve the Warrant Exercise Price Reset Proposal.

Dov Charney, the beneficial owner of approximately 54.3% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date, has informed the Company that he intends to vote in favor of this Proposal 6, and his vote is sufficient to approve this Proposal 6 without further affirmative votes from the other stockholders. Pursuant to the 2011 Warrant Voting Agreement (defined below), Mr. Charney has agreed to vote, with respect to all of the shares of Common Stock that he at such time owns or controls the voting of, in favor of the Warrant Exercise Price Reset Proposal (see “Certain Relationships and Related Transactions” herein). For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any abstentions with respect to this Proposal 6 will count as votes AGAINST this Proposal 6. Any broker non-votes with respect to this Proposal 6 will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this Proposal 6.

A majority of the Board of Directors recommends a vote FOR this Proposal 6.

PROPOSAL 7: APPROVAL OF THE AMERICAN APPAREL, INC.

2011 OMNIBUS STOCK INCENTIVE PLAN

Background

On March 30, 2011 the Board of Directors adopted the American Apparel, Inc. 2011 Omnibus Stock Incentive Plan (the “2011 Plan”), as set forth herein, subject to the approval of the stockholders of the Company, and in connection with such adoption provided that from and after the Effective Date of the Plan, any and all shares that would otherwise become available for issuance under the terms of the Company’s 2007 Performance Equity Plan (the “2007 Plan”) by reason of the expiration, cancellation, forfeiture or termination of an outstanding award under such plan shall again be available for grant under the 2011 Plan as of the date of such expiration, cancellation, forfeiture or termination.

The purposes of the 2011 Plan are to provide an incentive to selected employees, directors, independent contractors, and consultants of the Company or its affiliates, in order to motivate such persons to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company.

The Company may grant incentive and non-qualified stock options, stock appreciation rights, restricted stock, deferred stock, performance stock, other stock-based awards and other cash-based awards, or collectively, awards, to its employees, directors, independent contractors, and consultants, and those of its affiliates. No awards under the 2011 Plan have been made or committed to be made as of the date of this proxy statement.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally provides that publicly held companies may not deduct compensation paid to certain top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Options granted under the 2011 Plan are intended to constitute qualified performance-based compensation eligible for such exceptions.

The following is a summary of the material provisions of the 2011 Plan and is qualified in its entirety by reference to the complete text of the 2011 Plan, a copy of which is attached to this proxy statement as Annex B.

Stock Subject to the 2011 Plan

The Company has reserved a maximum of 10,000,000 shares for the 2011 Plan. To the extent that (x) a stock option or stock appreciation right expires or is otherwise terminated without being exercised, (y) any shares subject to any award of restricted stock, deferred stock, performance stock or other stock based award are forfeited, or (z) an award issued under the 2007 Plan, expires, or is cancelled, forfeited or terminated, such shares will again be available for issuance in connection with future awards granted under the 2011 Plan.

To the extent required to comply with the requirements of Section 162(m) of the Code, the aggregate number of shares subject to awards (other than cash-based awards) awarded to any one participant during any calendar year may not exceed 1,500,000 shares. All shares reserved for issuance under the 2011 Plan may be made subject to awards of incentive stock options.

In the event of any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) declaration of a special dividend (including a cash dividend) or other distribution, an equitable substitution or proportionate adjustment will be made in the aggregate number of shares reserved for issuance under the 2011 Plan and the maximum number of shares that may be subject to awards; the kind, number and exercise price subject to outstanding options and stock appreciation rights; and the kind, number and purchase price of shares subject to outstanding restricted stock, deferred stock, performance stock or other stock-based awards granted, in each case as may be determined by the administrator of the 2011 Plan, in its sole discretion.

Administration

The 2011 Plan will be administered by the Board of Directors of the Company or by a compensation committee (“Committee”) composed of two or more members of the Board of Directors, all of whom will be “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Code (the “administrator”). In connection with the administration of the 2011 Plan, the administrator will have full and final authority and discretion as follows:

•	to select the employees and other persons who will be granted awards;

•	to determine the type of award to be granted;

•	to determine the number of shares covered by each award;

•	to determine the terms and conditions of each award and award agreement;

•	subject to section 409A of the Code, to permit a participant to defer receipt of all of part of the cash or shares payable under an award;

•	to determine fair market value;

•	to reduce the exercise price of options or stock appreciation rights by amending such award or canceling such award and granting a new award; and

•	to interpret the 2011 Plan and make all determinations necessary or advisable for the administration of the 2011 Plan.

Eligibility

All of the Company’s employees, officers, directors and consultants are eligible to receive incentive awards under the 2011 Plan if selected by the Board of Directors or the Committee.

Types of Awards

The 2011 Plan permits the administrator to grant the following types of awards.

Stock Options. Stock options granted under the 2011 Plan may be incentive stock options intended to qualify under the provisions of Code Section 422 (“ISOs”) or nonqualified stock options (“NSOs”) which do not so qualify. Subject to the 2011 Plan, the administrator determines the number of shares to be covered by each stock option and the conditions and limitations applicable to the exercise of the stock option. The administrator determines the exercise price of Common Stock that is subject to a stock option on the date the stock option is granted. The exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of stock options will determined by the administrator, but may not exceed ten years from the date of grant, provided that the term of an ISO granted to a ten percent holder may not exceed five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) granted under the 2011 Plan may either be alone or in conjunction with all or part of any option under the 2011 Plan. An SAR granted under the 2011 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over per share grant price. Subject to the 2011 Plan, the administrator determines the number of shares to be covered by each SAR, the grant price thereof and the conditions and limitations applicable to the exercise thereof. The grant price may not be less than the fair market value of the Common Stock on the date of grant.

Restricted Stock. Restricted shares of Common Stock may be granted under the 2011 Plan, subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition, as the administrator may determine to be appropriate at the time of making the award. In addition, the administrator may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the recipient, be delivered to and held by us until such restrictions lapse. The recipient will generally have the rights of a stockholder of Company with respect to the grant of restricted stock

Deferred Stock. The right to receive shares of Common Stock upon expiration of the restricted period may be granted under the 2011 Plan, subject to such terms and conditions as the administrator may determine to be appropriate at the time of making the award. A recipient of deferred stock generally will not have the rights of a stockholder; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the restricted period may be paid to the recipient at the same time as dividends are paid to Company stockholders generally.

Performance Stock. Shares of Common Stock that are subject to restrictions that lapse upon the attainment of specified performance objectives may be granted under the 2011 Plan, subject to such terms and conditions as the administrator may determine to be appropriate at the time of making the award. The performance goal(s) to which performance stock relates may be based on one or more of the following business criteria: earnings (including, without limitation, gross margin, earnings before taxes (EBT), earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), net earnings, earnings per share, net sales or return on sales, total stockholder return, net revenue per employee, revenue growth, net income (before or after taxes), operating income, return on operating revenue, operating profit, return on capital, return on equity, return on assets or net assets, return on investment, cash flow, working capital, number of stores, comparable-store sales growth, earnings growth, gross revenue or revenue by pre-defined business segment, stock price (absolute or peer-group comparative), ratio of operating expenses to operating revenues, market share, overhead or other expense reduction, inventory targets, growth in stockholder value relative to various indices, including, without limitation, the S&P 500 Index or the Russell 2000 Index, implementation of Company policy, development of long-term business goals or strategic plans for the Company, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures, affiliates or joint ventures or the exercise of specific areas of management responsibility. Such performance goals may relate to the performance of the Company, a business unit, product line, or any combination thereof. Performance goals may also include such objective or subjective personal performance goals as the Committee may, from time to time, establish. The Committee (or its designee, as applicable) shall have the sole discretion to determine whether, or to what extent, performance goals are achieved. Each of the performance goals will be determined in accordance with generally accepted accounting principles, as applicable; provided that the Committee will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, or to take into account other extraordinary items and events, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) of the Code to fail to be exempt.

Other Stock or Cash-Based Awards. The administrator is authorized to grant other stock-based awards or other cash-based awards, as deemed by the administrator to be consistent with the purposes of the 2011 Plan. With respect to other cash-based awards intended to qualify as performance based compensation under Section 162(m) of the Code, the maximum value of the aggregate payment that any participant may receive with respect to any such other cash-based award that is an annual incentive award is $4,000,000.

Transferability

Awards are not transferable other than by will or by the laws of descent and distribution. Restricted stock awards are not transferable during the restriction period.

Termination of Employment/Relationship

Awards granted under the 2011 Plan that have not vested will generally terminate immediately upon the participant’s termination of employment or service with the Company or any of its subsidiaries for any reason.

Change of Control

In the event of a change in control of the Company, each outstanding award will be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock, deferred stock, performance stock, other cash-based awards and other stock-based awards will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

Amendment of the 2011 Plan

The Board of Directors may amend alter or terminate the 2011 Plan, but no amendment, alteration, or termination may be made that would impair the rights of a participant under any award without such participant’s consent. Additionally no such amendment may be made without the approval of Company stockholders that would, (i) increase the total number of shares, (ii) materially increase benefits provided under the 2011 Plan, (iii) materially alter the eligibility provisions of the 2011 Plan, or (iv) extend the maximum option term. Unless the Board of Directors determines otherwise, stockholder approval will be obtained for any amendment that would require such approval in order to satisfy the requirements of Sections 162(m) or 422 of the Code or Rule 16b-3, any rules of the stock exchange on which the Common Stock is traded or other applicable law.

On the Record Date, the closing price of the Common Stock on the NYSE Amex was $1.58 per share.

Non-Competition

If a participant’s employment with the Company or a subsidiary is terminated for any reason whatsoever, and within 12 months after the date of such termination, the participant either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its subsidiaries, (ii) solicits any customers or employees of the Company or any subsidiary to do business with or render services to the participant or any business with which the participant becomes affiliated or to which the participant renders services or (iii) discloses to anyone outside the Company or uses any confidential information or material of the Company or any subsidiary in violation of the Company’s policies or any agreement between the participant and the Company or any Subsidiary, the Committee may require such participant to return to the Company the economic value of any shares of Common Stock that was realized or obtained by such participant at any time during the period beginning on the date that is six months prior to the date such participant’s employment with the Company is terminated.

The Committee may, if a participant’s employment with the Company or any subsidiary is terminated for cause, annul any award granted to such participant and may require such participant to return to the Company the economic value of any shares of Common Stock that was realized or obtained by such participant at any time during the period beginning on that date that is six months prior to the date such participant’s employment with the Company is terminated.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under the 2011 Plan.

Incentive Stock Options. An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the Company’s shares acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option and within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the shares, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. Company generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

If any shares of Common Stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income, instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, we would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Non-Qualified Options. An optionee will not realize any taxable income upon the grant of a Non-Qualified Option. At the time the optionee exercises the Non-Qualified Option, the amount by which the fair market value at the time of exercise of the shares covered by the Non-Qualified Option exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. Company will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as capital gain or loss, short-or long-term depending on the length of time the stock was held by the optionee before sale.

Stock Appreciation Rights. A participant realizes no taxable income and Company is not entitled to a deduction when a stock appreciation right is granted. Upon exercising a stock appreciation right, a participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares received upon exercise of a stock appreciation right will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares received upon exercise of a stock appreciation right, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Restricted Stock. A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. Company will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Other Types of Awards. With respect to other awards under the 2011 Plan, generally when the participant receives payment with respect to an award, the amount of cash and fair market value of any other property received will be ordinary income to the participant, and Company generally will be entitled to a tax deduction in the same amount.

Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1.0 million paid to its chief executive officer or any of its four other highest-paid officers (other than the chief financial officer). However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, the Company’s ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the 2011 Plan should not be limited by Section 162(m) of the Code. Further, the Company believes that compensation income generated in connection with performance stock granted under the 2011 Plan should not be limited by Section 162(m) of the Code. The 2011 Plan has been designed to provide flexibility with respect to whether restricted stock awards or other awards will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. If the vesting restrictions relating to any such award are based solely upon the satisfaction of one of the performance goals set forth in the 2011 Plan, then Company believes that the compensation expense relating to such an award will be deductible by us if the awards become vested. However, compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation if such awards become vested based upon any other criteria set forth in such award.

Certain Awards Deferring or Accelerating the Receipt of Compensation. Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Deferred stock awards and certain other awards which may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is Company’s intention that any award agreement governing awards subject to Section 409A will comply with these new rules.

New Plan Benefits

It is not possible to determine at this time the future awards that will be granted under the 2011 Plan if it is approved by stockholders, and no awards have been granted thereunder.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 7 is required to approve the 2011 Plan.

Dov Charney, the beneficial owner of approximately 54.3% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date, has informed the Company that he intends to vote in favor of this Proposal 7, and his vote is sufficient to approve this Proposal 7 without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any abstentions with respect to this Proposal 7 will count as votes AGAINST this Proposal 7. Any broker non-votes with respect to this Proposal 7 will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this Proposal 7.

A majority of the Board of Directors recommends a vote FOR this Proposal 7.

PROPOSAL 8: APPROVAL OF THE POTENTIAL ISSUANCE TO CERTAIN INVESTORS OF UP TO

27,443,173 SHARES OF COMMON STOCK IN CONNECTION WITH THE INVESTOR PURCHASE RIGHT CONTEMPLATED BY THE INVESTOR PURCHASE AGREEMENT AND SUCH ADDITIONAL SHARES AS MAY BE ISSUED PURSUANT TO TOPPING-UP AND ANTI-DILUTION ADJUSTMENTS UNDER THE INVESTOR PURCHASE AGREEMENT

The Board of Directors is seeking the approval of the Company’s stockholders of the potential issuance to certain investors of up to 27,443,173 shares of Common Stock upon the maximum exercise of the Investor Purchase Right (as defined below) and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Investor Purchase Agreement, as described below.

Pursuant to the Investor Purchase Agreement, (i) the purchasers listed therein (the “Purchasers”) purchased from the Company 15,776,506 shares of Common Stock (such shares, the “Investor Initial Shares”), at a price of $0.90 per share (the “Per Share Price”), for the aggregate cash purchase price of $14,198,856, and (ii) the Purchasers have the right to purchase up to an aggregate of 27,443,173 additional shares of Common Stock (such right, the “Investor Purchase Right” and, such shares, the “Investor Purchase Right Shares”) at the Per Share Price for a 180-day period after the Closing Date (as defined below), in each case subject to certain topping-up and anti-dilution adjustments for additional issuances for cash of Common Stock (or securities exercisable, exchangeable or convertible for Common Stock), prior to the one-year anniversary of the Closing Date, including reduction of the Per Share Price to the lowest-issued price for such issuances made at a price below the Per Share Price, subject to some exceptions, as described below and in the Investor Purchase Agreement. The Investor Initial Shares and the Investor Purchase Right Shares (if exercised in full), represent approximately 15% and 22%, respectively, of the Company’s issued and outstanding shares of Common Stock as of the Closing Date after giving effect to such respective transactions under the Investor Purchase Agreement but not the Charney Purchase Agreement or any other issuances of shares or exercise of outstanding warrants. The closing of the purchase of the Investor Initial Shares occurred on April 26, 2011 (the “Closing Date”).

Pursuant to the Investor Purchase Agreement, the Company agreed to seek stockholder approval of the potential issuance to certain investors of shares contemplated by the Investor Purchase Right.

Investor Topping-Up and Anti-Dilution Adjustments

In the event that the Company issues, prior to April 26, 2012 (the one-year anniversary of the Closing Date), for cash additional shares of Common Stock (or securities exercisable, exchangeable or convertible for Common Stock), other than the “Exempt Transactions” as defined below (a “New Issuance”):

•

the number of shares of Common Stock for which the Investor Purchase Right is exercisable will be increased by a number of shares of Common Stock sufficient to offset any reduction in the Purchasers’ percentage beneficial ownership of the Common Stock as a result of such New Issuance (assuming full exercise of the Investor Purchase Right and, if the New Issuance is after the initial 180-day expiration of the Investor Purchase Right, the Investor Purchase Right will again become exercisable but only for such additional shares and only until April 26, 2012);

•

if such New Issuance is prior to any exercise of the Investor Purchase Right and the issue price in such New Issuance (the “New Issuance Price”) is less than the original $0.90 purchase price (or the then purchase price as adjusted by these anti-dilution adjustments), the purchase price of the Investor Purchase Right will be reduced to the lower New Issuance Price; and

•

if the New Issuance Price is less than the original $0.90 purchase price (or the then purchase price as adjusted by these anti-dilution adjustments), then the Company is required to issue to the Purchasers additional shares to top-up the number of Investor Initial Shares that the Purchasers purchased on the Closing Date to the number of shares of Common Stock that the Purchasers would have purchased for their investment on the Closing Date had the purchase price been the lower New Issuance Price (for example, if the New Issuance Price were $0.75, the Purchasers would receive in the aggregate pursuant to this provision 3,155,302 additional shares of Common Stock).

The foregoing topping-up and anti-dilution adjustments do not apply to the following issuances of shares of Common Stock (or securities exercisable, exchangeable or convertible for Common Stock):

•	issuances (including pursuant to topping-up and anti-dilution adjustments) under the Investor Purchase Agreement and the Charney Purchase Agreement;

•	any other investments made by any Purchaser or by Mr. Charney, including by Mr. Charney under the March Purchase Agreement;

•

any new warrants issued to Lion or its affiliates or assignees pursuant to the Lion Credit Agreement or to any other bank or non-convertible debt lender pursuant to its credit agreement or any adjustments of any warrants held by SOF Investments, L.P.—Private IV or Lion or their respective affiliates or assignees (including without limitation as a result of any New Issuance or any of the transactions referred to in the immediately preceding bullet points); or

•

shares issued or the issuance or grants of, or units to purchase, Common Stock pursuant to the Company’s stock option plans, employee stock purchase plans or other benefit plans outstanding as they exist from time to time or employment agreements with employees of the Company or its subsidiaries.

The Purchasers also have customary adjustments to the number of shares issuable upon exercise of, and the purchase price of, the Investor Purchase Right in the event of stock splits, subdivisions, combinations or reclassifications or mergers.

The Company is not currently contemplating any New Issuances, however, as previously disclosed, the Company is in the process of seeking additional financing, to the extent available, and may enter into new financings as opportunities arise and as the Company deems advisable, and any such financing may include such a New Issuance.

Stockholder Approval

The NYSE Amex Company Guide requires stockholder approval for the sale, issuance, or potential issuance by an issuer, other than in a public offering, of common stock (or securities convertible into common stock) equal to 20% or more of the presently outstanding stock for a price that is less than the greater of book or market value of the stock. The Company is subject to NYSE Amex rules because its Common Stock is listed on NYSE Amex.

Stockholder approval is required for the potential issuance of the Investor Purchase Right Shares (and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Investor Purchase Agreement) because the maximum number of Investor Purchase Right Shares (and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Investor Purchase Agreement), together with the Investor Initial Shares, that may be issued exceeds 20% of the Company’s currently outstanding Common Stock, and the exercise price of the Investor Purchase Right (and the issue price of any such additional shares) is less than the market value of the Common Stock as of the trading date immediately preceding the date the Company entered into the Investor Purchase Agreement.

Effect of Approval of this Proposal on Current Stockholders

Approval of this Proposal 8 could enable the Company to raise up to $24,698,856 in additional capital, depending on the extent to which the Investor Purchase Right is exercised and the circumstances surrounding such exercise. To the extent exercised, the Investor Purchase Right will result in an increase in the number of shares of Common Stock outstanding and, as a result, the Company’s current stockholders not participating in the Investor Purchase Right issuance would own a smaller percentage of Common Stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. In addition, to the extent that a New Issuance occurs, the issuance of additional shares to the Purchasers pursuant to the topping-up and anti-dilution adjustments, as applicable, under the Investor Purchase Agreement would result in a further increase in the number of shares of Common Stock outstanding and, as a result, the Company’s current stockholders not participating in such New Issuance or receiving shares pursuant to such adjustments would be further diluted. Additionally, the sale or any resale of the Common Stock issued upon the exercise of the Investor Purchase Right may adversely effect the market price of the Common Stock.

In addition, if shares are issued pursuant to the Investor Purchase Right (or pursuant to the topping-up and anti-dilution adjustments under the Investor Purchase Agreement), the Lion Credit Agreement would require the Company to issue to Lion additional new warrants to purchase shares of Common Stock, as described in the Lion Credit Agreement, thereby subjecting stockholders to further dilution (See Proposal 6 herein). For more information regarding the possible effects of this Proposal 8 on the Company’s stockholders, see the table set forth in Proposal 9 herein.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 8 is required to approve this Proposal 8.

Mr. Charney, the beneficial owner of approximately 54.3% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date, has informed the Company that he intends to vote in favor of this Proposal 8, and his vote is sufficient to approve this Proposal 8 without further affirmative votes from the other stockholders. Pursuant to the 2011 Investment Voting Agreement (defined below), Mr. Charney has agreed to vote, with respect to all of the shares of Common Stock that he at such time owns or controls the voting of, in favor of this Proposal 8 (See “Certain Relationships and Related Transactions” hereto). For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any abstentions with respect to this Proposal 8 will count as votes AGAINST this Proposal 8. Any broker non-votes with respect to this Proposal 8 will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this Proposal 8.

The transactions contemplated by this Proposal 8 were unanimously approved by the Audit Committee and the other independent members of the Board of Directors.

A majority of the Board of Directors recommends a vote FOR this Proposal 8.

PROPOSAL 9: APPROVAL OF THE POTENTIAL ISSUANCE TO DOV CHARNEY OF UP TO 40,313,316 SHARES OF COMMON STOCK PURSUANT TO THE CHARNEY PURCHASE AGREEMENT AND SUCH ADDITIONAL SHARES AS MAY BE ISSUED PURSUANT TO TOPPING-UP AND ANTI-DILUTION ADJUSTMENTS UNDER THE CHARNEY PURCHASE AGREEMENT

The Board of Directors is seeking the approval of the Company’s stockholders of the potential issuance to Dov Charney of up to 40,313,316 shares of Common Stock pursuant to the transactions contemplated by the Charney Purchase Agreement and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Charney Purchase Agreement, as described below.

Pursuant to the Charney Purchase Agreement, subject to receipt of requisite stockholder approval, (i) Mr. Charney agreed to purchase from the Company 777,778 shares of Common Stock at the Per Share Price, for the aggregate cash purchase price of $700,000 (the “Charney Initial Shares”); and (ii) the Company granted to Mr. Charney a right to purchase up to 1,555,556 additional shares of Common Stock on substantially the same terms as the Investor Purchase Right granted to Purchasers in the Investor Purchase Agreement (the “Charney Purchase Right”). In addition, as a condition to the Purchasers purchasing the Investor Initial Shares under the Investor Purchase Agreement, the Purchasers required that Mr. Charney be provided a right to receive up to 37,979,982 shares of Common Stock as anti-dilution protection if the market price of the Common Stock meets certain thresholds, on the terms and conditions described in the Charney Purchase Agreement (the “Charney Anti-Dilution Provision”).

The Charney Anti-Dilution Provision provides that Mr. Charney has a right to receive from the Company, subject to the satisfaction of certain average volume weighted closing price targets, and other terms and conditions set forth in the Charney Purchase Agreement, up to 37,979,982 shares of Common Stock comprised of (i) up to approximately 12,659,994 shares of Common Stock as anti-dilution protection with respect to the issuance to the Purchasers of the Investor Initial Shares (the “Charney Initial Anti-Dilution Shares”), and (ii) in proportion to the exercise by the Purchasers of the Investor Purchase Right, an additional up to 25,319,988 shares of Common Stock as anti-dilution protection with respect to the issuance to the Purchasers of the Investor Purchase Right Shares (the “Charney Purchase Right Anti-Dilution Shares”). Each of the Charney Initial Anti-Dilution Shares and, if applicable, the Charney Purchase Right Anti-Dilution Shares are issuable in three equal installments, one per each measurement period set forth below, subject to meeting the applicable average volume weighted closing price for 60 consecutive trading days, calculated as set forth in the Chaney Purchase Agreement (“VWAP”), as follows: (i) for the measurement period from April 16, 2012 to and including April 15, 2013, if the VWAP of the Common Stock during a period of 60 consecutive trading days exceeds $3.25 per share; (ii) for the measurement period from but not including April 16, 2013 to and including April 15, 2014, if the VWAP of the Common Stock during a period of 60 consecutive trading days exceeds $4.25 per share; and (iii) for the measurement period from but not including April 16, 2014 to and including April 15, 2015, the VWAP of the Common Stock during a period of 60 consecutive trading days exceeds $5.25 per share.

Pursuant to the Investor Purchase Agreement, the Company agreed to seek stockholder approval of the potential issuance to Dov Charney of shares contemplated by the Charney Purchase Right and Charney Anti-Dilution Provision as described above. In addition, pursuant to the Charney Purchase Agreement, the issuance of the Charney Initial Shares is subject to the receipt of stockholder approval.

In accordance with the Investor Purchase Agreement and the Charney Purchase Agreement, the Company is seeking stockholder approval of the issuance of (i) the Charney Initial Shares; (ii) shares of Common Stock issuable upon exercise of the Charney Purchase Right; and (iii) shares of Common Stock issuable pursuant to the Charney Anti-Dilution Provision.

Charney Topping-Up and Anti-Dilution Adjustments

Pursuant to the Charney Purchase Agreement, Mr. Charney has topping-up and anti-dilution adjustments with respect to the Charney Purchase Right and the Charney Initial Shares on the same terms as the Purchasers’

topping-up and anti-dilution adjustments with respect to the Investor Purchase Right and Investor Initial Shares described in Proposal 8.

Stockholder Approval

The NYSE Amex Company Guide requires stockholder approval for the sale, issuance, or potential issuance by an issuer, other than in a public offering, of common stock (or securities convertible into common stock) equal to 20% or more of the presently outstanding stock for a price that is less than the greater of book or market value of the stock, as well as for any such issuance to a company’s officers, directors, employees, or consultants, or an affiliated entity of such a person, in a private placement at a price less than the market value of the stock. The Company is subject to NYSE Amex rules because its Common Stock is listed on NYSE Amex.

As a result, because the issuance and/or exercise price of the Charney Initial Shares, the shares issuable under the Charney Anti-Dilution Provision, and the shares issuable under the Charney Purchase Right (and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Charney Purchase Agreement) is less than the market value of the Common Stock as of the trading date immediately preceding the date the Company entered into the Charney Purchase Agreement, stockholder approval of the issuance or potential issuance of the Charney Initial Shares, the shares issuable under the Charney Anti-Dilution Provision and the shares issuable under the Charney Purchase Right (and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under the Charney Purchase Agreement) is required under the rules of the NYSE Amex.

Effect of Approval of this Proposal on Current Stockholders

Issuance of the Charney Initial Shares and any additional issuance under the Charney Purchase Right and the Charney Anti-Dilution Provision will result in an increase in the number of shares of Common Stock outstanding and, as a result, the Company’s stockholders not participating in the issuance would own a smaller percentage of Common Stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. In addition, to the extent that a New Issuance occurs, the issuance of additional shares to Mr. Charney pursuant to the topping-up and anti-dilution adjustments, as applicable, under the Charney Purchase Agreement would result in a further increase in the number of shares of Common Stock outstanding and, as a result, the Company’s current stockholders not participating in such New Issuance or receiving shares pursuant to such adjustments would be further diluted. Additionally, the sale or any resale of the Common Stock issued upon the exercise of the Charney Purchase Right could adversely effect the market price of the Common Stock.

In addition, when the Charney Initial Shares are issued to Mr. Charney, and if shares are issued to Mr. Charney pursuant to the Charney Anti-Dilution Provision or the Charney Purchase Right (or pursuant to the topping-up and anti-dilution adjustments under the Charney Purchase Agreement), the Lion Credit Agreement would require the Company to issue to Lion additional new warrants to purchase shares of Common Stock, as described in the Lion Credit Agreement, thereby subjecting stockholders to further dilution.

The table below sets forth the percentage ownership of shares of Common Stock by the persons set forth below as of the respective dates and based on the respective assumptions set forth below:

	Record Date	Closing Date of Investor Purchase Agreement (1)	Assuming Full Exercise of Investor Purchase Right (2)	Assuming Issuance to Dov Charney of Shares Issuable under Charney Purchase Agreement and March Purchase Agreement
				Without Exercise of Investor Purchase Right, Lion Warrants or SOF Warrant (3)	With Full Exercise of Investor Purchase Right, but No Exercise of Lion Warrants or SOF Warrant (4)	With Full Exercise of Investor Purchase Right, Lion Warrants and SOF Warrant (5)
	(a)	(b)	(c)	(d)	(e)	(f)
Dov Charney	54.3%	45.6%	35.7%	53.6%	51.9%	42.5%
Lion/Hollywood L.L.C.	—	—	—	—	—	16.3%
Purchasers(6)	—	16.0%	34.3%	13.6%	25.7%	21.0%
Other stockholders	45.7%	38.4%	30.0%	32.7%	22.5%	18.4%
Other (management options and SOF warrant)	—	—	—	—	—	1.7%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Based on shares outstanding on the Closing Date of the Investor Purchase Agreement, taking into account the issuance of the 15,776,506 Investor Initial Shares, but assuming (i) no exercise of the Investor Purchase Right as described in Proposal 8, (ii) no issuance to Mr. Charney of the Charney Initial Shares, shares under the Charney Purchase Right or shares under the Charney Anti-Dilution Provision as described in this Proposal 9 or the Contingent Shares issuable under certain circumstances under the March Purchase Agreement (as defined below under “Certain Relationships and Related Transactions”), (iii) no exercise by Lion or SOF Investments, L.P.—Private IV (“SOF”) of any of their respective warrants, and (iv) no exercise by management of any outstanding options.
(2)	Same as column (b), except assumes exercise in full of the Investor Purchase Right to purchase 27,443,173 shares of Common Stock as described in Proposal 8.
(3)	Same as column (b), except assumes (i) full issuance to Mr. Charney of an aggregate of 14,993,328 shares (consisting of 777,778 Charney Initial Shares, 1,555,556 shares issuable under the Charney Purchase Right and 12,659,994 Charney Initial Anti-Dilution Shares issuable with respect to the Investor Initial Shares as described in this Proposal 9), and (ii) full issuance to Mr. Charney of the 2,111,597 Contingent Shares issuable under certain circumstances under the March Purchase Agreement. Assumes no exercise of the Investor Purchase Right and does not include the issuance to Mr. Charney of the 25,319,988 Charney Purchase Right Anti-Dilution Shares which are only issuable if the Investor Purchase Right is exercised and subject to the other conditions described above.
(4)	Same as column (d), except assumes (i) exercise in full of the Investor Purchase Right to purchase 27,443,173 shares of Common Stock as described in Proposal 8 and (ii) issuance to Mr. Charney of the 25,319,988 Charney Purchase Right Anti-Dilution Shares which are only issuable if the Investor Purchase Right is exercised and subject to the other conditions described above.
(5)	Same as column (e), except assumes (i) exercise in full by Lion of the 2009 Lion Warrant, March 2011 Lion Warrant, April 2011 Lion Warrant and New Lion Warrants issuable pursuant to the Lion Credit Agreement as a result of the issuances of shares described in notes (3) and (4) above, (ii) exercise in full by SOF of its warrant to purchase 1,000,000 shares of Common Stock, and (iii) exercise in full by management of currently outstanding options to purchase, and full vesting of restricted stock awards with respect to, a total of 2,550,000 shares of Common Stock. Does not include any annual restricted stock awards to be granted to Mr. Staff pursuant to the terms of his employment agreement.
(6)	The collective listing of the Purchasers set forth above shall not be deemed to imply that the Purchasers constitute a person or group for purposes of Section 13 of the Exchange Act.

The table above assumes no other issuances of Common Stock or securities convertible, exercisable or exchangeable for Common Stock other than those expressly referred to above. To the extent that additional shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock are issued (including pursuant to a New Issuance and related topping-up and anti-dilution adjustments under the Investor Purchase Agreement, the Charney Purchase Agreement, the Lion Warrants and the Lion Credit Agreement), the Company’s public stockholders would experience further dilution. The Company is not currently contemplating any New Issuances, however, as previously disclosed, the Company is in the process of seeking additional financing, to the extent available, and may enter into new financings as opportunities arise and as the Company deems advisable, and any such financing may include such a New Issuance.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 9 is required to approve this Proposal 9.

Mr. Charney, the beneficial owner of approximately 54.3% of the outstanding shares of Common Stock and voting power of the Company as of the Record Date, has informed the Company that he intends to vote in favor of this Proposal 9, and his vote is sufficient to approve this Proposal 9 without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any abstentions with respect to this Proposal 9 will count as votes AGAINST this Proposal 9. Any broker non-votes with respect to this Proposal 9 will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this Proposal 9.

The transactions contemplated by this Proposal 9 were unanimously approved by the Audit Committee and the other independent members of the Board of Directors.

A majority of the Board of Directors recommends a vote FOR this Proposal 9.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company and their ages and positions with the Company as of May 2, 2011 are as follows:

Name	Age	Position

Dov Charney(1)(2)	42	Director, Chairman of the Board and Chief Executive Officer

Thomas M. Casey	53	Acting President

John J. Luttrell	56	Executive Vice President and Chief Financial Officer

Martin Bailey	51	Chief Manufacturing Officer

Martin Staff	60	Chief Business Development Officer

Adrian Kowalewski	33	Director and Executive Vice President, Corporate Strategy

Glenn A. Weinman	55	Senior Vice President, General Counsel and Secretary

Robert Greene	51	Director

Allan Mayer	61	Director

Mark Samson	57	Director

Mark A. Thornton	45	Director

(1)	In connection with the financing transaction with Lion Capital (Americas) Inc. (described under “Certain Relationships and Related Transactions” herein), Mr. Charney and Lion entered into a voting agreement, dated as of March 13, 2009 (the “2009 Investment Voting Agreement”). Pursuant to the 2009 Investment Voting Agreement, for so long as Lion has the right to designate any person or persons to the Board of Directors, Lion has agreed to vote its shares of Common Stock in favor of Mr. Charney each time Mr. Charney is nominated for election to the Board of Directors, provided that Lion’s obligation to so vote terminates under certain circumstances as described under “Certain Relationships and Related Transactions” herein.
(2)	In connection with the financing transaction with Lion Capital (Americas) Inc. (described under “Certain Relationships and Related Transactions” herein), the Company and Lion entered into an investment agreement, dated as of March 13, 2009 (as amended from time to time, the “Investment Agreement”). Pursuant to the Investment Agreement (described under “Certain Relationships and Related Transactions”), Lion currently has the right to designate two persons to the Board of Directors (“Investor Directors”) and a board observer (“Board Observer”). Lion’s right to designate Investor Directors and a Board Observer is subject to maintaining certain minimum ownership thresholds of shares of Common Stock issuable under the Lion Warrants. On May 12, 2010, Jacob Capps, a then-current Investor Director, resigned as a member of the Board while remaining as the Board Observer, and the Board appointed Lyndon Lea to fill the vacancy, effective upon Mr. Capps’ resignation. On March 30, 2011, Mr. Capps resigned as the Board Observer and Mr. Lea and Neil Richardson, Lion’s then-current Investor Directors, resigned from the Board, leaving a vacancy of two Investor Directors. See “Director Vacancies” below. Also, pursuant to the 2009 Investment Voting Agreement (described under “Certain Relationships and Related Transactions” herein), for so long as Lion has the right to designate any person or persons to the Board of Directors, Mr. Charney has agreed to vote his shares of Common Stock in favor of Lion’s designees, provided that Mr. Charney’s obligation to so vote terminates under certain circumstances as described under “Certain Relationships and Related Transactions” herein.

Director Nominees

The names and certain information concerning each of the Class A Nominee’s experience, qualifications, attributes and skills are set forth under “Proposal 1” above.

Director Vacancies

There are currently three vacancies on the Company’s Board of Directors: one Class A director vacancy and two Class B director vacancies.

On March 30, 2011, Lyndon Lea and Neil Richardson, Lion’s designated directors under the Investment Agreement and each a Class B Director, resigned as members of the Board to allow Lion flexibility in evaluating its options to optimize its investment in the Company. Lion has indicated that it will retain its ability to re-designate directors to the Board at the appropriate time in the future, pursuant to its designation rights under the Investment Agreement.

On May 2, 2011, Keith Miller, a Class A Director, resigned as a member of the Board, and a as member of each of the committees thereof on which he served, including the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee (for which he served as Chairman), due to business and personal time commitments. The Company has decided not to appoint a Class A director at this time.

Directors Continuing in Office

The names and certain information regarding each of the continuing director’s experience, qualifications, attributes and skills are set forth below.

Class B Directors (Terms Expire at the 2012 Annual Meeting of Stockholders)

Adrian Kowalewski became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Mr. Kowalewski was appointed Executive Vice President, Corporate Strategy in February 2011. From December 2008 to February 2011, Mr. Kowalewski served as Executive Vice President and Chief Financial Officer of the Company. From June 2006 to December 2008, he served as the Director, Corporate Finance and Development of American Apparel and its predecessor companies. From July 2003 to July 2004, he worked for Houlihan Lokey Howard & Zukin, where he participated in financial restructurings and mergers and acquisitions. From July 1999 to June 2002, Mr. Kowalewski worked in the Mergers & Acquisitions Group of CIBC World Markets in New York and London. Mr. Kowalewski also worked at Lazard Fréres & Co. Mr. Kowalewski holds an A.B. with honors from Harvard University, and an M.B.A. from the University of Chicago. The Nominating and Corporate Governance Committee and the Board of Directors believes that Mr. Kowalewski’s prior experience in investment banking and his experience in financial management, combined with the leadership skills and experiences of our other Board members, provides the Company with the perspectives and judgment necessary to guide the Company’s strategy and monitor execution.

Class C Directors (Terms Expire at the 2013 Annual Meeting of Stockholders)

Dov Charney has served as Chairman of the Board, Chief Executive Officer and a director of American Apparel since the consummation of the Acquisition on December 12, 2007, and served as President of American Apparel from December 2007 until October 2010. Prior to the Acquisition, Mr. Charney served as founder, director, chief executive officer and president of American Apparel’s predecessor companies since their formation in Columbia, South Carolina, in 1989. Mr. Charney is a graduate of Choate Rosemary Hall and attended Tufts University. Having founded Old American Apparel (as defined under “Corporate Governance and Board Matters” below) and its predecessor companies and having served as the Chairman and Chief Executive

Officer of the Company since 2007 and as President of the Company from 2007 until October 2010, Mr. Charney provides our Board with an informed perspective on the Company and the apparel industry. Pursuant to the 2009 Investment Voting Agreement (described under “Certain Relationships and Related Transactions” herein), for so long as Lion has the right to designate any person or persons to the Board of Directors, Lion has agreed to vote its shares of Common Stock in favor of Mr. Charney each time Mr. Charney is nominated for election to the Board of Directors, provided that Lion’s obligation to so vote terminates under certain circumstances as described under “Certain Relationships and Related Transactions” herein.

Mark Samson became a director of American Apparel upon consummation of the Acquisition in December 2007. Since 1999, Mr. Samson has been a managing director of Getzler Henrich and Associates LLC (“Getzler Henrich”), a leading corporate restructuring firm in the U.S. with a focus on middle market companies. In this capacity, he has served as interim chief executive officer, chief operating officer and/or chief restructuring officer and financial advisor for more than 80 companies. During his tenure with Getzler Henrich, Mr. Samson has provided numerous clients with guidance in operational restructuring, bankruptcy proceedings and business operation, management practices, cash flow and profitability improvements. From 1984 to 2000, Mr. Samson served as executive chairman of the board, co-president and chief executive officer of Debjon Group/Sidcor/MQM Group, a consortium of 53 vertically integrated retail businesses and convenience stores. From 1976 to 1984, Mr. Samson was marketing director for the Berden Group, the largest manufacturer of work wear and corporate uniforms in South Africa. Mr. Samson received his BBA in Economics from the University of South Africa. Mr. Samson is a member of the Turnaround Management Association and the American Bankruptcy Institute. Mr. Samson has been published in the New York Law Journal. The Nominating and Corporate Governance Committee and the Board of Directors believes that Mr. Samson’s experience as a managing director of Getzler Henrich, combined with the leadership skills and experiences of our other Board members, provides the Company with the perspectives and judgment necessary to guide the Company’s strategy and monitor execution.

Mark A. Thornton became a director of American Apparel upon consummation of the Acquisition in December 2007. Since January 2005, Mr. Thornton has been an independent consultant to various clients, advising them in the areas of private equity raises and project management, and also ran courses for the Harvard Negotiation Insight Initiative at Harvard Law School, and the Leadership Development Program for Wharton Business School at the University of Pennsylvania, as well as Fortune 100 companies. At various times during the period from 1997 to March 2002, Mr. Thornton worked in several capacities for JPMorgan, including serving as the chief operating officer for JPMorgan Private Bank in London from June 2001 to March 2002, specializing in operational risk management relating to the merger of JPMorgan with Robert Fleming. He oversaw core aspects of the merger and chaired numerous committees related to operational risk, new product lines and new business development. Prior to joining JPMorgan Investment Management in 1997, Mr. Thornton worked in various market risk and credit risk positions for blue chip investment banks and securities firms, including Daiwa Europe Bank plc and Australian and New Zealand Banking Group Ltd. The Nominating and Corporate Governance Committee and the Board of Directors believes that Mr. Thornton’s experience in a leadership position as chief operating officer of JP Morgan Private Bank, advising clients in raising private equity, combined with the leadership skills and experiences of our other Board members, provides the Company with the perspectives and judgment necessary to guide the Company’s strategy and monitor execution.

Executive Officers

In addition to our executive officers who are listed as being directors, the Company has the following executive officers:

Thomas Casey joined American Apparel as Acting President in October 2010. Mr. Casey has over 24 years experience in financial management and strategic planning. He served as Executive Vice President and Chief Financial Officer of Blockbuster Inc., a global provider of in-home rental and retail movie and game entertainment (“Blockbuster”), from September 2007 through August 2010. At Blockbuster, Mr. Casey was responsible for strategic planning, finance and accounting, real estate and international operations. Blockbuster filed for Chapter 11 in September 2010 to recapitalize its balance sheet and reduce its debt substantially. The recapitalization is intended to put Blockbuster in a stronger financial position as it continues to pursue its strategic plan and transform its business model. From 1999 until the commencement of his employment at Blockbuster, Mr. Casey served as Managing Director for Deutsche Bank Securities, Inc. (“Deutsche Bank”) where he was responsible for the bank’s retail industry relationships in North America. Mr. Casey served as advisor to companies undergoing strategic change in the retail entertainment, food and drug, specialty retail, convenience store and foodservice industries. Prior to Deutsche Bank, Mr. Casey held investment banking positions with Citigroup, Merrill Lynch and Dillon Read & Co. Mr. Casey has a Bachelor of Science degree in Ocean Engineering from The U.S. Naval Academy and served as an officer on a nuclear submarine. He also received his MBA from Harvard Business School. Mr. Casey also serves on the board of directors of The Great Atlantic and Pacific Tea Company, Inc. There is no family relationship between Mr. Casey and any of the Company’s directors or executive officers.

John J. Luttrell, joined American Apparel as Executive Vice President and Chief Financial Officer in February 2011. Mr. Luttrell has over 13 years of experience in the retail industry. Prior to joining the Company, Mr. Luttrell was a partner at CFOs 2 Go Partners, a management consulting firm, since 2009. From 2007 to 2008, Mr. Luttrell served as Executive Vice President and Chief Financial Officer of Old Navy, Inc. Mr. Luttrell also served as Executive Vice President and Chief Financial Officer of The Wet Seal, Inc. from 2005 to 2007. Mr. Luttrell also worked at Cost Plus, Inc., where he served as Executive Vice President and Chief Financial Officer from 2004 to 2005, Senior Vice President and Chief Financial Officer from 2001 to 2004, and Vice President and Controller from 2000 to 2001. Mr. Luttrell is a graduate of Purdue University, where he received a Bachelor of Science degree in General Management and Accounting.

Martin Bailey has been the Chief Manufacturing Officer of American Apparel since the consummation of the Acquisition on December 2007. Prior to the Acquisition, Mr. Bailey had served as President of Manufacturing of Old American Apparel since 2002, overseeing operations of textile and apparel production and the planning, purchasing, sourcing, product development, quality-assurance and distribution departments, as well as nonrelated support departments. Having been in the apparel industry for over 25 years, Mr. Bailey brings to American Apparel a wealth of industry experience. He has managed manufacturing services and operations for companies such as Fruit of the Loom and Alstyle Apparel and has earned a reputation in the apparel industry for his ability to implement cost-effective programs and streamline and organize production growth. Mr. Bailey graduated from Campbellsville College with a B.S. in Business Administration.

Martin Staff joined American Apparel as Chief Business Development Officer in March 2011. Mr. Staff has over 30 years of experience in the fashion industry. Prior to joining the Company, Mr. Staff served as President and Chief Executive Officer of JA Apparel Corp. from 2003 to 2010. From 1998 to 2002 Mr. Staff served as President and Chief Executive Officer of Hugo Boss Fashions, Inc. Mr. Staff also served as President and Chief Operating Officer of Calvin Klein Fashions Inc. from 1992 to 1998 and as Senior Vice President of Retail Development and Licensing of Calvin Klein Inc. from 1987 to 1992. In addition, Mr. Staff served as Vice President of Sales and Marketing of Polo Ralph Lauren from 1980 to 1987. Mr. Staff is a graduate of Dartmouth College, where he received a Bachelor of Arts degree in English.

Glenn A. Weinman joined American Apparel as Senior Vice President, General Counsel and Secretary in February 2009. As General Counsel, Mr. Weinman oversees all aspects of American Apparel’s legal matters, including business transactions and securities law compliance. Mr. Weinman was previously a partner at Dongell Lawrence Finney LLP, a California-based law firm, which he joined in 2006 and where he headed up the firm’s corporate and business transactions practice. From 2005 to 2006, Mr. Weinman was an independent contractor, providing legal and human resources consulting services on various corporate and employment matters. Prior thereto, Mr. Weinman was vice president, general counsel and secretary of Inter-Con Security Systems from 2003 to 2005. In addition to his experience as an attorney in private practice with several major national law firms, Mr. Weinman has also served as general counsel for a number of companies, including Inter-Con Security

Systems, Inc., a U.S. based provider of security services internationally, Luminent, Inc., a Nasdaq-listed fiber optic component manufacturer acquired by MRV Communications, and Guess?, Inc., a NYSE-listed international apparel company. At Guess?, Mr. Weinman served as vice president, general counsel and secretary from 1996 to 2000, and managed the legal, human resources, risk management, stockholder relations, and contractor compliance departments. Mr. Weinman was part of the executive team that managed the successful initial public offering of Guess? in 1996. Mr. Weinman obtained his B.A. from the University of California at Los Angeles in 1978, and his J.D. from the University of Southern California Law Center in 1981. He also received a professional designation in human resources management from the University of California at Los Angeles in 2004.

CORPORATE GOVERNANCE AND BOARD MATTERS

Background of American Apparel, Inc.

American Apparel, Inc., a Delaware corporation, was incorporated in Delaware on July 22, 2005 as Endeavor Acquisition Corp. (“Endeavor”), a blank check company formed to acquire an operating business. On December 21, 2005, Endeavor consummated its initial public offering, and on December 18, 2006 entered into an Agreement and Plan of Reorganization, amended as of November 7, 2007 (as amended, the “Acquisition Agreement”), with American Apparel, Inc., a California corporation (“Old American Apparel”), and its affiliated companies. Endeavor consummated the acquisition of Old American Apparel and its affiliated companies on December 12, 2007 (the “Acquisition”) and changed its name to American Apparel, Inc. Pursuant to the Acquisition, Old American Apparel merged with and into AAI Acquisition LLC, a California limited liability company and a wholly owned subsidiary of Endeavor. AAI Acquisition LLC survived the Acquisition as a wholly owned subsidiary of the Company and changed its name to American Apparel (USA), LLC.

Director Independence

The Board is currently composed of six directors, four of whom qualify as independent directors as defined under the applicable listing standards of the NYSE Amex (each an “Independent Director”). Both of the Class A Nominees qualify as an Independent Director and following the reelection of the Class A Nominees, the Board will be composed of six directors, the following four of whom will qualify as Independent Directors: Messrs. Greene, Mayer, Samson and Thornton. Additionally, Keith Miller, who resigned from the Board of Directors on May 2, 2011, also qualified as an Independent Director during the time he served on the Board of Directors.

In establishing independence, the Board affirmatively determines that each director or nominee does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Board has determined as provided in the NYSE Amex rules that the following categories of persons would not be considered independent: (1) a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year); (2) a director who accepted or has an immediate family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (unless such compensation falls under exceptions provided for under the NYSE Amex rules); (3) a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer; (4) a director who is an executive officer, partner or a controlling stockholder, or has an immediate family member who is an executive officer, partner or a controlling stockholder, of an organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) which, in any of the past three fiscal years, exceeds or exceeded the greater of $200,000, or 5% of the other organization’s consolidated gross revenues; (5) a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s executive officers serve on the compensation committee of such other entity; and (6) a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Applying these standards, the Board determined that the following directors qualify as Independent Directors: Messrs. Greene, Mayer, Samson and Thornton. Additionally, during the time he served on the Board of Directors, Keith Miller also qualified as an Independent Director. Each of the members of each of the committees of the Board is an Independent Director, and, in the case of members of the Audit Committee (Messrs. Samson and Thornton, with Mr. Samson as Chairman), each also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3 under the Exchange. For additional information regarding the Audit Committee, see “Audit Committee” below.

Board Leadership Structure and Role in Risk Oversight

Dov Charney, who serves as both our Chief Executive Officer and Chairman of the Board, leads and provides strategic guidance to the Company’s management team, each of whom have experience in the apparel industry. American Apparel’s senior officers closely supervise all aspects of the Company’s business, in particular the design and production of merchandise, the operation of our stores and our financial reporting function. The Board of Directors has determined that the combination of these roles held singularly by Mr. Charney is in the best interest of all stockholders given that Mr. Charney founded the Company, is considered intimately connected to American Apparel’s brand identity and is the principal driving force behind American Apparel’s core concepts and designs. The Board believes that it is in the best interests of the Company for the Board to make a determination whether to combine or separate the roles based upon the circumstances. The Board has given careful consideration to separating the roles of Chairman of the Board and Chief Executive Officer and has determined that the Company and its stockholders are best served by the current structure. Mr. Charney’s combined role promotes unified leadership and direction for the Board and executive management and allows for a single, clear focus for the Company’s operational and strategic efforts.

The combined role of Mr. Charney as both Chairman of the Board and Chief Executive Officer is balanced by the Company’s governance structure, policies and controls. Four of the six members of our Board of Directors qualify as independent directors as defined under the applicable listing standards of the NYSE Amex, and the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are each composed entirely of independent directors of the Board. Mark Samson who serves the Chairman of the Audit Committee also acts as the Company’s lead independent director. In his capacity as the lead independent director, Mr. Samson is responsible for coordinating the activities of our independent directors; convening at meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; facilitating communications between the Chairman of the Board and Chief Executive Officer and other members of the Board; reviewing meeting agendas and schedules, as well as board materials, prior to board meetings; and consulting with the Chairman of the Board to assure that appropriate topics are being discussed with sufficient time allocated for each. The Board of Directors currently believes that this structure is in the best interest of the Company as it allows for a balance of power between the Chief Executive Officer and the independent directors and provides an environment in which its independent directors are fully informed, have significant input into the content of Board meeting agendas, and are able to provide objective and thoughtful oversight of management. The Board will continue to consider from time to time whether the Chairman of the Board and Chief Executive Officer positions should be combined based on what the Board believes is best for the company and its stockholders.

The Board of Directors has overall responsibility for risk oversight. However, the Board established the Enterprise Risk Management Committee in August 2010 which reports back to the full Board. The Enterprise Risk Management Committee is responsible for assisting the Board in its responsibility for (i) the management and oversight of various risks faced by the Company and its subsidiaries and (ii) the assessment, monitoring and control of such risks. Examples of areas of oversight are more fully described below. The Enterprise Risk Management Committee is also responsible for coordinating with the Audit Committee and the Compensation Committee to assure that the risks that those committees monitor are coordinate with the work of the Enterprise Risk Management Committee and integrated into a comprehensive enterprise risk management system, which would include methods for determining enterprise risk appetite/tolerance, instilling risk awareness across the Company and establishing mechanisms for anticipating emerging risks.

Committee Composition

The Board of Directors presently has the following four committees: (1) an Audit Committee, (2) a Compensation Committee, (3) a Nominating and Corporate Governance Committee and (4) an Enterprise Risk

Management Committee. Committee membership during the last fiscal year and the functions of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the Committee charters are available on the Company’s website at investors.americanapparel.net.

The Board of Directors held 9 meetings during fiscal year 2010. The Audit Committee met 23 times, the Compensation Committee met 6 times, and the Nominating and Corporate Governance Committee met 2 times during fiscal year 2010. Each director attended, in person or telephonically, at least 75% in the aggregate of (i) the total number of meetings of the Board of Directors held during 2010 and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during 2010. In addition, all of our directors attended our 2010 Annual Meeting. American Apparel expects its directors to attend annual meetings of stockholders and all Board meetings and respective committee meetings and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities.

Name of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Enterprise Risk Management Committee(1)
Independent Directors:

Robert Greene		X	X

Allan Mayer		X		X

Keith Miller(2)	X	X*	X

Mark Samson	X*			X

Mark A. Thornton	X	X	X*	X*

Other Directors:

Dov Charney, Chairman

Adrian Kowalewski				X

X = Committee Member; * = Committee Chair

(1)	The Enterprise Risk Management Committee was established by the Board in August 2010.
(2)	Mr. Miller resigned from the Board of Directors on May 2, 2011.

Audit Committee

The current members of the Audit Committee are Messrs. Samson and Thornton. The Board has determined that each member of this Committee is an Independent Director, with Mr. Samson as Chairman.

The Audit Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving accounting, auditing, financial reporting, internal control and legal compliance functions of the Company. The Committee oversees the audit efforts of the Company’s independent accountants and internal auditors and, in that regard, takes such actions as it may deem necessary to satisfy itself that the Company’s auditors are independent of management. It is the objective of the Audit Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Company.

Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee Charter and the Audit Committee’s performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit, the audit fees and the financial statements; reviews our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the Company’s financial statements. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting and other advisors as the Audit Committee deems necessary to carry out its duties.

The Audit Committee is a separately-designated standing committee, established in accordance with section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78(c)(58)(A)). The Audit Committee at all times is required to be composed exclusively of at least three “independent directors” who are “financially literate” as defined under NYSE Amex listing standards. NYSE Amex listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and statement of cash flows. The Audit Committee is currently composed of two financially literate Independent Directors: Messrs. Samson and Thornton. In addition, Mr. Samson qualifies to serve as the “financial expert” according to the requirements of SEC Regulation S-K Items 407(d)(5)(ii) and 407(d)(5)(iii).

As a result of Mr. Miller’s resignation as a director on May 2, 2011, the Audit Committee consists of two members and therefore the Company is no longer in compliance with the NYSE Amex listing standards, which require the Audit Committee to consist of at least three members. The NYSE Amex listing standards provide for a 180-day cure period for the Company to regain compliance with the audit committee composition requirements of the NYSE Amex. The Company intends to fill the vacancy on the Audit Committee as expeditiously as possible prior to October 29, 2011, the expiration of the cure period.

The report of the current Audit Committee is included in this Proxy Statement. A copy of the current Audit Committee Charter is available on the Company’s website at investors.americanapparel.net.

Compensation Committee

The current members of the Compensation Committee are Messrs. Greene, Mayer and Thornton. The Board has determined that each member of this Committee is an Independent Director, with Mr. Miller as Chairman.

The Compensation Committee is responsible for overseeing the Company’s compensation and employee benefit plans and practices, including the executive compensation plans and the incentive-compensation and equity-based plans. The Compensation Committee reviews and approves the general compensation policies of the Company, oversees the administration of all of the Company’s compensation and benefit plans, reviews and approves compensation of the executive officers of the Company, prepares the Compensation Committee Report to be filed with the SEC and recommends compensation policies to the Board. For more information, see “Processes and Procedures for Determination of Executive and Director Compensation” below and the current copy of the Compensation Committee Charter, which is available on the Company’s website at investors.americanapparel.net.

Enterprise Risk Management Committee

The Enterprise Risk Management Committee was established by the Board in August 2010. The current members of the Enterprise Risk Management Committee are Messrs. Kowalewski, Mayer, Samson and Thornton. The Board has determined that each member of this Committee, other than Mr. Kowalewski, is an Independent Director, with Mr. Thornton as Chairman.

The Enterprise Risk Management Committee is responsible for assisting the Board in its responsibility for (i) the management and oversight of various risks faced by the Company and its subsidiaries and (ii) the assessment, monitoring and control of such risks. Examples of areas of oversight may include: financial and liquidity risks; legal aspects of international operations, including fraud, bribery and corruption; risks associated with manufacturing operations, including labor-related and regulatory matters, natural disasters and acts of terrorism; compliance with laws and regulations, including those related to product liability, health and safety, and environmental; appropriate insurance coverage; protection of our intellectual property and security of our data; antitrust and responses to competition; human resource matters, including compliance with employment policies of the Corporation; and public policy, social responsibility and general reputation. A copy of the current Enterprise Risk Management Committee Charter is available on the Company’s website at investors.americanapparel.net.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Greene and Thornton. The Board has determined that each member of this committee is an Independent Director, with Mr. Thornton as Chairman.

The Nominating and Corporate Governance Committee assists the Board in identifying and recommending individuals qualified to serve as directors. Subject to Lion’s right to designate up to two persons to the Board of Directors pursuant to the Investment Agreement and the agreement of Lion to vote for Mr. Charney, and the agreement of Mr. Charney to vote for the Lion designees, pursuant to the 2009 Investment Voting Agreement, consistent with criteria approved by the Board (as described below under “Consideration of Director Nominees”), the Nominating and Corporate Governance Committee will select, or recommend that the Board select, the director nominees required for each subsequent annual meeting of stockholders. The Nominating and Corporate Governance Committee will consider persons identified by its members, management, stockholders and others as nominees.

The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee’s current charter, generally provide that persons to be nominated should be evaluated with respect to their experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Additionally, the guidelines provide that the Nominating and Corporate Governance Committee should consider whether candidates are independent pursuant to NYSE Amex requirements; accomplished in their fields and maintain a reputation, both personal and professional, consistent with the image and reputation of the Company; able to read and understand financial statements; knowledgeable as to the Company and issues affecting it; committed to enhancing stockholder value; able to understand fully the legal responsibilities of a director and the governance processes of a public company; able to develop a good working relationship with other Board members and senior management and able to suggest business opportunities to the Company. The Nominating and Corporate Governance Committee will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of persons that reflects the appropriate balance of knowledge, experience, skills, expertise and diversity and includes at least the minimum number of independent directors required by the NYSE Amex. The Nominating and Corporate Governance Committee will not distinguish among nominees recommended by stockholders and nominees recommended by other persons.

In addition to the responsibilities described above, the Nominating and Corporate Governance Committee currently develops and recommends to the Board a set of corporate governance principles for the Company; oversees the evaluation of the Company’s management and the Board; and makes recommendations to the Board regarding the size and composition of committees of the Board, including identifying individuals qualified to serve as members of a committee. A copy of the current Nominating and Corporate Governance Committee Charter is available on the Company’s website at investors.americanapparel.net. For more information, see “Consideration of Director Nominees” below.

Consideration of Director Nominees

Stockholder Nominees

Stockholders of the Company may make recommendations to the Nominating and Corporate Governance Committee of candidates for nomination as directors of the Company or may nominate a person directly for election to the Board, in each case subject to compliance with the procedures described below and further set forth in the charter of the Nominating and Corporate Governance Committee and in the Bylaws, as the case may be.

However, pursuant to the Investment Agreement (described under “Certain Relationships and Related Transactions” herein), Lion currently has the right to designate up to two persons to the Board of Directors and a board observer, subject to maintaining certain minimum ownership thresholds of shares issuable under the Existing Lion Warrant. Pursuant to the 2009 Investment Voting Agreement (described under “Certain Relationships and Related Transactions” herein), for so long as Lion has the right to designate any person or persons to the Board of Directors, Mr. Charney has agreed to vote his shares of Common Stock in favor of Lion’s designees, subject to maintaining a certain minimum ownership threshold, and Lion has agreed to vote its shares of Common Stock in favor of Mr. Charney, subject to termination upon the occurrence of certain events. As a result of the Investment Agreement and the 2009 Investment Voting Agreement, Lion and Mr. Charney can, by voting for their Board nominees as provided in the Investment Agreement and the 2009 Investment Voting Agreement, elect the two Lion designees and Mr. Charney, subject to the conditions described above.

Stockholder Recommendations of Nominees. The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations of candidates for election to the Board as described below under “Identifying and Evaluating Nominees for Directors.” The Nominating and Corporate Governance Committee will evaluate a prospective nominee recommended by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the Nominating and Corporate Governance Committee from any other source.

In evaluating recommendations from stockholders, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below.

A stockholder recommendation of a candidate for election to the Board must be in writing and must be received by the Company not later than 30 days after the end of the Company’s fiscal year. The recommendation must contain the following information and documentation:

•

the candidate’s name, age, business and current residence addresses, as well as residence addresses for the past 20 years, principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years and educational background;

•	the candidate’s permission for the Company to conduct a background investigation;

•	the number of shares of Common Stock beneficially owned by the candidate;

•

the information that would be required to be disclosed about the candidate under the rules of the Exchange Act in a proxy statement soliciting proxies for the election of such candidate as a director; and

•	a signed consent of the candidate to serve as a director of the Company, if elected.

•	Any stockholder recommendations for candidates for membership on the Board of Directors should be addressed to:

American Apparel, Inc.

Attention: Nominating and Corporate Governance Committee

747 Warehouse Street

Los Angeles, California 90021

Stockholder Nominations of Directors. A stockholder that instead desires to nominate a person directly for election to the Board at an annual meeting of stockholders must comply with the advance notice procedures of the Bylaws and attend the annual meeting of stockholders to make the necessary motion. Nominations of persons for election to the Board at a meeting of stockholders may be made at such meeting by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Bylaws and described below.

Such nominations by any stockholder must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting, however, in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

Such stockholder’s notice to the Secretary must set forth:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act; and

•

as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder will be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth above. The officer of the Company presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Director Qualifications

The Nominating and Corporate Governance Committee has the responsibility to review the background and qualifications of individuals being considered as director candidates, including developing criteria and qualifications for membership on the Board. Among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee shall consider each candidate’s experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board.

Additionally, the Nominating and Corporate Governance Committee considers whether the candidate is:

•	independent pursuant to NYSE Amex requirements;

•	accomplished in his or her field and maintained a reputation, both personal and professional, consistent with the image and reputation of the Company;

•

able to read and understand financial statements (the Nominating and Corporate Governance Committee will also determine if a candidate qualifies as an “audit committee financial expert,” as defined by the SEC);

•	knowledgeable as to the Company and issues affecting the Company;

•	committed to enhancing stockholder value;

•	able to understand fully the legal responsibilities of a director and the governance processes of a public company;

•	able to develop a good working relationship with other Board members and senior management; and

•	able to suggest business opportunities to the Company.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee annually reviews the composition of the Board and reviews the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated. The Nominating and Corporate Governance Committee also recommends to the Board the nominees for election as directors by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company, which recommendations will be consistent with the criteria for selecting directors established by the Board or the Nominating and Corporate Governance Committee, as the case may be.

Executive Sessions

Executive sessions of non-management directors are expected to be held on a regular basis. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

You may communicate with the Board by submitting an e-mail to the Board at bod@americanapparel.net. All directors have access to this e-mail address.

Governance Guidelines and Committee Charters

The Company’s Governance Guidelines, which satisfy NYSE Amex listing standards for “corporate governance guidelines,” as well as the charters for each of the committees of the Board, are available at investors.americanapparel.net. Stockholders may request a copy of the Company’s Governance Guidelines or the charter of any of the committees of the Board, at no cost, by writing to us at the following address: American Apparel, Inc., Attn: General Counsel, 747 Warehouse Street, Los Angeles, California 90021.

Code of Ethics

The policies comprising our code of ethics are set forth in the Company’s Code of Ethics (the “Code of Ethics”) (included as Exhibit 14.1 of the Current Report on Form 8-K (File No 001- 32697) filed December 18, 2007). These policies satisfy the SEC’s requirements for a “code of ethics,” and apply to all directors, officers (including our principal executive officer, principal financial officer and principal accounting officer or controller) and employees. The Code of Ethics is also published on our website at investors.americanapparel.net. Stockholders may request a copy of the Code of Ethics, at no cost, by writing to us at the following address: American Apparel, Inc., Attn: General Counsel, 747 Warehouse Street, Los Angeles, California 90021.

Indemnification of Directors

The General Corporation Law of the State of Delaware provides that a company may indemnify its directors and officers as to certain liabilities. The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law, and the Company has entered into separate indemnification agreements with certain directors and officers to effectuate these provisions and has purchased directors’ and officers’ liability insurance. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

The Company has entered into separate indemnification agreements with its directors and certain of its officers. The indemnification agreements provide for the indemnification of and the advancing of expenses to such directors and officers to the fullest extent (whether partial or complete) permitted by law and as set forth in the indemnification agreement, and, to the extent insurance is maintained, for the continued coverage of such directors and officers under the Company’s directors’ and officers’ liability insurance policies. The Company currently maintains directors’ and officers’ liability insurance.

PROCESSES AND PROCEDURES FOR DETERMINATION OF

EXECUTIVE AND DIRECTOR COMPENSATION

The Compensation Committee of the Board of Directors is responsible for overseeing the compensation and employee benefit plans and practices of the Company. The Compensation Committee reviews and approves, either as a committee or together with the other independent directors, the general compensation policies of the Company, oversees the administration of all of the Company’s compensation and benefit plans and reviews and approves, either as a committee or together with the other independent directors, compensation of the executive officers of the Company. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two Board members who qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. At all times since its formation following the Acquisition, the Compensation Committee has consisted of at least three Board members, each of whom the Board has affirmatively determined satisfied these independence requirements.

The Compensation Committee Charter sets forth the purpose of and other matters pertaining to the Compensation Committee. The form of the current Compensation Committee Charter is available on the Company’s website at investors.americanapparel.net.

Pursuant to its Charter, the Compensation Committee’s responsibilities include the following:

•

review and approve, either as a committee or together with the other independent directors, the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers of the Company;

•	evaluate, either as a committee or together with the other independent directors, the Chief Executive Officer’s performance in light of such goals and objectives;

•

set, either as a committee or together with the other independent directors, executive officers’ compensation levels, including base salary, annual incentive opportunities, long-term incentive opportunities and benefits;

•

review and approve, either as a committee or together with the other independent directors, any employment contracts or related agreements, such as severance or termination arrangements, to be made with any executive officer of the Company;

•

review and recommend to the Board appropriate director compensation programs and, either as a committee or together with the other independent directors, review and approve perquisites or other personal benefits to directors and recommend any changes to the Board;

•	review its own performance and assess the adequacy of its Charter;

•

review and approve the goals and objectives of and the plans underlying the Company’s general compensation and other employee benefit programs, including incentive-compensation and equity-based programs;

•	retain and terminate any compensation consultant used to assist in the evaluation of officer compensation, including to approve the consultant’s fees and other retention terms;

•	review and discuss with management the Company’s Compensation Discussion and Analysis to be included in the Company’s annual proxy statement;

•

review and recommend for approval by the Board, or approve, the frequency that should be recommended to the Company’s stockholders in connection with any stockholder advisory vote on the frequency with which the Company shall hold a stockholder advisory vote on the compensation of the Company’s named executive officers;

•

review and recommend for approval by the Board, or approve, the frequency with which the Company should submit to the stockholders an advisory vote on the compensation of the Company’s named executive officers, taking into account any prior stockholder advisory vote on the frequency with which the Company shall hold a stockholder advisory vote on compensation of the Company’s named executive officers;

•

review the results of any stockholder advisory vote on the compensation of the Company’s named executive officers and consider whether to make any adjustments to the Company’s executive compensation policies and practices; and

•	produce a report of the Compensation Committee to be included in the Company’s annual proxy statement.

Our Chief Executive Officer and Chairman of the Board recommends to the Compensation Committee salary, annual bonus, equity-based awards and long-term compensation levels for other executive officers, including the other Named Officers (as defined under “Compensation Discussion and Analysis” below). Our other executives, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other executives. While the Compensation Committee reviews and makes recommendations regarding compensation paid to the non-employee directors, the compensation for these directors is determined by the Board.

Equity awards to all officers subject to Section 16 of the Exchange Act are made by the Compensation Committee. As indicated above, pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our officers (including all of the Named Officers).

In 2010, the Compensation Committee retained the firm of Pearl Meyer & Partners, LLC (“PM&P”) as its compensation consultant to assist in the development and evaluation of compensation policies, practices and awards. Specifically, PM&P was engaged to conduct a competitive review of executive compensation and severance policies, and to assist in developing an annual incentive plan and a long-term equity incentive program to reward and retain key executives and managers.

While PM&P was engaged by and reports directly to the Compensation Committee, PM&P interacts with our management when appropriate to gather perspectives and relevant company and compensation data. In addition, PM&P may seek feedback from the Compensation Committee Chairman, other members of the Compensation Committee or Board, or the Chief Executive Officer and Chairman of the Board regarding its work prior to presenting study results or recommendations to the Compensation Committee.

PM&P has attended or participated in certain Compensation Committee meetings and provided third-party data, advice and expertise on proposed executive compensation levels, programs and plan designs. The Compensation Committee may also ask PM&P to review and provide advice related to proposals prepared by management, including evaluating the consistency of such proposals with the Compensation Committee’s compensation philosophy and in comparison to programs at other companies.

COMPENSATION OF DIRECTORS

Compensation for non-employee directors will consist of annual stock grants and Board and Committee meeting fees, as described below. Employees who are also directors will receive no additional compensation for their Board service.

DIRECTOR COMPENSATION—FISCAL 2010

During 2010, the sole cash compensation to our non-employee directors consisted of a total of $178,000 in Board and Committee meeting fees paid to Messrs. Greene, Mayer, Miller, Samson and Thornton for their participation in Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meetings held during 2010. Messrs. Capps, Lea and Richardson agreed to forgo receipt of meeting fees.

Pursuant to the 2007 Performance Equity Plan approved by stockholders in conjunction with the Acquisition, our non-employee directors each received a stock grant (of fully vested shares) as described below for their Board service, and automatically will receive a stock grant for each year of service thereafter, such grant to be made at the beginning of each such year of service, equal to that number of shares of Common Stock having an aggregate market value of $75,000 at the time of grant.

On January 19, 2010, the Company issued an annual grant to each non-employee director of 21,739 shares of Common Stock, based upon the closing price per share of $3.45, in connection with their Board service. Messrs. Capps, Lea and Richardson agreed to forgo receipt of annual grants of Common Stock having an aggregate market value of $75,000 at the time of grant.

The table below summarizes the compensation provided by the Company to non-employee directors for the fiscal year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Delivered Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Independent Non-Employee Directors

Jacob Capps(2)	—	—	—	—	—	—	—

Robert Greene	22,000	75,000	—	—	—	—	97,000

Lyndon Lea(2)(3)	—	—	—	—	—	—	—

Allan Mayer	23,000	75,000	—	—	—	—	98,000

Keith Miller(4)	44,000	75,000	—	—	—	—	119,000

Neil Richardson(3)	—	—	—	—	—	—	—

Mark Samson	42,000	75,000	—	—	—	—	117,000

Mark A. Thornton	47,000	75,000	—	—	—	—	122,000

All Non-Employee Directors	178,000	375,000	—	—	—	—	553,000

(1)

Represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (“ASC”) 718, of stock awards granted in fiscal 2010. Assumptions used in the calculation of these amounts are further described in Note 15 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010, included in the Annual Report. Messrs. Capps, Lea and Richardson agreed to forgo receipt of the 2010 annual grants of Common Stock.

(2)	Mr. Capps resigned as a member of the Board of Directors on May 12, 2010. The Board of Directors appointed Mr. Lea to fill the vacancy, effective upon Mr. Capps’ resignation from the Board of Directors.
(3)	Messrs. Lea and Richardson resigned from the Board of Directors on March 30, 2011.
(4)	Mr. Miller resigned from the Board of Directors on May 2, 2011.

Annual Stock Awards and Meeting Fees

The following table sets forth the schedule of annual stock grants and meeting fees for non-employee directors in effect during 2010:

Type of Fee	Dollar Amount

Value of Annual Stock Grant	$75,000

Attendance Fee per Committee Meeting Attended	$1,000

Attendance Fee per Board Meeting Attended	$1,000

Each non-employee director (except Messrs. Capps, Lea and Richardson) received $1,000 for each Board and each Committee meeting attended and are also reimbursed for out-of-pocket expenses including travel expenses that they incur serving as directors.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive officer and principal financial officer of the Company and our three other most highly compensated individuals who were serving as executive officers as of December 31, 2010.

During 2010, Dov Charney served as the Company’s Chairman of the Board, President and Chief Executive Officer, and Adrian Kowalewski served as the Company’s Executive Vice President and Chief Financial Officer. Our three other most highly compensated executive officers during 2010 were Thomas M. Casey, Martin Bailey and Glenn A. Weinman. These individuals are referred to as the “Named Officers” herein.

The Company’s current executive compensation programs are determined and approved by the Compensation Committee of the Board. None of the Named Officers are members of the Compensation Committee. Our Chief Executive Officer and Chairman of the Board recommend to the Compensation Committee salary, cash incentive awards, equity-based awards and long-term compensation levels for executive officers, including the other Named Officers other than himself. Our other executive officers, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other executive officers, but our Chief Financial Officer provides the Compensation Committee with documents used in their determination of executive compensation.

Executive Compensation Program Objectives and Overview

It is the Company’s intent that its executive compensation programs achieve three fundamental objectives: (1) attract, motivate and retain qualified executive officers; (2) hold executives accountable for performance; and (3) align executive officers’ interests with the interests of our stockholders. In structuring the Company’s executive compensation programs, we intend to be guided by the following basic philosophies:

•	Competition. The Company should provide competitive compensation opportunities so that it can attract, motivate and retain qualified executive officers.

•	Pay for Performance. A substantial portion of compensation should be tied to Company (and/or particular department or segment) and individual performance.

•

Alignment with Stockholder Interests. A substantial portion of compensation should be contingent on the Company’s performance. As an executive officer’s level of responsibility increases, a greater portion of the officer’s total compensation should be dependent on the Company’s performance

As described in more detail below, the material elements of our executive compensation program will generally include, at the discretion of the Compensation Committee, some or a mix of the following: a base salary, an annual cash incentive bonus opportunity, and a performance equity plan component. We believe that these elements of our executive compensation program will help us to achieve one or more of our compensation objectives. The executive compensation program is intended to attract, motivate and retain qualified executive officers. The base salary is the element of our current executive compensation program where the value of the benefit in any given year is generally not variable. We anticipate that any bonus awarded in any given year will depend on the performance of the individual and the performance of the Company. We believe that in order to attract, motivate and retain top-caliber executive officers, we need to provide executive officers with predictable benefit amounts that reward the executive officer’s continued service. The base salaries are paid out on a short-term or current basis. Any bonuses would generally be paid out on a short-term basis, such as at year end or upon completion of significant projects. Performance equity awards would generally be made on a longer-term basis. We believe that a mix of longer-term and short-term elements will allow us to achieve our dual goals of attracting and retaining executive officers (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

Our cash incentive bonus opportunity would be primarily intended to hold executive officers accountable for performance, although we also believe it would align our executive officers’ interests with those of our stockholders and help us attract, motivate and retain executive officers. Our performance equity incentives would also be primarily intended to align our executive officers’ interests with those of our stockholders, although we believe they would help hold executive officers accountable for performance and help us motivate and retain executive officers.

These compensation elements are intended to create a total compensation package for each executive officer that we believe will achieve our compensation objectives and provide competitive compensation opportunities.

The Company has employment agreements with Dov Charney, Chairman of the Board and Chief Executive Officer, Thomas M. Casey, Acting President, John J. Luttrell, the Company’s current Executive Vice President and Chief Financial Officer, Martin Staff, the Company’s Chief Business Development Officer, and Glenn A. Weinman, Senior Vice President, General Counsel and Secretary,. For a more complete description of current employment agreements with the Named Officers, see “Description of Employment Agreements” below.

Current Executive Compensation Program Elements

Base Salaries

The Compensation Committee reviews and approves base salaries for executive officers, including Named Officers, annually and in connection with promotions or other changes in responsibilities. The Compensation

Committee generally reviews the base salaries for each executive officer in the first quarter of each year to set salaries, and intends to consider market data, individual compensation history, pay in relation to other executive officers at the Company, tax deductibility, individual job performance and future potential, as well as evaluations and recommendations by senior management in determining base salary. The weight given to each of these factors may differ from individual to individual, as the Compensation Committee deems appropriate.

Annual Bonus Awards

There were no annual or other bonuses awarded to Named Officers for the year ended December 31, 2010.

Long-Term Equity Incentive Awards

The Compensation Committee has the authority to grant stock options, restricted stock and other awards under the Company’s 2007 Performance Equity Plan to executive officers.

On November 26, 2010, the Board approved the grant of 6,532,673 restricted shares of Common Stock, representing approximately 8% of the then outstanding shares of Common Stock, to executive and non-executive management employees and certain consultants to the Company. The grants were made pursuant to the Company’s 2007 Performance Equity Plan and to reward grantees for their individual contributions and time-based service.

On March 30, 2011, subject to stockholder approval of the 2011 Plan, as discussed in “Proposal 7” above, the Board of Directors approved the 2011 Plan, under which certain cash awards are intended to qualify as performance-based compensation under Section 162(m). The Board of Directors believes that adoption of the 2011 Plan will provide the Compensation Committee with the tools necessary to meet the Company’s objectives of attracting, motivating and retaining qualified employees and of tying a portion of compensation to Company performance. Accordingly, subject to stockholder approval of the 2011 Plan, as discussed in “Proposal 7” above, going forward, a portion of compensation for executive officers may be based on the financial performance of the Company, as determined at the discretion of the Compensation Committee.

On October 7, 2010, the Board of Directors approved the grant of 1,000,000 stock options and 500,000 restricted shares to Mr. Thomas M. Casey pursuant to the terms of his employment agreement. The stock options were granted to Mr. Casey on December 10, 2010. However, the restricted shares were not issued to Mr. Casey due to unavailable authorized shares under the 2007 Plan. There is a mutual agreement between Mr. Casey and the Company that these shares will be issued as they become available and will be recorded in accrued expenses until there is a measurement date. The vesting period for the options and restricted shares occurs in four equal installments on each of January 1, 2011, 2012, 2013 and 2014.

Severance and Other Benefits Upon Termination of Employment

In order to support our compensation objective of attracting, retaining and motivating qualified executive officers, we believe that, in certain cases, we may decide to provide executive officers with severance protections upon certain types of termination. These severance protections would be negotiated on an individual by individual basis. American Apparel has not entered into any change in control agreements. The Company has entered into severance arrangements with Dov Charney, Thomas Casey, John J. Luttrell, Martin Staff and Glenn A. Weinman. For a more complete description of current employment agreements with the Named Officers, see “Description of Employment Agreements” below.

Option Grant Practices and Policies

The Compensation Committee may, from time to time, grant stock options under the 2007 Performance Equity Plan as determined by the Compensation Committee. If the 2011 Plan is approved by stockholders, the Compensation Committee may grant such stock options under the 2011 Plan.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based. The Compensation Committee intends to consider the anticipated tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Compensation Committee may award compensation to our executive officers which is not fully deductible, if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. While our annual bonus plan focuses on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, executives’ annual bonuses are determined using multiple performance criteria and are subject to reduction by the Compensation Committee based on the executive’s individual performance. The Compensation Committee believes that the annual bonus plan appropriately balances risk and the desire to focus executives on specific short-term goals important to the Company’s success, and that it does not encourage unnecessary or excessive risk taking. The Compensation Committee believes that our current executive compensation program provides an appropriate balance between the goals of increasing the price of Common Stock and avoiding risks that could threaten our growth and stability. In addition, it is intended to be the practice of the Compensation Committee to grant executive officers a mixture of stock options and restricted stock as described above. The Compensation Committee believes that such awards would not encourage unnecessary or excessive risk taking since the ultimate value of the awards would be tied to the Company’s stock price, and since grants are subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this Compensation Committee Report, each of whom is independent as defined by NYSE Amex listing standards.

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act and, based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement for the 2011 Annual Meeting, as filed with the SEC.

By the Compensation Committee,

Robert Greene

Allan Mayer

Mark A. Thornton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2010, Keith Miller, Robert Greene, Allan Mayer and Mark A. Thornton served as members of the Compensation Committee. During 2010, no current member of the Compensation Committee was an officer or employee of the Company, formerly an officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Company’s Compensation Committee during the year ended December 31, 2010.

SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation of our Named Officers for services rendered during 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation Earnings ($)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)(4)		Total
(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)	(i)		(j)
Dov Chaney, Chairman of the Board and Chief Executive Officer	2010	764,423		—		—		—		—		—	—		764,423
	2009	750,000		—		—		—		1,124,401	(3)	—	—		1,874,401
	2008	750,000		250,000	(2)	—		—		—		—			1,000,000

Thomas M. Casey, Acting President(5)	2010	92,308		—		—		773,000	(11)	75,000	(13)	—	—		939,804

Adrian Kowaleski, Executive Vice President, Corporate Strategy(6)	2010	284,726		—		2,039,999	(11)	—		—		—	351,086	(12)	2,675,811
	2009	246,250	(7)	—		—		—		—		—	—		246,250
	2008	197,308		—		—		—		—		—	—		197,308

Martin Bailey, Chief Manufacturing Officer	2010	305,769		—		2,550,001	(11)	—		—		—	438,858	(12)	3,294,628
	2009	300,000	(8)	—		—		—		—		—	49,094	(9)	349,094
	2008	278,846		—		—		—		—		—	63,509	(9)	342,355

Glenn A. Weinman, Senior Vice President, General Counsel and Secretary	2010	340,961		—		124,951	(11)	—		—		—	21,544	(12)	487,456
	2009	252,692	(10)	—		—		—		—		—	—		252,692
	2008	—		—		—		—		—		—	—		—

(1)	Includes bonuses earned in the year indicated, regardless of when paid.
(2)	The Compensation Committee approved a bonus for Mr. Charney for his service for the year ended December 31, 2008, in an amount equal to $250,000.
(3)	The Compensation Committee approved a bonus for Mr. Charney for his service for the year ended December 31, 2009, in an amount equal to $1,124,401.
(4)	Except as otherwise set forth below, amounts of perquisites and other personal benefits are less than $10,000 and accordingly are omitted.
(5)	On October 1, 2010, Mr. Casey joined the Company as Acting President.
(6)	From December 2008 to February 2011, Mr. Kowalewski served as Executive Vice President and Chief Financial Officer. In February 2011, Mr. Kowalewski was appointed Executive Vice President, Corporate Strategy.
(7)	In 2009, Mr. Kowalewski received an increase to his base salary, resulting in a salary of $285,000 per year. In November 2010, Mr. Kowalewski voluntarily reduced his annual salary to $245,000.
(8)	During 2008, Mr. Bailey received an increase to his base salary, resulting in a salary of $300,000 per year.
(9)	Personal benefits include payment of the executive officer’s share of the Company’s health insurance premium, a vehicle allowance and $24,000 in life insurance premiums paid on policies held by Mr. Bailey. The face value of these policies is $2.0 million.
(10)	Mr. Weinman joined American Apparel in February 2009. During 2010, Mr. Weinman received an increase to his base salary, resulting in a base salary of $375,000 per year.
(11)	Represents the aggregate grant date fair value, computed in accordance with ACS 718, of stock awards and options granted in fiscal year 2010. Assumptions used in the calculation of these amounts are further described in Note 15 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010, included in the Annual Report.
(12)	Represents tax gross-up related to the 20% vested portion of November 26, 2010 RSAs.
(13)	Represents payment for Mr. Casey’s delivery of a strategic plan per Mr. Casey’s employment agreement.

Compensation of Named Officers

The “Summary Compensation Table” above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in 2010, 2009 and 2008. The primary elements of each Named Officer’s total compensation reported in the table are base salary, bonuses, and the other benefits listed in Column (i) of the “Summary Compensation Table,” as further described in the footnotes to the table identified therein.

The “Summary Compensation Table” should be read in conjunction with the narrative descriptions that follow. A description of the material terms of the employment agreements currently in force with respect to Named Officers is provided immediately following this paragraph.

Description of Employment Agreements

The following are descriptions of the terms of the employment agreements with our executive officers.

Dov Charney, Chairman of the Board and Chief Executive Officer

The Company and Dov Charney are parties to an employment agreement dated December 12, 2007, pursuant to which Mr. Charney will serve as the Company’s Chief Executive Officer and President for an initial three-year term, commencing on December 12, 2007, which term will automatically extend for successive one-year periods unless either party provides written notice of non-renewal at least 90 days prior to such renewal date. His employment agreement provides that Mr. Charney will receive a base salary of $750,000 per year, subject to increase based on the annual review of the Board of Directors, and also will be entitled to receive, subject to certain conditions, a target annual bonus of 150% of his base salary and a long-term bonus over the initial three-year term of the employment agreement of up to 300% of his base salary upon the Company’s attainment of performance objectives to be determined by the Board or the Compensation Committee. His employment agreement also provides that Mr. Charney will be eligible to participate in the Company’s employee benefit plans as they may exist from time to time (including, without limitation, those plans covering pension and profit sharing, executive bonuses, stock purchases, stock options, life, health and dental insurance, vacation benefits and reimbursement of reasonable and necessary business expenses). See “Potential Payments Upon Termination or Change of Control” for additional information regarding Mr. Charney’s employment agreement.

Thomas M. Casey, Acting President

The Company and Thomas M. Casey are parties to an employment agreement, dated October 1, 2010, pursuant to which Mr. Casey will serve as the Company’s Acting President. The term of his agreement will initially be the fifteen-month period beginning on October 1, 2010 and ending on December 31, 2011, but will renew automatically for successive one-year periods unless the Company provides written notice of non-renewal at least 90 days prior to such renewal date. His employment agreement provides that Mr. Casey will receive a base salary of $400,000 per year, plus a one-time bonus of $75,000. His employment agreement also provides that Mr. Casey will be eligible for stock and stock option grants under the Company’s 2007 Performance Equity Plan, as may determined by the Compensation Committee. Mr. Casey’s employment agreement also provides that he will be eligible to participate in the benefit plans that the Company maintains for its executive officers and receive other standard benefits including, without limitation, pension, disability, vacation benefits and reimbursement of travel and business-related expenses. See “Potential Payments upon Termination or Change of Control” for additional information regarding Mr. Casey’s employment agreement.

John J. Luttrell, Executive Vice President and Chief Financial Officer

In February 2011, John J. Luttrell joined the Company as Executive Vice President and Chief Financial Officer. In connection with Mr. Luttrell’s appointment as Executive Vice President and Chief Financial Officer, the Company and Mr. Luttrell entered into an employment agreement pursuant to which Mr. Luttrell will serve as the Company’s Executive Vice President and Chief Financial Officer for an initial term of one year, commencing on February 7, 2011, which term will automatically extend for successive one-year periods as of each February 7 (beginning February 7, 2012) unless terminated by the Company on at least 90 days written notice prior to the expiration of the then-current term. Mr. Luttrell’s employment agreement provides that he will receive a minimum base salary of $400,000 per year, subject to increase based on the annual review of the Compensation Committee. Mr. Luttrell’s employment agreement also provides that he is entitled to a bonus of up to $25,000, subject to his continuing employment with the Company through February 28, 2011 and delivery of a written budget for the Company’s 2011 fiscal year and a written strategic plan forecast, both acceptable to the Board. In addition, Mr. Luttrell will be eligible to receive an annual incentive compensation award commencing with fiscal year 2011, with a target payment equal to 75% (and a maximum payment of 100%) of his salary during each such fiscal year, subject to the terms and conditions of the Company’s annual bonus plan and further subject to certain targets or criteria reasonably determined by the Board or the Compensation Committee. Mr. Luttrell will also receive grants of restricted stock and stock options covering 350,000 and 700,000 shares, respectively, under the Company’s 2007 Performance Equity Plan or any successor plan, and will participate in the benefit plans that the Company maintains for its executive officers and receive certain other standard benefits (including, without limitation, relocation expenses and reimbursement of travel and business-related expenses). See “Potential Payments upon Termination or Change of Control” for additional information regarding Mr. Luttrell’s employment agreement.

Martin Staff, Chief Business Development Officer

In March 2011, Martin Staff joined the Company as Chief Business Development Officer. In connection with Mr. Staff’s appointment as Chief Business Development Officer, the Company and Mr. Staff entered into an employment agreement pursuant to which Mr. Staff will serve as the Company’s Chief Business Development Officer for an initial term of three years, commencing on March 21, 2011, which term shall automatically extend for successive one-year periods as of each March 21 (beginning March 21, 2014) unless terminated by the Company on at least 90 days written notice prior to the expiration of the then-current term. Mr. Staff’s employment agreement provides that Mr. Staff will receive a minimum base salary of $600,000 per year, subject to increase based on the annual review of the Compensation Committee. His employment agreement also provides that, subject to Mr. Staff’s continued employment, in each of 2011, 2012 and 2013, on the later of (i) June 1 of each such year and (ii) 45 days following the release of the Company’s earnings in respect of the prior fiscal year, Mr. Staff will be granted a restricted stock award having a value of $600,000, calculated in accordance with his employment agreement and made pursuant to the terms of the Company’s 2007 Performance Equity Plan and any successor plan thereto. Mr. Staff will also participate in the benefit plans that the Company maintains for its executives and receive certain other standard benefits (including, without limitation, relocation expenses and reimbursement of travel and business-related expenses). See “Potential Payments upon Termination or Change of Control” for additional information regarding Mr. Staff’s employment agreement.

Glenn A. Weinman, Senior Vice President, General Counsel and Secretary

In February 2009, Glenn A. Weinman joined the Company as Senior Vice President, General Counsel and Secretary. In connection with Mr. Weinman’s appointment as Senior Vice President, General Counsel and Secretary, the Company and Mr. Weinman entered into an employment agreement, pursuant to which Mr. Weinman will serve as the Company’s General Counsel and Secretary for an initial two-year term, commencing on February 17, 2009, which term will automatically extend for successive one-year periods unless terminated by the Company on at least 90 days written notice prior to the expiration of the then-current term. His employment agreement provides that Mr. Weinman will receive a minimum base salary of $300,000 per year, subject to increase based on the annual review of the Compensation Committee, and an opportunity to earn performance bonuses as may be determined by the Board of Directors. His employment agreement also provides that Mr. Weinman will be eligible for stock and stock option grants under the Company’s 2007 Performance Equity Plan, as may determined by the Compensation Committee, and will participate in the benefit plans that the Company maintains for its executive officers and receive certain other standard benefits (including, without limitation, vacation benefits and reimbursement of travel and business-related expenses, dues and fees). See “Potential Payments upon Termination or Change of Control” for additional information regarding Mr. Weinman’s employment agreement.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by stockholders	1,000,000	$1.75	303,000

Equity compensation plans not approved by stockholders	—	—	—

Total	1,000,000	$1.75	303,000

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding grants of plan-based awards for our Named Officers during the fiscal year ended December 31, 2010.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price Of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name (a)	Approval Date	Grant Date (b)	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
			(c)	(d)		(e)	(f)	(g)	(h)	(i)		(j)		(k)	(l)

Dov Charney	—	—	—	—		—	—	—	—	—		—		—	—

Thomas M. Casey	10/7/10	12/10/10	—	—		—	—	—	—	1,000,000	(1)	—		$1.75	$773,000

	10/7/10		—	75,000	(2)	—	—	—	—	—		—		—	—

Adrian Kowalewski		11/26/10	—	—		—	—	—	—	—		1,333,333	(1)	—	$2,039,999

Martin Bailey		11/26/10	—	—		—	—	—	—	—		1,666,667	(1)	—	$2,550,001

Glenn A. Weinman		11/26/10	—	—		—	—	—	—	—		81,667	(1)	—	$124,951

(1)	Award granted under 2007 Performance Equity Plan.
(2)	Represents payment for Mr. Casey’s delivery of a strategic plan per Mr. Casey’s employment agreement.

Stock Options and Other Equity Awards

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below provides information about outstanding equity awards of each of our Named Executive Officers during the fiscal year ended December 31, 2010.

OPTION AWARDS							STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Dov Charney	—	—		—	—	—	—		—	—	—
Thomas M. Casey	—	1,000,000	(1)	—	1.75	10/7/20			—	—	—
Adrian Kowalewski	—	—		—	—	—	1,066,666	(2)	$1,770,666	—	—
Martin Bailey	—	—		—	—	—	1,333,334	(2)	$2,213,334	—	—
Glenn A. Weinman	—	—		—	—	—	65,334	(2)	$108,454	—	—

(1)	25% of the total shares granted vest on each of January 1, 2011, 2012, 2013 and 2014.
(2)	20% of the total shares granted vested upon grant and 20% of the shares will vest on each of the four anniversaries following the grant date.

OPTIONS EXERCISED AND STOCK VESTED

The table below provides information about stock vested for each of the Named Executive Officers during the fiscal year ended December 31, 2010.

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Related on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Dov Charney	—	—	—	—
Thomas M. Casey	—	—	—	—
Adrian Kowalewski	—	—	266,667	$408,000
Martin Bailey	—	—	333,333	$510,000
Glenn A. Weinman	—	—	16,333	$24,990

Potential Payments Upon Termination or Change of Control

In the discussion that follows, payments and other benefits payable upon early termination are set out as if the terminations took place on December 31, 2010. In setting out such payments and benefits, amounts that had already been earned as of the termination date are not shown. Also, benefits that are available to all full-time regular employees when their employment terminates are not shown. The amounts set forth below are estimates of the amounts which could be paid out to the Named Officers upon their termination. The actual amounts to be paid out can only be determined at the time of such Named Officer’s separation from the Company.

The following are descriptions of potential payments upon termination or change of control with respect to the employment agreements of our executive officers.

Dov Charney, Chairman of the Board and Chief Executive Officer

Mr. Charney’s employment agreement provides that in the event that his employment is terminated (i) by the Company without “cause” or (ii) by Mr. Charney for “good reason,” Mr. Charney will be entitled to the following: (1) a pro rata portion of his annual and long term performance bonuses for the year in which he is terminated as if 100% of the performance targets were met, (2) a payment equal to the greater of (x) annual base salary for the remainder of his employment contract or (y) two times the sum of his annual base salary and maximum annual performance bonus, (3) immediate vesting of all equity awards granted to him by the Company and (4) all lock-up restrictions on all of Mr. Charney’s stock in the Company will immediately lapse.

In the event of a change in control, if any payments or benefits due to Mr. Charney in connection with the change in control, including payments as a result of termination of his employment, will be subject to excise taxes as defined in his employment agreement, Mr. Charney will be entitled to a tax gross-up for all effects of the excise taxes. If a change in control had occurred as of December 31, 2010, and Mr. Charney had received the termination lump sum payments described above, he would have been entitled to a tax gross-up payment of up to approximately $1.3 million. This calculation is dependent on prior compensation as defined under applicable sections of the Internal Revenue Code.

Upon termination of Mr. Charney’s employment by the Company with “cause” or due to Mr. Charney’s permanent incapacity or death, the Company will pay Mr. Charney any unreimbursed expenses then owed by the Company to Dov Charney and all accrued but unpaid wages. Mr. Charney will not be entitled to any other consideration or compensation.

Had Mr. Charney separated from the Company as of December 31, 2010, as a result of termination without “cause” or for “good reason,” he would have been entitled to a payment amounting to $750,000 (of which $0 is attributable to bonuses and $750,000 is attributable to salary).

Thomas M. Casey, Acting President

Mr. Casey’s employment agreement provides that if Mr. Casey is terminated without “cause” or if he resigns for “good reason,” the Company will pay Mr. Casey the following: (a) his base salary accrued through the date of such resignation or termination and continuing for a period of one year after the date of such resignation or termination (the “Salary Continuation Period”); (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs; (c) any unreimbursed expenses and all stock and stock option grants awarded to Mr. Casey by the Company also will become vested and exercisable. In addition, in such case, Mr. Casey will be entitled to receive, until the earlier of the last day of the Salary Continuation Period and the date Mr. Casey is entitled to comparable benefits by a subsequent employer, continued participation in the Company’s medical, dental and insurance plans and arrangements.

If Mr. Casey’s employment terminates by reason of his death or disability, or if he is terminated for “cause” or if he resigns without “good reason,” the Company will pay him (a) his base salary accrued through the date of such resignation or termination; (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination of employment occurs; (c) only in the case of a termination because of his death or disability, a prorated amount of his target annual performance bonus for the calendar year in which such termination of employment occurs; and (d) any unreimbursed expenses.

Had Mr. Casey separated from the Company as of December 31, 2010, as a result of termination without “cause” or for “good reason,” he would have been entitled to a payment amounting to $400,000 plus health insurance benefits, of $1,423 per month, for a period of 12 months after he leaves the Company, or until comparable benefits are obtained from a new employer.

John J. Luttrell, Executive Vice President and Chief Financial Officer

Mr. Luttrell’s employment agreement provides that if Mr. Luttrell is terminated without “cause” or if he resigns for “good reason,” the Company will pay Mr. Luttrell the following: (a) his base salary accrued through the date of such resignation or termination and, subject to entering into a release, continued payment of Mr. Luttrell’s then-current base salary for a period of twelve months (the “Continuation Period”); (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs; and (c) any unreimbursed expenses. In addition, in such case, Mr. Luttrell and his eligible dependents will be entitled to receive, until the earlier of the last day of the Continuation Period and the date Mr. Luttrell is entitled to comparable benefits by a subsequent employer, continued participation in the Company’s medical, dental and insurance plans and arrangements. If the Company elects not to extend Mr. Luttrell’s term of employment, then unless Mr. Luttrell’s employment has been earlier terminated, Mr. Luttrell’s employment will be deemed to terminate at the end of the applicable term and the Company will pay Mr. Luttrell the amounts set forth in clauses (a) through (c) above in this paragraph.

If Mr. Luttrell’s employment terminates by reason of his death or disability, or if he is terminated for “cause” or if he resigns without “good reason” (as these terms are defined in the Employment Agreement), the Company will pay him (a) his base salary accrued through the date of such resignation or termination; (b) any unreimbursed expenses; and (c) only in the case of a termination because of his death or disability, (x) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination of employment occurs and (y) a pro rated amount of his target annual performance bonus, if any, for the calendar year in which such termination of employment occurs.

Martin Staff, Chief Business Development Officer

Mr. Staff’s employment agreement provides that if Mr. Staff is terminated without “cause” or if he resigns for “good reason,” the Company will pay Mr. Staff the following: (a) his base salary accrued through the date of such resignation or termination and, subject to Mr. Staff’s execution and delivery of a general release of all claims against the Company and its affiliates, a cash payment of $300,000 payable in equal installments over the six-month period following such termination or resignation; (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs; (c) any unreimbursed expenses; and (d) if such termination or resignation occurs on or following March 21 of a calendar year in which an RSA is otherwise scheduled to be granted and prior to the RSA grant for such year, in lieu of any RSA for such year, a cash payment of $50,000 for each full month of employment elapsed since March 21 of such year. In addition, in the event of such termination without “cause” or resignation for “good reason,” any unvested RSA will vest as to one-twelfth of the shares of the Company’s common stock subject to such RSA for each full month of employment elapsed since the immediately preceding March 21. In addition, in such case, Mr. Staff and his eligible dependents will be entitled to receive, until the earlier of the last day of the six-month period immediately following such termination of employment or resignation and the date Mr. Staff is entitled to comparable benefits by a subsequent employer, continued participation in the Company’s medical, dental and insurance plans and arrangements. If the Company elects not to extend Mr. Staff’s term of employment, then unless his employment has been earlier terminated, Mr. Staff’s employment will be deemed to terminate at the end of the applicable term and he will not be entitled to any of the amounts set forth in this paragraph. The provisions in Mr. Staff’s employment agreement related to resignation for “good reason” will only be effective in the event Dov Charney is no longer either the Chief Executive Officer or Chairman of the Company.

If Mr. Staff’s employment terminates by reason of his death or disability, or if he is terminated for “cause” or if he resigns without “good reason,” the Company will pay him (a) his base salary accrued through the date of such resignation or termination; (b) any unreimbursed expenses; and (c) only in the case of a termination because of his death or disability, any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination of employment occurs.

Glenn A. Weinman, Senior Vice President, General Counsel and Secretary

Mr. Weinman’s employment agreement provides that if Mr. Weinman is terminated without “cause” or if he resigns for “good reason,” the Company will pay Mr. Weinman the following: (a) his base salary accrued through the date of such resignation or termination and continuing for a period of one year after the date of such resignation or termination (the “Continuation Period”); (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs; (c) a bonus for the calendar year in which such termination or resignation occurs equal to his target annual performance bonus, if any, for such year and each subsequent calendar year included in whole or in part within the Continuation Period (prorated in the case of any partial calendar year based on the number of days included in such Continuation Period); and (d) any unreimbursed expenses and all stock and stock option grants awarded to Mr. Weinman by the Company also will become vested and exercisable. In addition, in such case, Mr. Weinman will be entitled to receive, until the earlier of the last day of the Continuation Period and the date Mr. Weinman is entitled to comparable benefits by a subsequent employer, continued participation in the Company’s medical, dental and insurance plans and arrangements.

If Mr. Weinman’s employment terminates by reason of his death or disability, or if he is terminated for “cause” or if he resigns without “good reason,” the Company will pay him (a) his base salary accrued through the date of such resignation or termination; (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination of employment occurs; (c) only in the case of a termination because of his death or disability, a prorated amount of his target annual performance bonus for the calendar year in which such termination of employment occurs; and (d) any unreimbursed expenses. If Mr. Weinman’s employment terminates by reason of his death, in lieu of the payment schedule described above, his beneficiary or estate may elect to receive a single lump sum payment equal to the present value of all such payments.

Had Mr. Weinman separated from the Company as of December 31, 2010, as a result of termination without “cause” or for “good reason,” he would have been entitled to a payment amounting to $375,000 plus health insurance benefits, of $1,423 per month, for a period of 12 months after he leaves the Company, or until comparable benefits are obtained from a new employer.

Pension Benefits and Nonqualified Defined Contribution Plans

The Company’s Named Officers did not participate in, or otherwise receive any benefits under, any pension or non-qualified defined contribution plans sponsored by the Company during 2010 or any other prior years.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information available to the Company as of the Record Date, with respect to shares of Common Stock held by (i) each director, including the two Class A Nominees, (ii) each stockholder who is known to the Company to be the beneficial owner of more than 5% of our issued and outstanding Common Stock based on statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act, (iii) our Named Officers (as defined under “Compensation Discussion and Analysis” above) and (iv) all of our current directors and executive officers as a group. The table below does not give effect to the issuances of shares of Common Stock or the grant of purchase rights for Common Stock to the Purchasers (as defined below) pursuant to the Investor Purchase Agreement, or the related issuance of the April 2011 Lion Warrant (as defined below) to Lion, which transactions occurred on April 26, 2011, as further described under “Certain Relationships and Related Transactions” below.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner(1)(8)	Number	Percent of Class
Dov Charney(2)	44,923,088	54.3%

Lion/Hollywood LLC(3) c/o Lion Capital (Americas) Inc. 888 Seventh Avenue New York, New York 10019	16,759,809	16.8%

Thomas M. Casey	250,000	*

John J. Luttrell	—	*

Martin Bailey	1,666,667	2.0%

Martin Staff	—	*

Adrian Kowalewski	1,333,333	1.6%

Glenn A. Weinman	81,667	*

Robert Greene(4)	63,758	*

Allan Mayer(4)(5)	62,758	*

Mark Samson(4)	61,758	*

Mark A. Thornton(4)(6)	58,758	*

All directors, executive officers and Lion/Hollywood LLC as a group (12 persons)(7)	65,261,596	78.8%

*	Less than 1.0%.
(1)	This table is based upon 82,771,426 shares of Common Stock outstanding as of the Record Date and upon information supplied by officers, directors, principal stockholders and the Company’s transfer agent, and contained in schedules filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the directors and executive officers in this table is c/o American Apparel, Inc., 747 Warehouse Street, Los Angeles, California 90021.
(2)	A total of 37,258,065 of these shares are subject to a lock-up agreement and cannot be sold, subject to certain exceptions, without the Company’s consent, until the expiration of the restricted period under the lock-up agreement (as extended by a separate agreement entered into in March 2009) in December 2013 (which period may be shortened to December 2010 upon the occurrence of certain events). See “Certain Relationships and Related Transactions” below for further description of the lock-up agreement.

(3)	Pursuant to Rule 13d-3 under the Exchange Act, Lion may be deemed to beneficially own 16,759,809 shares of Common Stock, 16,000,000 of which are subject to issuance upon exercise of the 2009 Lion Warrant (as defined below) (which is exercisable by Lion at any time during its term) and 759,809 of which are subject to issuance upon exercise of the March 2011 Lion Warrant (as defined below, and which is exercisable by Lion at any time during its term). See “Certain Relationships and Related Transactions” below for further description of the 2009 Lion Warrant and the March 2011 Lion Warrant. The information provided is based on a Schedule 13D/A filed by Lion with the SEC on March 24, 2011, and does not include Lion’s beneficial ownership of an additional 3,063,101 shares of Common Stock subject to issuance upon exercise of the April 2011 Lion Warrant (as defined below, and which is exercisable by Lion at any time during its term, subject to cash settlement in certain cases) issued on April 26, 2011 in connection with the issuance of shares of Common Stock to the Purchasers under the Investor Purchase Agreement. Taking into account the April 2011 Lion Warrant and issuance of shares to the Purchasers on April 26, 2011, Lion may be deemed to beneficially own 19,822,910 shares or 16.8% of the outstanding Common Stock, based on a Schedule 13D/A filed by Lion with the SEC on April 28, 2011. See “Certain Relationships and Related Transactions” below for further description of the April 2011 Lion Warrant.
(4)	Includes 4,808 shares granted to each independent non-employee director on April 17, 2008, 35,211 shares granted to each independent non-employee director on January 12, 2009, and 21,739 shares granted to each independent non-employee director on January 19, 2010, as described under “Director Compensation—Fiscal 2010” above. Messrs. Capps, Lea and Richardson agreed to forgo receipt of the 2010 annual grants of Common Stock.
(5)	1,000 shares are held by a trust established for the benefit of Mr. Mayer and his family, of which Mr. Mayer is Trustee.
(6)	21,739 shares are held by Endless Bliss Inc. of which Mr. Thornton is the President, Chief Executive Officer and sole stockholder.
(7)	Includes (i) 48,290,806 shares owned by our current directors and executive officers; (ii) 1,000 shares held by a trust established for the benefit of Mr. Mayer and his family, of which Mr. Mayer is trustee, (iii) 21,739 shares held by Endless Bliss Inc. of which Mr. Thornton is the President, Chief Executive Officer and sole stockholder; (iv) 250,000 shares subject to issuance upon exercise of vested options held by Mr. Casey; and (v) 16,759,809 shares subject to issuance upon exercise of the 2009 Lion Warrant and the March 2011 Lion Warrant (which are both exercisable by Lion at any time during their terms), but does not include 3,063,101 shares of Common Stock issuable upon exercise of the April 2011 Lion Warrant, which was issued on April 26, 2011.
(8)	If a person has the right to acquire shares of common stock subject to options and other convertible or exercisable securities, such as warrants, within 60 days of the Record Date, then such shares are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The following shares of common stock subject to stock options and warrants may be acquired within 60 days of the Record Date and are included in the table above: Tom Casey (250,000 shares issuable upon the exercise of vested options) and Lion/Hollywood, L.L.C. (16,759,809 shares issuable upon exercise of the 2009 Lion Warrant and the March 2011 Lion Warrant, but not including 3,063,101 shares of Common Stock issuable upon exercise of the April 2011 Lion Warrant which was issued on April 26, 2011). The table above also does not reflect the issuances of shares of Common Stock or the grant of purchase rights for Common Stock pursuant to the Investor Purchase Agreement, which transactions occurred on April 26, 2011. In addition, for stock awards granted to our executive officers, the total number of shares of common stock granted have been included in the table above even though those stock awards may be subject to vesting. For more information, see “Stock Options and Other Equity Awards—Outstanding Equity Awards at Fiscal Year-End” contained herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under its charter, the Audit Committee is charged with reviewing the Company’s policies relating to the avoidance of conflicts of interest and reviewing all related party transactions that are required to be disclosed pursuant to SEC Regulation S-K, Item 404, or any successor provision. Additionally, the Audit Committee is responsible for reviewing the Company’s program to monitor compliance with the Company’s Code of Ethics. The Company’s Code of Ethics is applicable to all directors, officers and employees and provides examples of conflict of interest situations as including, but not limited to, the following: any significant ownership interest in any supplier or customer; any consulting or employment relationship with any customer, supplier or competitor; any outside business activity that detracts from an individual’s ability to devote appropriate time and attention to his or her responsibilities with the Company; the receipt of money, non-nominal gifts or excessive entertainment from any company with which the Company has current or prospective business dealings; being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any close relative; selling anything to the Company or buying anything from the Company, except on the same terms and conditions as comparable officers or directors are permitted to so purchase or sell; and any other circumstance, event, relationship or situation in which the personal interest of a person subject to the Code of Conduct interferes, or even appears to interfere, with the interests of the Company as a whole. In determining whether to approve or ratify a transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The following are the material transactions or agreements between the Company and related persons. The Audit Committee has approved or ratified all of these transactions. All dollar amounts in this section are in United States dollars unless stated otherwise.

Lion Credit Agreement

On March 13, 2009, the Company entered into the Lion Credit Agreement, pursuant to which the Company borrowed $75,000,000 and issued to Lion a warrant (the “2009 Lion Warrant”). In addition, under the Lion Credit Agreement, an additional $5,000,000 of loans made to the Company thereunder constituted a fee paid by the Company to Lion Capital (Guernsey) II Limited (“Lion Capital Guernsey”). Lion Capital Guernsey subsequently assigned such loans and its rights and obligations under the Lion Credit Agreement to Lion Capital (Americas), Inc. Mr. Capps is a member of Lion Capital and Mr. Richardson is a founder and designated member of Lion Capital. Lion Capital is the sole stockholder of Lion Capital (Americas) Inc. and Mr. Capps is President of Lion Capital (Americas) Inc. On April 26, 2011, the Company and Lion entered into the Sixth Amendment. The Lion Credit Agreement, pursuant to the Fifth Amendment and the Sixth Amendment thereto also includes certain anti-dilution provisions that require the Company to (i) issue new warrants to Lion in the event of certain issuances and sales of common or preferred stock (including securities convertible, exercisable or exchangeable for common or preferred stock) or a debt-for-equity exchange by the Company prior to the repayment of the obligations under the Lion Credit Agreement and (ii) reduce the exercise price of the warrants issued to Lion to the lowest issued price for such issuance, sale or exchange, as applicable.

The descriptions of the Lion Credit Agreement, the Fifth Amendment and the Sixth Amendment are qualified in their respective entireties by reference to the descriptions contained in the Current Reports on Forms 8-K filed by the Company with the SEC on March 16, 2009, October 6, 2009, January 6, 2010, April 1, 2010, June 24, 2010, October 1, 2010, February 1, 2011, February 15, 2011, February 22, 2011, March 28, 2011 and April 28, 2011, and the documents filed as exhibits to such Current Reports.

Lion Warrants

In connection with the Lion Credit Agreement, on March 13, 2009, the Company issued to Lion the 2009 Lion Warrant, which is exercisable at any time during its term, which initially had an expiration date of February

2016, to purchase an aggregate of 16,000,000 shares of Common Stock at an initial exercise price of $2.00 per share, subject to adjustment under certain circumstances. As a result of the issuances of shares of Common Stock pursuant to the Investor Purchase Agreement and the March Purchase Agreement (as defined below), as described below, in accordance with the Fifth Amendment and the Sixth Amendment, the exercise price of the 2009 Lion Warrant was reduced to $1.00 per share, subject to and only effective upon receipt of the requisite approval of the Company’s stockholders of such exercise price reduction, and the term of the 2009 Lion Warrant was extended from February 2016 to February 2018.

On March 24, 2011, as a result of the issuance of shares of Common Stock pursuant to the March Purchase Agreement, and in accordance with the Fifth Amendment, the Company issued to Lion the March 2011 Lion Warrant, which expires in February 2018 and is exercisable at any time during its term, to purchase an aggregate of 759,809 shares of Common Stock at an exercise price of $1.11 per share, as such price may be adjusted from time to time pursuant to the adjustments specified in the March 2011 Lion Warrant or the Lion Credit Agreement. As a result of the issuances of shares of Common Stock pursuant to the Investor Purchase Agreement as described below, in accordance with the Sixth Amendment, the exercise price of the March 2011 Lion Warrant was reduced to $1.00 per share.

On April 26, 2011, as a result of the issuance of shares of Common Stock pursuant to the Investor Purchase Agreement and in accordance with the Sixth Amendment, the Company issued to Lion the April 2011 Lion Warrant, which expires in February 2018 and is exercisable at any time during its term, subject to cash settlement in certain cases, to purchase an aggregate of 3,063,101 shares of Common Stock at an exercise price of $1.00 per share, as such price may be adjusted from time to time pursuant to the adjustments specified in the April 2011 Lion Warrant and the Lion Credit Agreement.

The descriptions of the 2009 Lion Warrant, the March 2011 Lion Warrant and the April 2011 Lion Warrant are qualified in their respective entireties by reference to the descriptions contained in the Current Reports on Forms 8-K filed by the Company with the SEC on March 16, 2009, March 28, 2011 and April 28, 2011, and the documents filed as exhibits to such Current Reports.

Voting Agreements

In connection with the Lion Credit Agreement and 2009 Lion Warrant, Mr. Charney and Lion entered into the 2009 Investment Voting Agreement, dated as of March 13, 2009, and the Company and Lion entered into the Investment Agreement, dated as of March 13, 2009. Pursuant to the Investment Agreement, Lion currently has the right to designate two Investor Directors to the Board of Directors and a Board Observer. Lion’s right to designate Investor Directors and a Board Observer is subject to maintaining certain minimum ownership thresholds of shares issuable under the Lion Warrant. Positions for Lion’s Investor Directors and Board Observer were vacant as of the Record Date. See “Director Vacancies” above.

Pursuant to the 2009 Investment Voting Agreement, for so long as Lion has the right to designate any person or persons to the Board of Directors, Mr. Charney has agreed to vote his shares of Common Stock in favor of Lion’s designees, provided that Mr. Charney’s obligation to so vote terminates if he owns less than 6,000,000 shares of Common Stock (which number will be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction). In addition, pursuant to the 2009 Investment Voting Agreement, for so long as Lion has the right to designate any person or persons to the Board of Directors, Lion has agreed to vote its shares of Common Stock in favor of Mr. Charney each time Mr. Charney is nominated for election to the Board of Directors, provided that Lion’s obligation to so vote terminates if either (i) Mr. Charney beneficially owns less than 27,900,000 shares of Common Stock (which number will be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction) or (ii) (A) Mr. Charney is no longer employed on a full-time basis by the Company or any subsidiary of the Company and (B) Mr. Charney is in material breach of the non-competition and non-solicitation covenants contained in the Acquisition Agreement, as extended by a letter agreement, dated March 13, 2009, between Mr. Charney and Lion.

In connection with the Fifth Amendment, Dov Charney entered into another voting agreement (the “2011 Warrant Voting Agreement”) with Lion. Pursuant to the 2011 Warrant Voting Agreement, Mr. Charney agreed that subject to applicable law, if the Warrant Exercise Price Reset Proposal is submitted to stockholders at the Company’s annual meeting of stockholders for approval of the: (i) adjustment of the exercise prices of the Lion Warrants, as such exercise prices, collectively, may be further adjusted, and (ii) issuance of shares of Common Stock upon exercise of the Lion Warrants, Mr. Charney will vote or execute consents, as applicable, with respect to all of the shares of Common Stock that he at such time owns or controls the voting of, or cause to be voted or a consent to be executed with respect to such shares of Common Stock he at such time owns or controls the voting of, in favor of the Warrant Exercise Price Reset Proposal.

In connection with the Investor Purchase Agreement, Mr. Charney entered into a Voting Agreement (the “2011 Investment Voting Agreement”) with the Purchasers, pursuant to which Mr. Charney agreed to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that he at such time owns or controls the voting of, or cause to be voted or a consent to be executed with respect to such shares of Common Stock he at such time owns or controls the voting of, in favor of the following, if submitted to the Company’s stockholders at the Company’s annual meeting of stockholders: (i) a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue in a number sufficient to include all of the shares issuable under the Investor Purchase Agreement, the purchase rights granted to Mr. Charney under the Charney Purchase Agreement and the Charney Anti-Dilution Provision and (ii) a proposal to approve the potential issuance of Common Stock under the purchase rights granted to the Purchasers under the Investor Purchase Agreement and the purchase rights granted to Mr. Charney under the Charney Purchase Agreement.

The foregoing descriptions of the Investment Agreement, the 2009 Investment Voting Agreement, the 2011 Warrant Voting Agreement, the 2011 Investment Voting Agreement and the other transaction documents are qualified in their respective entireties by reference to the descriptions contained in the Current Reports on Forms 8-K filed by the Company with the SEC on March 16, 2009, April 16, 2009, June 19, 2009, August 20, 2009, November 3, 2009, February 22, 2011 and April 28, 2011, and the documents filed as exhibits to such Current Reports.

Letter Agreement

In connection with the Lion Credit Agreement and the Investment Agreement, Mr. Charney also entered into a letter agreement, dated March 13, 2009, with the Company and Lion to extend, with respect to Mr. Charney only, the time period applicable to the non-competition and non-solicitation covenants contained in Section 5.27(a) of the Acquisition Agreement from December 12, 2011 to December 31, 2013, provided that such extension period will terminate upon the earliest to occur of the Trigger Events described below.

In connection with the Lion Credit Agreement and the Investment Agreement, Mr. Charney also agreed to extend the lock-up agreement, dated as of December 12, 2007, pursuant to which Mr. Charney agreed not to make certain transfers of the 37,258,065 shares of Common Stock that he received pursuant to the Acquisition Agreement, from December 12, 2010 to December 31, 2013 (the “Extension Period”). However, the Extension Period will terminate upon the earliest to occur of the following events (the “Trigger Events”): (i) (A) Lion and its affiliates beneficially own less than 4 million shares of Common Stock issued or issuable upon exercise of the Lion Warrants and (B) the loans made pursuant to the Lion Credit Agreement have been repaid in full, (ii) Mr. Charney’s employment is terminated by the Company “without cause” or (iii) Mr. Charney terminates his employment with the Company for “good reason” (the terms “without cause” and “good reason” having the respective meanings set forth in his employment agreement, dated as of December 12, 2007, as it may be hereafter amended, supplemented or modified from time to time, between Mr. Charney and the Company). Notwithstanding the foregoing, during the Extension Period, in addition to any other transfers permitted prior to the Extension Period, Mr. Charney will have the right to transfer, in a single transaction or in multiple transactions from time to time, a number of shares of Common Stock otherwise subject to the lock-up agreement not to exceed 25% of the total number of shares of Common Stock in which Mr. Charney has a legal or beneficial interest as of December 12, 2010.

On October 28, 2009, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Charney and Lion, under which the Company and Lion agreed that notwithstanding restrictions on Mr. Charney’s ability to transfer shares of Common Stock that are subject to the Lock-Up Agreement, dated December 12, 2007, executed by Mr. Charney, as extended by the Letter Agreement Re: Extension of Lock-Up Agreement, dated March 13, 2009 (the “Lock-Up Extension Letter”), among Mr. Charney, the Company and Lion, Mr. Charney has the right to pledge his right, title and interest in, to and under, in a single transaction or in multiple transactions, at any time and from time to time, an aggregate of up to five million such shares. The description of the Letter Agreement is qualified in its entirety by reference to the descriptions contained in the Current Report on Form 8-K filed by the Company with the SEC on November 3, 2009, and the documents filed as exhibits to such Current Report.

The Company entered into the Investor Purchase Agreement on April 26, 2011, pursuant to which (i) the Purchasers purchased from the Company approximately 15.8 million shares of Common Stock, at a price of $0.90 per share, for the aggregate cash purchase price of approximately $14.2 million, and (ii) the Purchasers have the right to purchase up to an aggregate of approximately 27.4 million additional shares of Common Stock at a price of $0.90 per share for an aggregate cash purchase price of up to approximately $24.7 million. for a 180-day period after the closing date, in each case subject to certain topping-up and anti-dilution adjustments for additional issuances for cash of Common Stock (or securities exercisable, exchangeable or convertible for Common Stock), prior to the one-year anniversary of the Closing Date, including reduction of the $0.90 per share exercise price to the lowest-issued price for New Issuances made at a price below the $0.90 per share price, subject to some exceptions, as described in the Investor Purchase Agreement.

As a condition to the Purchasers purchasing the Investor Initial Shares, the Purchasers required that Mr. Charney be provided a right to receive up to approximately 38.0 million shares of Common Stock as anti-dilution protection if the market price of the Common Stock meets certain thresholds, on the terms and conditions described in the Charney Purchase Agreement.

Loans from Mr. Charney to the Company; Purchase Agreements with Mr. Charney

At the closing of the acquisition by Endeavor Acquisition Corp. of Old American Apparel and its affiliated companies on December 12, 2007 (the “Acquisition”), the Company converted C$6.0 million owed to Mr. Charney into two loans payable, which mature in December 2012 and bear interest at 6% from December 12, 2007 and are subordinated to Toronto Dominion Bank in connection with the Company’s Canadian-dollar denominated line of credit. As of December 31, 2010, the outstanding loan balance was C$968,300, including C$45,582 of accrued interest (the “Canadian Note”). The Company paid $50,724 of interest on the Canadian Note during the fiscal year ended December 31, 2010.

On December 19, 2008, Mr. Charney loaned the Company $2.5 million in exchange for a promissory note (the “December Note”). On February 10, 2009, Mr. Charney loaned the Company an additional $4.0 million in exchange for a promissory note (the “February Note” and together with the December Note and the Canadian Note, the “Promissory Notes”). The February Note and the December Note were amended and restated in connection with the Lion Credit Agreement and mature in January 2013. The Canadian Note matures in December 2012. The Promissory Notes provide for interest at an annual rate of 6%, payable in kind in the case of the February Note and the December Note. The Promissory Notes were repaid in part in an aggregate amount equal to $3.25 million with a portion of the proceeds of the loans under the Lion Credit Agreement during fiscal year 2009. The largest aggregate amount of principal outstanding during fiscal year 2010 was $3,642,973, including $210,621 of interest. As of December 31, 2010, the outstanding principal balance, including accrued interest, was $3,642,973.

On March 24, 2011, the Company and Mr. Charney entered into a Purchase Agreement (the “March Purchase Agreement”) pursuant to which (i) Mr. Charney purchased from the Company an aggregate of 1,801,802 shares of Common Stock at a price of $1.11 per share, for aggregate cash consideration of approximately $2.0 million (the “Purchased Shares”), and (ii) the accrued Promissory Notes, which as of March 24, 2011 had an aggregate of approximately $4.7 million, including accrued and unpaid interest (to but not including March 24, 2011) outstanding, were canceled in exchange for an issuance by the Company of an aggregate of 4,223,194 shares of Common Stock (the “Note Shares”) at a price of $1.11 per share, with 50% of such Note Shares being issued at closing and the remaining Note Shares issuable to Mr. Charney only if prior to the third anniversary of the closing date (x) the closing sale price of the Common Stock on the NYSE Amex exceeds $3.50 for 30 consecutive trading days or (y) there is a change of control of the Company, as defined in the March Purchase Agreement.

In connection with the Investor Purchase Agreement, the Company also entered into the Charney Purchase Agreement, dated as of April 27, 2011, with Mr. Charney, pursuant to which, subject to receipt of requisite stockholder approval, (i) Mr. Charney agreed to purchase from the Company 777,778 shares of Common Stock at a price of $0.90 per share, for the aggregate cash purchase price of $700,000; (ii) the Company granted to Mr. Charney a right to purchase up to 1,555,556 additional shares of Common Stock for the aggregate cash purchase price of up to $1.4 million on substantially the same terms as the Investor Purchase Right granted to Purchasers in the Investor Purchase Agreement; and (iii) the Company provided Mr. Charney with the Charney Anti-Dilution Provision.

The Charney Anti-Dilution Provision provides that Mr. Charney has a right to receive from the Company, subject to the satisfaction of certain average volume weighted closing price targets, and other terms and conditions set forth in the Charney Purchase Agreement, up to approximately 38.0 million shares of Common Stock comprised of (i) up to approximately 12.7 million shares of Common Stock as anti-dilution protection with respect to the issuance to the Purchasers of the Investor Initial Shares, and (ii) in proportion to the exercise by the Purchasers of the Investor Purchase Right, an additional up to approximately 25.3 million shares of Common Stock as anti-dilution protection with respect to the issuance to the Purchasers of the Investor Purchase Right Shares. Each of the Charney Initial Anti-Dilution Shares and, if applicable, the Charney Purchase Right Anti-Dilution Shares are issuable in three equal installments, one per each measurement period set forth below, subject to meeting the applicable VWAP closing price for 60 consecutive trading days, calculated as set forth in the Charney Purchase Agreement as follows: (i) for the measurement period from April 16, 2012 to and including April 15, 2013, if the VWAP of the Common Stock during a period of 60 consecutive trading days exceeds $3.25 per share; (ii) for the measurement period from but not including April 16, 2013 to and including April 15, 2014, if the VWAP of the Common Stock during a period of 60 consecutive trading days exceeds $4.25 per share; and (iii) for the measurement period from but not including April 16, 2014 to and including April 15, 2015, the VWAP of the Common Stock during a period of 60 consecutive trading days exceeds $5.25 per share.

The description of the March Purchase Agreement and Charney Purchase Agreement is qualified in its entirety by reference to the descriptions contained in the Current Reports on Forms 8-K filed by the Company with the SEC on March 28, 2011 and April 28, 2011, and the documents filed as exhibits to such Current Reports.

Personal Guarantees by Mr. Charney

Dov Charney has personally guaranteed the obligations of American Apparel, aggregating up to $3,574,000 under five property leases.

Lease Agreement Between the Company and an Affiliate of Mr. Charney and Mr. Bailey

In December 2005, Old American Apparel entered into an operating lease, which commenced on November 15, 2006, for its knitting facility with American Central Plaza, LLC. As of the date of this Proxy

Statement, Dov Charney holds an 18.75% ownership interest in American Central Plaza, LLC, while Martin Bailey, the Company’s Chief Manufacturing Officer, holds a 6.25% interest. The remaining members of American Central Plaza, LLC are not affiliated with the Company. The monthly lease payments were $48,000 through February 2008 and increased to approximately $52,000 as of March 2008. The lease expires in November 2011, with a five year extension available at American Apparel’s option.

Payments to Morris Charney

Morris Charney, Dov Charney’s father (“Mr. M. Charney”), currently serves as a director of American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. Day to day operations of these two Canadian subsidiaries are handled by other employees of these subsidiaries, none of whom performs any policy making functions for the Company. Management of American Apparel sets the policies for American Apparel and its subsidiaries as a whole. Mr. M. Charney provided the initial funding for the founding of Old American Apparel in 1998, as well as subsequent additional financing, all remaining amounts of which were repaid during 2007. Mr. M. Charney does not perform any policy making functions for the Company or any of its subsidiaries. Instead, Mr. M. Charney only provides architectural consulting services primarily for stores located in Canada and, in limited cases, in the United States. During 2010 and the current year through the Record Date, Mr. M. Charney was paid architectural consulting fees amounting to $200,000 and $63,521, respectively, for his services.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company’s equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the NYSE Amex. Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all such forms that they file.

Based solely on the Company’s review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 2010, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 2010, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Common Stock, except that in November 2010, Mr. Bailey’s initial Form 3 was filed, and Mr. Casey’s Form 3 was filed one day late.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the stockholders at the Annual Meeting. If other matters are properly presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies as recommended by the Board of Directors or, if no recommendation is given, in their discretion in accordance with their judgment on such matters.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at our 2012 Annual Meeting of Stockholders must be received by us no later than January 21, 2012 in order to be included in the proxy statement and form of proxy relating to that annual meeting. A stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s outstanding Common Stock for at least one year by the date of submission of the proposal, and the stockholder must continue to own such stock through the date of the meeting.

In addition, for a stockholder proposal that is not intended to be included in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders under the Exchange Act, written notice of the proposal, which notice must include the information required by the Bylaws, must be received by the Company’s Secretary not earlier than the close of business on the 90th day prior to the 2012 Annual Meeting of Stockholders and not later than the close of business on the 60th day prior to the 2012 Annual Meeting of Stockholders. If less than 70 days notice or prior public disclosure of the date of next year’s annual meeting is given or made to stockholders, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 under the Exchange Act must be received no later than the close of business on the tenth day following the date on which notice of the date of such annual meeting is mailed to the stockholders or the date on which public disclosure of the date of such annual meeting is made, whichever is first. Furthermore, receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2012 Annual Meeting of Stockholders, because there are other relevant requirements in the SEC’s proxy rules.

For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

May 20, 2011

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Dov Charney

Dov Charney
Chairman of the Board

Annex A

The Amended and Restated Certificate of Incorporation of American Apparel, Inc. is hereby amended by deleting Article FOURTH thereof in its entirety and substituting therefor the following:

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 231,000,000 of which 230,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A-1

Annex B

AMERICAN APPAREL, INC.

2011 OMNIBUS STOCK INCENTIVE PLAN

Section 1. Purpose of Plan

The name of this plan is the American Apparel, Inc. 2011 Omnibus Stock Incentive Plan (the “2011 Plan” or the “Plan”). The purpose of the Plan is to provide an incentive to selected employees, directors, independent contractors, and consultants of the Company or its Affiliates, in order to motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Stock, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing.

On March 31 the Board (defined below) adopted the Plan, as set forth herein, subject to the approval of the stockholders of the Company, and in connection with such adoption, took the following additional actions: the Board amended the Company’s 2007 Performance Equity Plan (the “2007 Plan”) to provide that (A) as of the Effective Date (as defined below) of the Plan, no new awards shall be made under the 2007 Plan, and (B) from and after the Effective Date of the Plan, any and all shares that would otherwise become available for issuance under the terms of the 2007 Plan by reason of the expiration, cancellation, forfeiture or termination of an outstanding award under such plan shall again be available for grant under the 2011 Plan as of the date of such expiration, cancellation, forfeiture or termination.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b)	“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c)	“Award” means any Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Performance Stock, Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(d)	“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(e)	“Bylaws” mean the amended and restated bylaws of the Company, as may be amended and/or restated from time to time.

(f)	“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Cause” shall have the meaning assigned to such term in the most recent individual employment or severance agreement or Award Agreement between the Company and the Participant; provided, however, that if no such agreement exists or the agreement does not define “Cause,” Cause shall mean:

(i) the Participant shall have failed (A) to substantially comply with the rules or policies of general application of the Company or any Subsidiary, or (B) to devote sufficient time and energy to the business and affairs of the Company or any Subsidiary (other than due to death or Disability);

(ii) the Participant’s engagement in illegal conduct or gross misconduct that is injurious to the business or reputation of the Company or any Subsidiary;

(iii) the Participant’s conviction of or plea of guilty or no contest to (A) a felony or (B) a misdemeanor involving dishonesty or moral turpitude;

(iv) the Participant shall have engaged in any fraud, embezzlement, theft or other dishonesty against the Company or any Subsidiary;

(v) the Participant’s repeated acts of insubordination, or failure to execute the Company’s plans and/or strategies; or

(vi) the Participant engages in any act that is intended or may reasonably be expected to harm the reputation, business, prospects or operations of the Company or any Subsidiary.

(i)	“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company, as may be further amended and/or restated from time to time.

(j)	“Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) declaration of a special dividend (including a cash dividend) or other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(k)	“Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i) any Person (other than Dov Charney and any group of which Dov Charney has control and that constitutes a Person as defined herein) is or becomes (other than in connection with a transaction described in Paragraph (iii) below) the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including without limitation a consent solicitation, relating to the election of director of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or

(iii) consummation of a merger or consolidation of the Company or any Subsidiary of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than Dov Charney and any group of which Dov Charney has control and that constitutes a Person as defined herein) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company; or

(v) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred (1) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions, or (2) with respect to any Award subject to Section 409A of the Code, unless the applicable event also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder.

(l)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(m)	“Committee” means any committee the Board may appoint to administer the Plan or a subcommittee thereof. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3 and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(n)	“Common Stock” means the common stock of the Company.

(o)	“Company” means American Apparel, Inc. (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).

(p)	“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(q)	“Deferred Stock” means the right granted pursuant to Section 9 below to receive Shares at the end of a specified deferral period or periods and/or upon attainment of specified performance objectives.

(r)	“Disability” means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(s)	“Effective Date” means the date as of which this Plan is approved by the stockholders of the Company.

(t)	“Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator.

(u)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(v)	“Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the per share price at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

(w)

“Fair Market Value” means, as of any given date, with respect to any Awards granted hereunder: (i) the closing sale price of a share of Common Stock on such date on the national securities exchange on which the Company’s equity securities are principally listed or traded, or, if on such date no trade was conducted, the most recent preceding date on which there was such a trade; (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market; (iii) the fair market value of a share of Common Stock as determined in accordance with a method prescribed in the applicable Award Agreement; or (iv) the fair market value of a share of Common Stock as otherwise determined by the Administrator in the good faith exercise of its discretion and, as required, in compliance with Section 409A of the Code.

(x)	“Free Standing Rights” shall have the meaning as set forth in Section 8 hereof.

(y)	“Incentive Stock Option” or “ISO” means any Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(z)	“Non-Qualified Stock Option” or “NQSO” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(aa)	“Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. An Option may be either an ISO or an NQSO.

(bb)	“Other Cash-Based Award” means a cash Award granted to a Participant under Section 10 hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(cc)	“Other Stock-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares, restricted stock units, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(dd)	“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Stock, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(ee)

“Performance Goals” means the criteria and objectives, determined by the Committee (or its designee, as applicable), that must be met during the applicable performance period as a condition of the Participant’s receipt of payment with respect to an Award. Performance Goals may include any or all (or a specified increase in any or all) of the following: earnings (including, without limitation, gross margin, earnings before taxes (EBT), earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), net earnings, earnings per share, net sales or return on sales, total shareholder return, net revenue per employee, revenue growth, net income (before or after taxes), operating income, return on operating revenue, operating profit, return on capital, return on equity, return on assets or net assets, return on investment, cash flow, working capital, number of stores, comparable-store sales growth, earnings growth, gross revenue or revenue by pre-defined business segment, stock price (absolute or peer-group comparative), ratio of operating expenses to operating revenues, market share, overhead or other expense reduction, inventory targets, growth in stockholder value relative to various indices, including, without limitation, the S&P 500 Index or the Russell 2000 Index, implementation of Company policy, development of long-term business goals or strategic plans for the Company, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures, affiliates or joint ventures or the exercise of specific areas of management responsibility. Such Performance Goals may relate to the performance of a Company, a business unit, product line, or any combination thereof. Performance Goals may also include such objective or subjective personal Performance Goals as the Committee may, from time to time, establish; provided, however, that with respect to any Awards intended to qualify as performance-based compensation for purposes of Section 162(m), the Performance Goals applicable to such Awards shall be objective and objectively determinable within the meaning of Section 162(m) and shall be designed to satisfy all other applicable requirements of Section 162(m). The Committee (or its designee, as applicable) shall have the sole discretion to determine whether, or to what extent, Performance Goals are achieved. Each of the Performance Goals will be determined in accordance with generally accepted accounting principles, as applicable; provided that the Committee will have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, or to take into account other extraordinary items and events, except to the extent that doing so would cause an Award intended to be exempt from Section 162(m) to fail to be exempt.

(ff)	“Performance Stock” means Shares that are subject to restrictions that lapse upon the attainment of specified performance objectives and that are granted pursuant to Section 9 below.

(gg)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(hh)	“Plan” shall have the meaning as set forth in Section 1 hereof.

(ii)	“Related Rights” shall have the meaning as set forth in Section 8 hereof.

(jj)	“Restricted Period” means any such period as may be set by the Administrator commencing on the date of grant of an Award, subject to the provisions of the Plan and the applicable Award Agreement, during which the Participant shall not be permitted to sell, transfer, pledge or assign shares subject to such Award granted under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service with the Company or any of its Affiliates, the Participant’s death or Disability, or the occurrence of a Change in Control.

(kk)	“Restricted Stock” means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period or periods.

(ll)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(mm)	“Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(nn)	“Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(oo)	“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

Section 3. Administration.

(a)

The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule

16b-3. The Plan is intended to comply, and shall be administered in a manner that is intended to comply, with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including any applicable regulations or guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.

(b)	Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(i) to select those Eligible Recipients who shall be Participants;

(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Stock, Other Stock-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Deferred Stock and the conditions under which restrictions applicable to such Restricted Stock or Deferred Stock shall lapse, (ii) the Performance Goals or other performance related objectives and periods applicable to Performance Stock, (iii) the Exercise Price of each Award, (iv) the vesting schedule applicable to each Award, (v) the number of Shares subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards).

(v) to permit a Participant to elect to defer receipt of all or any portion of the cash or shares of Common Stock that are payable under an Award and provide that such deferred amount shall be credited with an interest rate or such other rate of return as shall be specified by the Administrator, all on such terms and conditions as may be established by the Administrator; provided, however, that any such election and deferral shall comply with the requirements of Section 409A of the Code;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Stock or Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(vii) to determine the Fair Market Value;

(viii) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(ix) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(x) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c)

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan.

(a)	Subject to subsection (b) below and Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan is ten million (10,000,000) shares

(b)	To the extent that (x) a Stock Option or Stock Appreciation Right expires or is otherwise terminated without being exercised, (y) any Shares subject to any award of Restricted Stock, Deferred Stock, Performance Stock or Other Stock Based Award granted hereunder are forfeited, or (z) an award issued under the 2007 Plan, expires, or is cancelled, forfeited or terminated and the Shares subject to such Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Performance Stock, Other Stock Based Award or other award are no longer issuable or are returned to the Company, such Shares shall again be available for issuance in connection with future Awards granted under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Deferred Stock or Performance Stock are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c)	To the extent required to comply with the requirements of Section 162(m) of the Code, the aggregate number of Shares subject to Awards (other than Cash-Based Awards) awarded to any one Participant during any calendar year may not, subject to adjustment as provided in Section 5 hereof, exceed one million five hundred thousand (1,500,000) Shares. All Shares may be made subject to Awards of ISOs.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price of Shares subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Stock, Deferred Stock, Performance Stock or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion, provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. No such adjustment shall be made that would cause any Award that is or could be subject to Section 409A of the Code to fail to comply with the requirements of such section, and with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Any Awards with an aggregate Exercise Price or part thereof canceled that is greater than the aggregate Fair Market Value of the shares of Common Stock subject to the Award or part thereof canceled, may be cancelled for no consideration. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. Awards may be granted to Eligible Recipients; provided, however, that ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company or any of its Subsidiaries.

Section 7. Options.

(a)	General. The grant of each Option shall be memorialized in an Award Agreement, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including among other things the Exercise Price of the Option, the term of the Option, provisions regarding exercisability of the Option, and whether the Option granted thereunder is an ISO or an NQSO. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b)	Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any of its Subsidiaries and an Incentive Stock Option is granted to such Participant, the Exercise Price of such Incentive Stock Option (to the extent required at the time of grant by the Code) shall be no less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date such Incentive Stock Option is granted.

(c)	Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any of its Subsidiaries and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the date of grant. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d)	Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e)

Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f)	Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 14 hereof, and the Shares are delivered to the Participant.

(g)	Termination of Employment or Service.

(i) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(g)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(iii) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(h)	Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of a Participant, in the discretion of the Administrator.

(i)	Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Subsidiary of the Company become exercisable for the first time by the Participant during any calendar year exceeds one hundred thousand dollars ($100,000) (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of one hundred thousand dollars ($100,000) shall be treated as Non-Qualified Stock Options.

Section 8. Stock Appreciation Rights.

(a)

General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Subject to Section 409A of the Code, in the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the Exercise Price of the Stock Appreciation Right, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)	Awards; Rights as Stockholder. The grant of each Stock Appreciation Right shall be memorialized in an Award Agreement, containing such terms and conditions as the Administrator shall determine, in its sole discretion. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 14 hereof, and the Shares are delivered to the Participant.

(c)	Exercisability.

(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan; provided, however, that a Related Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Common Stock subject to the Incentive Stock Option exceeds the Exercise Price of such Option.

(d)	Payment Upon Exercise.

(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment.

(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(e)	Termination of Employment or Service.

(i) Unless the applicable Award Agreement provides otherwise, in the event of the termination of employment or service of a Participant with the Company and all Affiliates thereof for any reason other than Cause, Disability, or death, (A) Free Standing Rights granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Free Standing Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 8(e)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Free Standing Right shall be exercisable after the expiration of its term.

(ii) Unless the applicable Award Agreement provides otherwise, in the event of the termination of employment or service of a Participant with the Company and all Affiliates thereof on account of the Disability or death of the Participant, (A) Free Standing Rights granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Free Standing Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Free Standing Right shall be exercisable after the expiration of its term.

(iii) In the event of the termination of a Participant’s employment for Cause, all outstanding Free Standing Rights granted to such Participant shall expire at the commencement of business on the date of such termination.

(iv) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(f)	Term.

(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9. Restricted Stock, Deferred Stock and Performance Stock.

(a)	General. Restricted Stock, Deferred Stock and Performance Stock may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock, Deferred Stock or Performance Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock, Deferred Stock or Performance Stock; the Restricted Period, if any, applicable to awards of Restricted Stock, Deferred Stock or Performance Stock; the Performance Goals and/or other performance related objectives (if any) applicable to awards of Restricted Stock, Deferred Stock or Performance Stock; and all other conditions applicable to awards of Restricted Stock, Deferred Stock and Performance Stock. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock, Deferred Stock or Performance Stock, in accordance with the terms of the grant. The provisions of the Restricted Stock, Deferred Stock or Performance Stock need not be the same with respect to each Participant.

(b)	Awards and Certificates. The grant of each award of Restricted Stock, Deferred Stock or Performance Stock shall be memorialized in an Award Agreement, containing such terms and conditions as the Administrator shall determine, in its sole discretion. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted Restricted Stock or Performance Stock may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Stock or Performance Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that the stock certificates, if any, evidencing Restricted Stock or Performance Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock or Performance Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

With respect to Deferred Stock, at the expiration of the Restricted Period, stock certificates in respect of such Deferred Stock may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Shares covered by the Deferred Stock Award.

Notwithstanding anything in the Plan to the contrary, any Restricted Stock, Deferred Stock (at the expiration of the Restricted Period) or Performance Stock (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

Further, notwithstanding anything in the Plan to the contrary, with respect to Deferred Stock, at the expiration of the Restricted Period, Shares shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c)	Restrictions and Conditions. The Restricted Stock, Deferred Stock and Performance Stock granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code, thereafter:

(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant’s death or Disability; provided, however, that this sentence shall not apply to any Award which is intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(ii) Except as provided in Section 15 or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock or Performance Stock during the Restricted Period. The Participant shall generally not have the rights of a stockholder with respect to Shares subject to Deferred Stock during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Deferred Stock shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the same time as dividends are paid to the Company’s stockholders generally, provided that the Participant is then providing services to the Company or any Affiliate of the Company. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock, Deferred Stock or Performance Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

(iii) The rights of Participants granted Restricted Stock, Deferred Stock or Performance Stock upon termination of employment or service as a director, independent contractor, or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

Section 10. Other Share-Based or Cash-Based Awards.

(a)

The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

(b)	With respect to a Participant that is likely to be a Covered Employee, the maximum value of the aggregate payment that any Participant may receive with respect to Other Cash-Based Awards pursuant to this Section 10 in any calendar year is four million dollars ($4,000,000) and for any performance period in excess of one year, four million dollars ($4,000,000), multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve. To the extent that the Plan is subject to Section 162(m) of the Code, no payment shall be made to a Participant that is likely to be a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish other rules applicable to the Other Stock-Based Awards and the Other Cash-Based Awards, provided, however, that in the event that the Plan is subject to Section 162(m) of the Code, such rules shall be in compliance with Section 162(m) of the Code.

Section 11. Change in Control.

For the purposes of this paragraph, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of the Deferred Stock or other Stock-Based Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 11 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Section 12. Amendment and Termination.

The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, or that without the approval of the Company’s stockholders would, (i) except as provided in Section 5 hereof, increase the total number of Shares, (ii) materially increase benefits provided under the Plan, (iii) materially alter the eligibility provisions of the Plan, or (iv) extend the maximum option term under Section 7(c) hereof. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of Sections 162(m) or 422 of the Code or Rule 16b-3, any rules of the stock exchange on which the Common Stock is traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.

Section 13. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the federal, state and local taxes to be withheld and applied to the tax obligations. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.

Section 15. Transfer of Awards.

Unless otherwise determined by the Administrator or provided in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. Any purported transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares.

Section 16. Continued Employment.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 17. Effective Date; Stockholder Approval.

The Plan was adopted by the Board on March 30, 2011, and shall become effective without further action on the date as of which this Plan is approved by the stockholders of the Company. The grant of any Award hereunder shall be contingent upon stockholder approval of the Plan being obtained within twelve (12) months after the date the Board adopts the Plan.

Section 18. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 19. Section 409A of the Code.

The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). Notwithstanding any provision to the contrary in this Plan, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant unless such Participant’s termination of employment or service constitutes a “separation from service” (as such term is defined in Section 409A of the Code). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code.

Section 20. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 21. Non-Competition.

(a)	If a Participant’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Participant either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any Subsidiary to do business with or render services to the Participant or any business with which the Participant becomes affiliated or to which the Participant renders services or (iii) discloses to anyone outside the Company or uses any confidential information or material of the Company or any Subsidiary in violation of the Company’s policies or any agreement between the Participant and the Company or any Subsidiary, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Shares that was realized or obtained by such Participant at any time during the period beginning on the date that is six months prior to the date such Participant’s employment with the Company is terminated. In such event, Participant agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Participant paid the Company for such Shares.

(b)	The Committee may, if a Participant’s employment with the Company or any Subsidiary is terminated for Cause, annul any Award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Shares that was realized or obtained by such Participant at any time during the period beginning on that date that is six months prior to the date such Participant’s employment with the Company is terminated. In such event, Participant agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Participant paid the Company for such Shares.

American Apparel, Inc.

VOTE BY INTERNET OR TELEPHONE QUICK *** EASY ***IMMEDIATE

As a stockholder of American Apparel, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 20, 2011.

Vote Your Proxy on the Internet: Go to http://www.cstproxy.com/americanapparel/2011 Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

AMERICAN APPAREL, INC.	PROXY	Please mark your votes like this	☒

A MAJORITY OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR, “FOR” ITEMS 2, 3, 4, 6, 7, 8 AND 9, AND A FREQUENCY OF “3 YEARS” FOR ITEM 5.

1. To elect Messrs. Robert Greene and Allan Mayer to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal.	FOR ALL	WITH- HOLD ALL	FOR ALL EXCEPT	3. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock to 230,000,000 shares.

NOMINEES: 01. Robert Greene 02. Allan Mayer	☐	☐	☐	☐ FOR ☐ AGAINST ☐ ABSTAIN

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.				4. Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement. ☐ FOR ☐ AGAINST ☐ ABSTAIN

5. Advisory vote on the frequency of future advisory votes on executive compensation. ☐ 3 YEARS ☐ 2 YEARS ☐ 1 YEAR ☐ ABSTAIN

2. To ratify the appointment of Marcum LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011. ☐ FOR ☐ AGAINST ☐ ABSTAIN				6. To approve the Warrant Exercise Price Reset Proposal. ☐ FOR ☐ AGAINST ☐ ABSTAIN

7. To approve the American Apparel, Inc. 2011 Omnibus Stock Incentive Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN

8. To approve the potential issuance to certain investors of up to 27,443,173 shares of Common Stock upon the exercise of purchase rights under the Investor Purchase Agreement, and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under that agreement.

☐  FOR             ☐  AGAINST            ☐   ABSTAIN

9. To approve the potential issuance to Dov Charney of up to 40,313,316 shares of Common Stock pursuant to the Charney Purchase Agreement, and such additional shares as may be issued pursuant to topping-up and anti-dilution adjustments under that agreement.

☐  FOR             ☐  AGAINST            ☐   ABSTAIN

To change the address on your account, please check the box at right, make changes on the left. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Label Area 4” x 1 1/2”

PRINT AUTHORIZATION    (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:                                      DATE:                     TIME:

Registered Quantity                     Broker Quantity

	UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO SUNGUARD WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS	COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date , 2011.

Note: Please sign exactly as your name(s) appear(s) on this Proxy. All holders must sign. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.